      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1999



                                                      REGISTRATION NO. 333-76135

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              ZAP.COM CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                 NEVADA                                 76-0571159                                  7319
    (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER                        (PRIMARY STANDARD
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)             CLASSIFICATION CODE INCORPORATION)



              100 MERIDIAN CENTRE, SUITE 350                                       AVRAM GLASER
                 ROCHESTER, NEW YORK 14618                             PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      (716) 242-8600                                            ZAP.COM CORPORATION
                                                                          100 MERIDIAN CENTRE, SUITE 350
                                                                             ROCHESTER, NEW YORK 14618
                                                                                  (716) 242-8600
         (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL                (NAME, ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL
     PLACE OF BUSINESS AND TELEPHONE NUMBER, INCLUDING           PLACE OF BUSINESS AND TELEPHONE NUMBER, INCLUDING
  AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)      AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            ------------------------
                                   COPIES TO:

                             GORDON E. FORTH, ESQ.
                  WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP
                            700 CROSSROADS BUILDING
                                TWO STATE STREET
                           ROCHESTER, NEW YORK 14614
                          TELEPHONE NO. (716) 987-2800
                          FACSIMILE NO. (716) 454-3968
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT DATE OR PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.



    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If this Form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                                          PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                 AMOUNT TO BE     PROPOSED MAXIMUM    AGGREGATE OFFERING      AMOUNT OF
          SECURITIES TO BE REGISTERED                REGISTERED       OFFERING PRICE            PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Rights to purchase shares of common stock, par
value $.001 per share(1)........................   13,612,000(2)            --                   --                  --
------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.001 per share(2)......     13,612,000            $8.00            $108,896,000       $30,273(3)(6)
------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.001 per share(4)......     3,000,000              --                   --            $     2(5)(6)
------------------------------------------------------------------------------------------------------------------------------



(1) ZAP.COM is granting at no cost to holders of the outstanding common stock of Zapata Corporation ("Zapata") subscription rights to subscribe for and purchase shares of ZAP.COM's common stock at $8.00 per share.


(2) Represents one share of common stock issuable pursuant to the exercise of each right in respect of the shares of Zapata common stock estimated to be outstanding as of April 12, 1999 (excluding 10,270,384 shares owned by an entity owned by Malcolm Glazer) or to the extent not purchased under such rights pursuant to offers by persons selected by ZAP.COM or its soliciting agent during the rights offering period.


(3) Estimated pursuant to Rule 457(i) under the Securities Act of 1933 solely for purposes of calculating the registration fee.


(4) Based on the maximum number of shares of ZAP.COM common stock issuable in connection with the stock distribution described herein.


(5) Estimated pursuant to Rule 457(f)(2) solely for purposes of calculating the registration statement fee.

(6) Previously paid.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL OR DISTRIBUTE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JULY 2, 1999


PROSPECTUS
--------------------------------------------------------------------------------
[LOGO]
                              ZAP.COM CORPORATION
                       13,612,0000 Shares of Common Stock

                  (13,612,000 Rights to Purchase Common Stock)


                        3,000,000 Shares of Common Stock

--------------------------------------------------------------------------------


ZAP.COM is a development stage company that seeks to build a branded global network of ZAP.COM banners, which will reside on third party web sites. We are a wholly-owned subsidiary of Zapata Corporation (NYSE: ZAP) and are providing this
prospectus to persons who owned shares of Zapata common stock on            ,
1999, at no cost to them, with the following securities:



    - subscription rights to purchase at a cash price of $8.00 per share up to an aggregate of 13,612,000 shares of ZAP.COM common stock, and



    - if necessary as of the closing of the rights offering to meet certain listing requirements of the Nasdaq National Market, an as yet undetermined number of shares of ZAP.COM common stock which will not be less than 150,000 shares nor more than 3,000,000 shares in the aggregate.



                                                                        Estimated Maximum           Proceeds to Us
                                                                           Soliciting               Before Offering
                                            Price to the Public           Agent Fees(1)                Expenses
                                          -----------------------    -----------------------    -----------------------
Subscription Price......................           $8.00                      $0.40                      $7.60
Total Minimum...........................        $1,082,448                     --                     $1,082,448
Total Maximum...........................       $108,896,000                $5,390,678                $103,505,322


---------------

(1) No soliciting agent fees will be paid on shares purchased by Zapata, Malcolm Glazer or Avram Glazer or any entity owned by them.



Prior to the rights offering, neither the rights nor our common stock has been listed on any stock exchange or the Nasdaq NM. We have applied for quotation of our common stock on the Nasdaq NM under the symbol "ZCOM" following the closing of the rights offering. The rights are only transferable to immediate family members of, or entities owned or controlled by the rights holder and, therefore, will not be listed on the Nasdaq NM or a national securities exchange.



The rights will expire at 5:00 p.m., Eastern Standard Time, on            ,
1999, unless extended or terminated by us in our sole discretion. In no event
shall we extend the rights offering past            , 1999. All proceeds from
exercised rights will be held in escrow by American Stock Transfer & Trust Company pending the termination or closing of the rights offering.



In order for our common stock to be more widely held, Malcolm Glazer, who controls approximately 44% of Zapata's outstanding common stock, and Avram Glazer have committed to exercise only 135,306 rights for an aggregate subscription price of $1,082,448. Thus, only 135,306 of the rights covered by this prospectus will be distributed to the Glazers and entities owned by them. See "The Offering -- Exercise of Rights by the Glazers."



INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11.


Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is            , 1999.

                               TABLE OF CONTENTS


Prospectus Summary....................    6
Risk Factors..........................   11
Special Note Regarding Forward-
  Looking Statements..................
The Offering..........................   29
Use of Proceeds.......................   38
Dividend Policy.......................   38
Dilution..............................   39
Capitalization........................   40
Selected Financial Data...............   42
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   43
Business..............................   47
Management............................   60
Executive Compensation................   62
Certain Relationships and Related
  Party Transactions..................   65
Security Ownership of ZAP.COM.........   69
Description of Securities.............   70
Shares Eligible for Future Sale.......   77
Federal Income Tax Consequences.......   78
Experts...............................   80
Legal Matters.........................   80
Available Information.................   81
Index to Financial Statements.........  F-1


                            ------------------------


     Our principal executive offices are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618, and our telephone number is (716) 242-8600. Our World Wide Web site is www.zap.com. The information in the Web site is not incorporated by reference into this prospectus. In this prospectus, the terms "ZAP.COM," "we," "us" and "our" refer to ZAP.COM Corporation, a Nevada corporation.



     You should rely only on the information contained in this prospectus, the related registration statement and any documents incorporated by reference into the registration statement. ZAP.COM has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. ZAP.COM is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.



     ZAP.COM, ZAP.COM Network, ZAP.COM -- The Next Network and Ultrabanner are some of our trademarks. Each other trademark, trade name or service mark of any other company appearing in this prospectus is the property of its holder.

                             QUESTIONS AND ANSWERS


                            CONCERNING THE OFFERING



WHY IS ZAP.COM ENGAGING IN THE RIGHTS OFFERING AND POSSIBLY THE STOCK DISTRIBUTION?



     The rights offering is essentially ZAP.COM's initial public offering. The rights offering is different than a traditional offering in that it is initially directed only to Zapata stockholders and thereafter to other persons selected by us for the first 350,000 unsubscribed shares and by our soliciting agent with respect to any additional unsubscribed shares. The primary purpose of the offering is to obtain additional capital, create a public market for our common stock and facilitate future access to public markets.



     We believe that the rights offering has an advantage over a traditional initial public offering because it gives us the opportunity to offer our common stock to investors who we believe, as Zapata stockholders, already have some interest in an Internet business. In addition, the rights offering and if made, the stock distribution should benefit Zapata stockholders by:



     - allowing our business, with its own unique market opportunity and risk/reward profile, to be evaluated by investors independently of Zapata's other traditional businesses, including its marine protein business and food packaging business, which should increase our financial flexibility in the capital markets;



     - enabling Zapata stockholders to increase or decrease their level of direct investment in us by acquiring our common stock initially in the rights offering and, thereafter, in the open market and/or selling any of our common stock distributed to them;



     - allowing Zapata and us to pursue different operating strategies, given our different business environments and competitive market conditions; and



     - permitting Zapata to benefit from increases, if any, in the market value of its retained equity interest in us.



WHAT IS A RIGHT?



     A right is an offer by us to sell shares of our common stock to the person holding the right. When you "exercise" the right, that means that you choose to purchase the shares of ZAP.COM common stock that the right entitles you to purchase.



HOW MANY SHARES MAY I PURCHASE?



     Each right carries a basic subscription privilege and an over-subscription privilege. The basic subscription privilege entitles the right holder to purchase one share of our common stock for each share of Zapata common stock he owns on that date. Thus, if you owned 500 shares of Zapata common stock on
            , 1999, you will receive rights with basic subscription privileges entitling you to purchase 500 shares of ZAP.COM common stock.



     Each right also carries an over-subscription privilege. The over-subscription privilege entitles the right holder, if he exercises his basic subscription privilege in full, to buy additional shares of our common stock at $8.00 per share by indicating the number of additional shares he would like to purchase on the attached subscription certificate. If sufficient shares of our common stock are available, we will honor the over-subscription privileges in full. If rights holders request to make additional purchases of more than the number of shares of common stock available to satisfy fully all over-subscription requests, then the shares of common stock available from unsubscribed shares available under the rights immediately prior to the close of the rights offering will be pro-rated among those rights holders who exercise their rights in full and elect to purchase additional shares of common stock. In some cases, this may mean that the total shares of common stock that a rights holder will be able to purchase will be fewer additional shares than he requests on his subscription certificate.



HOW DID WE ARRIVE AT THE $8.00 PER SHARE SUBSCRIPTION PRICE?



     In determining the price per share during the rights offering, our board did not employ any valuation formula or obtain an independent valuation of our assets or business. Rather, our board considered our business potential and prospects and our status as a development stage company. As a result, this price bears no relation to book value, earnings, assets or other generally accepted valuation criteria for corporations. We believe that any valuation of ZAP.COM, given its early stage of development, is highly speculative. The actual value or resale value of our common stock may be significantly higher or lower than the purchase price.



HOW DO I EXERCISE MY RIGHTS?



     To exercise your rights, you must properly complete the attached subscription certificate and forward it by mail, hand or over-night express mail courier to the address appearing on page 30 together with proper payment on or
prior to 5:00 p.m., EST, on             , 1999 (or following guaranteed delivery
procedures). If the mail is used to forward subscription certificates, it is recommended that insured, registered mail be used.



WHAT SHOULD I DO IF I WANT TO PARTICIPATE IN THE RIGHTS OFFERING, BUT MY ZAPATA COMMON STOCK IS HELD IN THE NAME OF A BROKER OR THROUGH OTHERS?



     If your Zapata common stock is held with a broker, dealer, commercial bank, trust company or other nominee, or you hold it personally and would prefer to have such institutions effect transactions relating to the rights on your behalf, you should contact the appropriate institution or nominee and request it to effect the transactions for you. You should be aware that brokers or other nominee holders may establish deadlines for receiving instructions from beneficial holders significantly in advance of the date which we have established for the expiration of the rights.



AFTER I EXERCISE MY RIGHTS, CAN I CHANGE MY MIND?



     No. Once you send in your subscription certificate and payment, you cannot revoke the exercise of your rights even if you later learn information about us that you consider to be unfavorable. You should not exercise your rights unless you are certain that you wish to purchase our common stock.



HOW LONG WILL THE RIGHTS OFFERING LAST?



     You will be able to exercise your rights until 5:00 p.m., EST, on
            , 1999 unless extended by us. If you do not exercise your rights prior to then, they will expire and be null and void. We may, in our discretion,
decide to extend the rights offering until             , 1999. In addition, if
the commencement of the rights offering is delayed, the expiration date will be similarly extended. We will issue a press release announcing any extensions.



WILL I BE CHARGED A SALES COMMISSION OR A FEE IF I EXERCISE MY RIGHTS?



     No. We will not charge a brokerage commission or a fee to rights holders for exercising their rights. However, if you exercise your rights through a broker or nominee, you will be responsible for any fees charged by your broker or nominee.

WHEN WILL I RECEIVE MY NEW SHARES?



     If you purchase shares of our common stock in the rights offering or if Zapata distributes shares of our common stock to you in order to meet Nasdaq NM listing requirements, we will send you certificates representing those shares as soon as practicable after the expiration of the rights.



WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING MY RIGHTS OR RECEIVING SHARES IN A STOCK DISTRIBUTION?



     To the extent that Zapata has sufficient current or accumulated earnings and profits, you will generally recognize dividend income in an amount equal to the fair market value, if any, of the rights and any ZAP.COM common stock distributed to you together with any cash distributed in lieu of fractional shares. If Zapata's earnings and profits is not sufficient, then depending on the adjusted tax basis in your Zapata common stock, the rights and, if applicable, stock distributed to you will result in a return of capital, capital gain or a combination of these to the extent of the fair market value of the distributed securities and any cash distributed in lieu of a fractional share. Because of the predominately factual nature of determining the fair market value, if any, of the rights being distributed and the stock which may be distributed, we cannot guarantee you the precise amount of dividend income, returned capital or capital gain, you will recognize upon the receipt of these securities. You should consult your own tax advisor concerning your own tax situations and the tax consequences of the rights offering and stock distribution.



CAN I TRANSFER MY RIGHTS?



     No. The rights are not transferrable, except to your immediate family members or to entities beneficially owned and controlled by you. Therefore, the rights may not be transferred or sold to anyone else.



IF THE RIGHTS OFFERING IS NOT COMPLETED, WILL MY SUBSCRIPTION PAYMENT BE REFUNDED TO ME?



     Yes. The subscription agent will hold all funds it receives in escrow until completion or termination of the rights offering, whichever occurs first. If the rights offering is not completed, the subscription agent will return promptly, without interest, all subscription payments.



WHO CAN I TALK TO IF I HAVE MORE QUESTIONS?



     We have appointed Georgeson & Company, Inc. as our information agent for the rights offering. If you have any questions about the rights offering, including questions about subscription procedures, or if you would like additional copies of this prospectus or other documents, please call (800) 223-2064. Banks and brokers should call collect at (212) 440-9800.

                               PROSPECTUS SUMMARY


     You should read the following summary together with the more detailed information appearing elsewhere in this prospectus. Except as otherwise noted, all information in this prospectus assumes: (1) the adoption and filing by ZAP.COM of Restated Articles of Incorporation and the adoption by ZAP.COM of Restated By-Laws described in this prospectus; (2) the effectiveness of a 50,000-for-one share split of ZAP.COM common stock and Zapata's capital contribution of $50,000 to meet stated capital requirements; and (3) that Zapata will have 23,887,078 shares of common stock outstanding on the record date for the rights distribution and, if made, the stock distribution, of which 10,395,384 shares will continue to be held by an entity owned by Malcolm Glazer.



                              BUSINESS OF ZAP.COM



     Zapata Corporation (NYSE: ZAP) founded our company, ZAP.COM Corporation, in April 1998 to create and operate a leading Internet network with global market reach. We plan to pursue this goal by building the ZAP.COM Network, which will be a network of banners owned by us and displayed throughout Web sites owned and operated by third parties. Our goal is to make the ZAP.COM Network a leading advertising and e-commerce platform.



     To date, our operations have consisted exclusively of organizational activities, research and analysis with respect to Internet industry opportunities and the exploration of certain strategic relationships. As of the date of this prospectus, we do not have any significant assets or a network in place and we have not formally entered into any strategic relationships nor generated any revenues. Therefore, to a significant extent, the description of our business in this prospectus is based on a business model and relates mostly to activities in the planning and early execution stages.



     We believe that advertisers and e-commerce companies face significant challenges to realizing the potential of the Internet due to the fact that there are millions of Web sites, the breadth of content available on the Web and the costs of transacting individually with a number of smaller, but desirable sites in order to reach a larger on-line audience. In addition, many Web sites do not maintain the special analytical tools or the technology necessary to meet the needs of advertisers and e-commerce companies. Web site publishers face equally daunting challenges in capitalizing on the economic opportunities presented by the Web. In particular, many Web site publishers who are too small or lack brand name value to justify an internal sales force or to attract the attention of a media representative firm find it difficult to sell advertising or to establish e-commerce relationships.



     ZAP.COM believes that the business model which it plans to employ will address the challenges faced by advertisers, e-commerce companies and Web site publishers in a unique and effective manner. The business model involves the acquisition by ZAP.COM of rights to space on a third party Web site, while the site's publisher retains the right to all other aspects of its Web site. We believe that this network structure will provide us with a significant competitive advantage by combining the benefits of a potentially large and wide reaching company-owned network with the individual creative talents of the participating Web site publishers. We further believe that this unique network structure will be attractive to Web site publishers because of their ability to receive a direct economic benefit while retaining ownership and control of all aspects of their Web site not involving the ZAP.COM banner and because of the potential for enhancing the traffic to their sites as a result of belonging to the network.



     To implement the business model which will be the basis for our business, we plan to:



     - build the ZAP.COM Network,



     - build multiple revenue opportunities for the network,



     - establish and build brand loyalty,



     - develop strategic relationships, and

     - create a superior economic model.



     We plan to compensate Web site publishers for joining our network and granting to us the perpetual right to display banners throughout their Web sites. We anticipate using cash, common stock or other securities to fund these payments. We do not know whether Web site publishes who are potential ZAP.COM Network participants will be willing to accept our common stock. Since we do not have an existing business, we believe that Web site publishers will be more willing to accept our common stock after we become a publicly traded company and if a trading market develops for our stock. ZAP.COM's ability to use cash to fund payments to Web site publishers will depend upon the success of the rights offering. We cannot guarantee either that a market will develop in our stock or that the rights offering will raise a sufficient amount of cash to establish and fund the growth of the ZAP.COM Network to the extent necessary to commence sales or make ZAP.COM viable.



     In the future, we may also acquire or establish strategic relationships with Internet service organizations capable of enhancing our Internet resources, electronic commerce companies and traditional companies which have attractive electronic commerce opportunities, such as broadcasting, media, entertainment and communications companies. As of the date of this prospectus, we do not have any specific plans, proposals, arrangements or understandings with any Web site publisher or any one else for any acquisition, investment or similar transaction. At any given time, however, we may be in discussions or negotiations regarding these opportunities.



     We plan for our business to be supported by a systems platform that is provided and maintained by third parties. We also expect to rely on third parties for facilities and hardware management and for sales representation. We expect to enter into contracts for these services with several third parties shortly following the closing of the rights offering. As of the date of this prospectus, however, we have not entered into any formal relationships for any of these services and there is no assurance that the Company will be able to do so or to do so on commercially reasonable terms.


                                  RISK FACTORS


     We will be operating in a new industry and our business and this offering involves a high degree of risk. The principal risks are described under "Risk Factors." Among these are the following:



     - we have no operating history which makes it difficult to evaluate our business and prospects.



     - we face many risks in establishing a new business enterprise in Web advertising and e-commerce markets, which are new and rapidly evolving.



     - the business model to be used by us and its potential for profit is unproven.



     - we have no present source of revenues and to generate revenues, we will need to grow our network, which we cannot guarantee will occur.



     - we anticipate incurring significant losses for the foreseeable future.



     - many of our competitors have substantially greater financial, technical and marketing resources and experience, longer operating histories, greater name recognition, established and significant customer bases and broader product and service offerings than we do.



     - the exercise price for the rights was determined on an arbitrary basis.

                    RELATIONSHIP BETWEEN ZAPATA AND ZAP.COM


FORMATION AND FUNDING BY ZAPATA



     Zapata formed our company in April 1998 under the laws of the State of Nevada. Our original name was Zap Internetwork Corporation. We changed our name in April 1999 to ZAP.COM Corporation.



     Our authorized capital consists of 150,000,000 shares of preferred stock and 1,500,000,000 shares of common stock. Our authorized preferred stock consists of 10,000 shares which have been designated as Series A preferred stock and 100,000 shares which have been designated as Series B preferred stock. See "Description of Securities." Each share of our Series A preferred stock is entitled to 50,000 votes per share and each share of our common stock is entitled to one vote per share. Our Series A preferred stock and common stock vote as a single class on almost all matters presented to stockholders for consideration. Series B preferred shares do not have voting rights except on matters that relate solely to the rights of the Series B preferred shares.



     Simultaneously with the closing of the rights offering, Zapata will contribute to ZAP.COM $8,000,000 to fund start-up costs and anticipated operating losses and for general corporate purposes. In exchange for this investment we will issue to Zapata 10,000 shares of our Series A preferred stock and 70,000 shares of our Series B preferred stock.



     Immediately following the closing of the rights offering, Zapata will continue to control our management and policies and substantially all matters submitted to our stockholders for consideration, including the election of directors and all proposals for merger, liquidation, sale of substantially all of our assets and charter amendments. The Series A preferred stock held by Zapata will allow Zapata to retain its ability to control the vote on almost all stockholder votes until our outstanding common stock totals more than 500,000,000 shares, without taking into account any shares of common stock which Zapata may hold.



     Following the rights offering, officers of Zapata will become officers of ZAP.COM. In addition, Avram Glazer is a director of both corporations.


WORD AND CHARGED WEBZINES


     In April 1998, Zapata acquired from ICON CMT (k/n/a Qwest Communications International Corporation) the operating assets of two on-line Web based magazines, Word and Charged. Word publishes an eclectic mix of essays, new fiction, visual art, photographs, underground comics, animation, video, sound and music, weekly columns, quirky humor, contests, games and online conversation. Charged focuses on the Generation X audience interested in action sports and extreme leisure and targets the biking, surfing, skating and snowboarding crowd.



     Effective upon the closing of the rights offering, all of Zapata's employees who operate the Word and Charged webzines and otherwise perform Internet-related services will become employees of ZAP.COM. The Word and Charged webzines and all other Zapata Web sites will continue to be operated after the rights offering by substantially the same employees. Word, Charged and any other Web sites acquired by Zapata will participate in the ZAP.COM Network. In addition, effective upon the closing of the rights offering, Zapata will assign to our wholly-owned subsidiary, Word Media Corporation, all of its rights to Pixeltime which is a proprietary Java-based drawing system and a related license agreement with Dr. Pepper/Seven-Up Inc. We intend to license this software and other intellectual property rights back to Zapata for use by its Word and Charged webzines.

CONTRACTUAL ARRANGEMENTS


     Immediately, prior to the closing of the rights offering, ZAP.COM will enter into a Consulting Agreement with American Internetwork Sports Company, LLC to provide ZAP.COM with corporate, business and marketing advice on sports related aspects of ZAP.COM's business. In exchange for these services, ZAP.COM will issue to American Internetwork Sports, a Warrant Agreement which provides for warrants to purchase in the aggregate up to 2,000,000 shares of ZAP.COM common stock at an exercise price of $8.00 per share. These Warrants will become exercisable on a cumulative basis in equal one-third amounts on each of the first three anniversary dates of the closing of the rights offering, subject to acceleration upon the occurrence of specified events. American Internetwork Sports is owned and controlled by Avram Glazer's siblings. Please see "Certain Relationships and Related Party Transactions -- American Internetwork Sports Company, LLC".



     Prior to the closing of the rights offering, we will enter into a services agreement with Zapata under which Zapata will provides us with general administrative services and we will provide Zapata with technical, creative and design services and Web-based administrative services and webzines. The services agreement provides that each party will bill the other one for services based on an estimated cost basis. The services agreement may be terminated on 120 days notice from either party. We will also enter into a investment and distribution agreement, tax sharing and indemnity agreement and registration rights agreement with Zapata. All of these agreements will become effective upon completion of the rights offering. For a description of these agreements please see "Certain Relationships and Related Party Transactions -- Zapata Corporation."



                                  THE OFFERING



Description of the Rights
Offering......................   Each holder of shares of Zapata common stock on
                                           , 1999 will receive one right for
                                 every share of Zapata common stock owned on that date. Each right will carry a basic subscription priviledge which entitles the holder to purchase one share of ZAP.COM common stock. In addition each rights holder who fully exercises his basic subscription priviledge will be entitled to exercise an over subscription priviledge for the purchase of additional shares of ZAP.COM common stock to the extent other rights holders do not exercise their rights, subject to pro ration in the event there are insufficient shares available to satisfy all over-subscription priviledges which are exercised. We will be offering up
                                 13,612,000 shares in the aggregate.



Subscription Price............   The subscription price per share of ZAP.COM
                                 common stock will be $8.00 per share.



Exercise Period...............   The rights will only be exercisable from the
                                 period beginning on           , 1999 and ending
                                 on           , 1999, at 5:00 p.m., Eastern
                                 Standard Time, unless extended by us, in our
                                 sole discretion. In no event will we extend the
                                 exercise period beyond 5:00 p.m., Eastern
                                 Standard Time,           , 1999.



How Rights Will be
Evidenced.....................   Each holder will receive a certificate
                                 representing his rights.

Purchase of Unsubscribed
Shares........................   In the event that not all of the rights are
                                 exercised during the rights offering, we will offer up to 350,000 of the unsubscribed shares to persons selected by us who may or may not have a relationship with ZAP.COM or Zapata. In addition, any soliciting agent we engage may offer all other unsubscribed shares to persons selected by it. Such offers may only be made during the rights offering and accepted by us subject to shares being available as of the close of the rights offering. All offers of unsubscribed shares will be made at a price of $8.00 per share.



Number of Shares of Common
  Stock Offered in the
  Offering....................   13,612,000 shares of ZAP.COM common stock will
                                 be offered in the rights offering.



Number of Shares of Common
  Stock to be Outstanding
  After the Offering..........   Immediately following this offering, depending
                                 on the number of shares purchased, we will have outstanding between 50,000,000 and 63,612,000 common shares. Immediately prior to the closing of the rights offering, we will also have reserved 8,000,000 shares of common stock for the grant of options and other awards under our 1999 Long-Term Incentive Plan and Non-Employee
                                 Directors Plan, of which we will have
                                 outstanding options for the purchase of 755,000 shares in the aggregate at an exercise price of $5.00 per share. Because the number of shares available for awards under these plans cannot exceed in the aggregate 16% of our outstanding common stock, future issuance of shares in the rights offering or otherwise will increase the number of shares reserved for awards under these plans. Immediately prior to the closing of the rights offering, we will also have reserved 2,000,000 shares for warrants with an exercise price of $8.00 per share.



Restricted Transferability of
Rights........................   The rights are not transferable except to
                                 immediate family members of, and entities owned or controlled by the rights holder. Therefore, the rights may not be purchased or sold.



Use of Proceeds...............   Fund development of the ZAP.COM Network and
                                 anticipated operating losses and for other general corporate purposes.



Stock Distribution............   If necessary as of the closing of the rights
                                 offering to meet listing requirements of the Nasdaq National Market, we will distribute an as yet undetermined number of shares of ZAP.COM common stock which will not be less than 150,000 shares nor more than 3,000,000 shares in the aggregate.



Nasdaq Stock Market Symbol....   ZAP.COM has applied to the Nasdaq National
                                 Market to have its common stock traded under the symbol "ZCOM."

                                  RISK FACTORS


     Before you invest in shares of our common stock or if you otherwise receive ownership of our common stock, you should be aware that an investment in our common stock involves a high degree of risk. The principal risks are described below. We urge you to carefully consider these risk factors together with all of the other information included in this prospectus, including our financial statements and the notes thereto, before you decide to purchase our common stock or you make an investment decision with respect to any of our common stock that you receive as part of the stock distribution if it is made. Our business, prospects, operating results and financial condition could be adversely affected by any of the following risks. Further, the trading price of our common stock could decline due to any of these risks, and you could loose all or part of your investment.



OUR LACK OF AN OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS


     We were founded in April 1998. To date, our activities have consisted only of organizational activities, research and analysis with respect to Internet industry opportunities and the exploration of certain strategic relationships. As of the date of this prospectus, we do not have our network established or any formal strategic relationships, nor do we have any assets or operating history upon which an evaluation may be made of our business and its prospects.


WE FACE MANY RISKS IN ESTABLISHING A NEW BUSINESS ENTERPRISE



     As a recently formed company, we face all of the risks associated with establishing a new business enterprise in the Internet industry. In addition, our revenue model is evolving and is expected to rely substantially upon the use of our network by advertisers, direct marketers and merchants either by themselves or in a strategic relationship with us. Our prospects must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as the Internet using unproven business models. To address some of these risks we must successfully:



     - develop and formalize strategic relationships with third parties for services in areas critical to the successful execution of the business model we plan to use, including organizations that have sales, software, hardware, Web site traffic measurement and technical and Internet industry expertise;



     - attract, retain and motivate qualified personnel;



     - build and maintain the ZAP.COM Network by attracting Web site publishers to participate in the network;



     - market the ZAP.COM Network to potential customers, including advertisers, direct marketers and merchants and others;



     - manage the expansion of our operations; and



     - anticipate and adapt to changes in our market and competitive developments.



     Our failure to successfully address any of these risks or any of the other risks described in this prospectus present significant obstacles to our ability to achieve and sustain profitability.



WE HAVE NO PRESENT SOURCE OF REVENUES; TO GENERATE REVENUES, WE WILL NEED TO GROW OUR NETWORK AND WE CANNOT GUARANTEE THAT THIS WILL OCCUR



     We do not presently have any source of revenue. Our ability to generate revenues will depend on our ability to contract with Web sites publishers to participate in the ZAP.COM Network and to select sites that offer content which is attractive to potential customers. We do not expect to generate any revenues from the ZAP.COM Network until it has grown to a size which is attractive to potential advertising customers and e-commerce partners. We have no present plans, proposals, arrangements or understandings with any Web site publishers to join our network. Further, we have not confirmed the interests of Web site publishers in the ZAP.COM Network and, therefore, we cannot assure you that Web site publishers will want to participate in our network. Please see "Business -- Web Site Publisher Recruiting." If we are unable to attract a sufficient number of Web site publishers to our network to commence sales, it would adversely effect our ability to generate revenues and would impede our growth. Further, we cannot assure you that our network will ever achieve the size necessary to attract customers or e-commerce partners, or, if we do, that we will ever achieve sufficient revenues to become profitable. Even if we do attract a sufficient number of Web site publishers, we cannot assure you that we will be able to integrate these Web sites into our network without substantial costs, delays or other problems. We also may not be able to anticipate all of the changing demands that successive admissions of Web sites to our network will impose on our management personnel, operational and management information systems and financial systems or those of Zapata with whom we have a services agreement. Please see "Business -- Web Site Publishers" and "Management's Discussion and Analysis of Financial Condition and Results of Operation."



WE ANTICIPATE INCURRING SIGNIFICANT LOSSES FOR THE FORESEEABLE FUTURE



     We anticipate that, for the foreseeable future, we will incur substantial operating losses and negative operating cash flow as we execute the business model for our business and obtain and integrate the necessary technology, systems and supporting infrastructure, increase the number of Web sites participating in our network and develop our brand name. We also anticipate significant charges arising from the consideration we plan to pay Web site publishers who join the ZAP.COM Network. As a result, we will need to generate significant revenues to achieve and maintain profitability, which cannot be assured. Please see "Risk Factors -- We Have No Present Source of Revenue; to Generate Revenues We Will Need to Grow Our Network and We Cannot Guarantee That This Will Occur" and "Management's Discussion and Analysis of Financial Condition and Results of Operation."



THE BUSINESS MODEL TO BE USED BY ZAP.COM AND ITS POTENTIAL FOR PROFIT IS
UNPROVEN



     Our business is based on an unproven model. As a result, the profit potential for the business model is also unproven. Even if our network is successfully developed, our success will largely depend on our ability to generate and substantially increase advertising and e-commerce related revenues. We cannot assure you that the market for our services will develop or that demand for our services will develop or become sustainable. Either of these situations could have a material adverse effect on our ability to generate revenues and would impede our growth. In addition, as the business model evolves, we may introduce new pricing models and new products and services which may adversely affect our margins, significantly increase our operating expenses and adversely affect our operating cash flow. Even if we do achieve profitability, we cannot assure you that we can sustain or increase profitability on a quarterly or annual basis in the future.



WE WILL ONLY BE ABLE TO EXECUTE OUR BUSINESS PLAN IF INTERNET USAGE GROWS



     Our future success is highly dependent on an increase in the use of the Internet as a medium for commercial activities, including advertising, direct marketing, for-fee content delivery and other commerce. The Internet market is at a very early stage of development, is rapidly evolving and is characterized by an increasing number of entrants that are introducing or developing competing products and services. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the Internet market is new and evolving, we cannot predict with any assurance the market's size, growth rate or durability.

     Most of our potential network customers will have only limited experience with the Web as a commercial medium and may not find it to be an effective way to carry-on business. Consequently, they may allocate only limited portions of their budget to Internet based advertising and transactions. Our ability to generate revenues will depend on these potential customers accepting and utilizing the Internet's new and novel emerging method of conducting business and exchanging information.



WE ARE IN THE PROCESS OF DESIGNING THE UNIQUE BANNER WE PLAN TO USE, AND IT MAY BE DIFFICULT TO FINALIZE DEVELOPMENT OF THE BANNER.



     Our main product will initially be our unique banner. We plan for the banner to display a variety of content in various forms of media. Please see "Business -- Products and Services" for more information. The ZAP.COM banner is currently being developed, although a functional prototype has been created. The timing and success of the final version of the banner is unpredictable due to the uncertainty of several design parameters associated with the internet, including bandwidth requirements and browser compatibility . We cannot guarantee that the development of the unique banner that we plan to use can be successfully completed, finalized and introduced or that it will achieve significant market acceptance. In addition, the final version of the unique banner may contain undetected errors when first introduced which could result in additional expense to us and also result in a loss or delay of market acceptance of the banner. Any of these events would adversely affect our ability to generate and grow revenues and could result in additional expenses being incurred which may not be recovered.



IF BANNERS BECOME AN INEFFECTIVE METHOD FOR DELIVERING INTERNET PROGRAMMING, OUR BUSINESS AND REVENUES WILL SUFFER



     Banners, from which we expect to derive substantially all of our revenues, may not be an effective Internet method in the future. There are currently no widely accepted standards to measure the effectiveness of Internet banners and we cannot be sure that such standards will develop to sufficiently support the use of banners as a significant medium for delivery of advertising, e-commerce opportunities and other information. Potential ZAP.COM Network customers may not accept our or third party measurements of impressions on ZAP.COM Network and such measurements may contain errors. This could adversely affect our business and our ability to generate revenues. Even if new methods of measuring effectiveness are developed, we may not be able to take advantage of them. Moreover, inexpensive "filter" software programs that limit or prevent banners from being delivered to a user's computer are currently available. The widespread adoption of this software or the actual or perceived ineffectiveness of a network of banners in general, could threaten the commercial viability of our business and limit our long-term growth.



WE MAY FAIL TO MEET MARKET EXPECTATIONS BECAUSE OF FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE



     The lack of an operating history makes it difficult for us to assess the impact of seasonal factors of our business. We expect, however, that after establishing our network, our revenues and operating results will fluctuate significantly quarter to quarter in the future due to a number of factors, some of which are beyond our control. These factors include:



     - the addition of new or loss of network customers or the addition or loss of Web sites from the ZAP.COM Network;



     - the price paid to Web site publishers for joining the ZAP.COM Network and related costs;



     - user traffic levels and the number of impressions on Web sites that participate in the ZAP.COM Network;

     - demand for advertising on the ZAP.COM Network by future customers and the success of any e-commerce opportunities we enter into for the ZAP.COM Network;


     - seasonal fluctuations in revenue;

     - changes in the growth rate of Internet usage;


     - changes in our pricing policies or those of our competitors for different uses of the ZAP.COM Network;



     - the commitment of budgets for businesses to Internet advertising and use;



     - the mix of revenues from different uses of the ZAP.COM Network by our future customers and e-commerce partners;



     - the timing and amount of costs relating to building our network and expanding our operations, including infrastructure technology and business systems, brand development and personal hiring and training;


     - the introduction of new solutions by us or our competitors; and

     - general economic and market conditions.


     Due to all of these factors you should not rely on quarter-to-quarter comparisons of our revenues and operating results as an indication of future performance. In addition, due to the absence of any operating history and our unproven business model, we cannot predict future revenues or operating results accurately. It is likely that in some future periods our revenues and operating results may be below the expectations of public market analysts and investors and this would almost certainly affect the trading price of our common stock. Please see "Management's Discussion of Analysis of Financial Condition and Results of Operation".



A DECLINE IN THE TRAFFIC OR LOSS OF WEB SITES PARTICIPATING IN OUR NETWORK COULD RESULT IN REDUCED REVENUES



     Our near-term and long-term prospects will be significantly dependent upon the performance of the Web sites who join the ZAP.COM Network, including the quality of their content or other offerings and the level of traffic on their sites. Management's assessment of a particular Web site candidate for our network may not prove to be correct. Additionally, we will have no control over these factors and our ability to generate revenues and grow would be significantly impeded by declines in the quality or traffic levels of participating Web sites or if one or more material Web sites discontinues its business or becomes bankrupt or insolvent.



     Each Web site publisher who joins the ZAP.COM Network will enter into a contract with us providing for a perpetual right to display our banner throughout its Web sites. In the event that a Web site publisher participating in our network breaches its contract at any time and denies us access to its Web sites, our remedy will be to pursue a court order for specific performance. A court, however, may find that money damages are adequate and refuse to issue such an order despite the irreparable harm that we believe will occur. If either a Web site publisher whose site is material to the network or a material number of Web sites participating in the network engage in such conduct and the presiding courts refuse to specifically enforce the participants' contracts with us, we might be unable to honor obligations to our customers and our ability to generate revenues and grow would be significantly impeded.



OUR DATABASE MAY CONTAIN INACCURACIES THAT COULD REDUCE THE VALUE OF OUR INFORMATION



     The effectiveness of programming on our network will be largely dependent upon the accuracy of profile information contained in the databases we assemble and use to target banner programming on our network. This data will be collected from those Web site publishers participating in our network and, therefore, the quality of this data will be dependent on these publishers. Thus, we cannot be certain that the information which will be developed for our database will be accurate or that network customers will be willing to have banner programming targeted by any database containing such potential inaccuracies. This could adversely affect our ability to secure or continue customer relationships which could adversely affect our ability to generate and grow revenues. Please see "Business -- Intellectual Property".



WE WILL RELY ALMOST EXCLUSIVELY ON THIRD PARTY TECHNOLOGY AND SERVICE PROVIDERS THAT WE DO NOT CONTROL



     In order to create the ZAP.COM Network, we must develop and acquire the supporting infrastructure. For example, we do not have direct connection access to the Internet, but instead we expect to rely on an Internet service provider who is engaged in the business of providing connectivity for its customers to the Internet. We will also rely on a variety of technology that will be licensed from or provided by third parties. For example, to address the complex task of distributing programming to banners on our network, managing banner space and measuring traffic on and collecting data from the ZAP.COM Network we have selected NetGravity and its software platform. In addition, we have selected Qwest Communications International Corp. to be our primary vendor for hardware and Internet hosting services. As of the date of this prospectus, we have not entered into formal agreements with NetGravity or Qwest Communications. To the extent that we are unable to reach formal agreements with either NetGravity or Qwest Communications, or material difficulties are encountered in bringing their systems on-line, we will need to acquire an alternative solution from third party service providers or vendors. Our loss of, or inability to maintain or obtain upgrades to the technology licenses or hardware solutions deployed in our operating infrastructure by us or third parties could result in delays, which would adversely effect our ability to operate our network. This would cause our business and operating results to suffer until equivalent technology and hardware solutions could be identified and implemented. If we are unable to maintain satisfactory relationships with third parties who provide services or products necessary to operate our network on acceptable commercial terms, or the quality of products and services provided by these third parties falls below a satisfactory standard, we could experience a disruption in the delivery of programming to our network, which could have a negative impact on our network and, hence, our business and operating results. A failure to complete the development of our infrastructure or to do so without substantial delay or cost will have a material adverse impact on our ability to generate revenue.



     We also expect to rely on third-party service providers for a number of operational aspects critical to our business plan. These providers include experienced media representation agencies, Web site traffic measurement firms, home page content providers and others. We currently do not have any of these arrangements in place and we cannot assure you that we will be able to secure these arrangements, directly or indirectly. If we fail to secure the necessary arrangements, or to do so in a timely manner and on commercially reasonable terms, it will have a material adverse effect on our ability to commence sales efforts and to generate revenues. The termination of any of these relationships in the future after they have been established could have the same effect and could impair our relationships with customers and have a negative impact on our revenues. Further, if any of the third-parties change their terms or terminate their relationships, we may need to incur additional costs to replace such service providers and to bring the new service providers up-to-date with our then current operations. Please see "Business -- Operating Infrastructure and Technology Platform," and "-- Sales, Marketing and Customer Service".



THE FAILURE OF COMPUTER SYSTEMS USED BY US OR THIRD PARTIES COULD HARM OUR OPERATIONS AND REVENUES



     The continuing and uninterrupted performance of computer systems used by us, third parties performing services for us and ZAP.COM Network participants is critical to our success.

Customers may become dissatisfied by any system failures that interrupt our ability to deliver programming over our network accurately to the targeted audience and without significant delay to the viewer. Sustained or repeated system failure would reduce the attractiveness of our solutions to our customers. Slower response time or significant disruptions may also result from straining the capacity of the software used in our network or the hardware connected to our network due to an increase in the volume of programming delivered to our network. If these circumstances arise, our efforts to rectify the situation may result in significant additional expenses. To the extent that any capacity constraints or system failures are not adequately addressed, it would adversely effect the delivery of programming to our network, the number of banner views received by our customers and our revenues. In addition, our operations and the performance of our network could be adversely affected.



     Similar to all computer and communication systems, systems used in our business could be damaged by earthquake, fire, floods, power loss, telecommunications failures, break-ins and like events. In addition, interruptions in our network programming could result from the failure of our telecommunications providers to provide the necessary data communications capacity in the time frame we require. Despite precautions we have taken, unanticipated problems affecting systems supporting our network may at some point in the future cause interruptions in the delivery of programming to our network. Despite security measures, our servers are also vulnerable to computer viruses, physical or electronic break-ins and other disruptive problems, which could lead to interruptions, delays, loss of data or cessation in service to our network. We do not presently have redundant systems or a formal disaster recovery plan. We do not now and will not for the foreseeable future maintain business interruption insurance. Any system failure that causes interruption or an increase in download time of banners to Web sites could delay programming to the ZAP.COM Network and, if sustained or repeated, could reduce the attractiveness of the network to customers.



WE EXPECT TO INCUR SIGNIFICANT EXPENSES FOR COMPENSATION PAID TO WEB SITE PUBLISHERS FOR PARTICIPATING IN OUR NETWORK



     We expect to incur significant charges for the consideration we plan to pay Web site publishers for joining and participating in the ZAP.COM Network. To the extent we pay this consideration in shares of our common stock, we will account for it at fair value on the date of issuance. We expect to amortize these charges over a period of three years or less and that the reduction in net income resulting from these charges will have a material and adverse impact on earnings.



IF WE ARE UNABLE TO RAISE THE NECESSARY CAPITAL IN THE FUTURE, WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL NEEDS



     If an orderly trading market does not develop in or develops and is not maintained in our common stock, Web site publishers who are potential ZAP.COM Network participants may be unwilling to accept our common stock as all or part of the payment due them for joining and participating in the ZAP.COM Network. In such event, we will be required to use our cash resources to initiate and possibly maintain the growth of our network. If all of the offered shares are purchased, then we will receive proceeds of approximately $103,505,322 after deducting anticipated soliciting agent fees, but prior to any offering expenses; however, if no shares are purchased other than by the Glazers, our gross proceeds will be approximately $1,082,448. In addition to the proceeds from the offering, we will receive $8,000,000 of gross proceeds from Zapata's investment. Regardless of how many shares are purchased in the offering, we expect to incur approximately $850,000 offering expenses. If Web site publishers are unwilling to accept our common stock as payment for joining the ZAP.COM Network and if only a limited number of rights are exercised as of the closing of the rights offering, our limited cash resources will significantly and adversely effect our ability to establish and grow our network unless we obtain additional capital through debt or equity financing.



     Any time following the first anniversary of the rights offering closing, Zapata may require ZAP.COM to repurchase up to $7,000,000 of its Series B preferred stock if a cash balance, cash flow, market capitalization or secondary offering test is met. Please see "Description of Securities -- Series B Preferred Stock". Depending upon ZAP.COM's financial condition at such time, the repurchase payments could severely impair ZAP.COM's ability to raise additional capital.



     Following the rights offering, Zapata will not have an obligation to contribute additional funds to us. Although we are not prohibited from raising additional capital by any of the arrangements between Zapata and us, Zapata's rights as the sole holder of our Series A preferred stock may make it difficult for us to raise additional capital in the future or to raise capital on terms favorable to us. In particular, potential investors may be unwilling to invest in ZAP.COM due to Zapata's voting control of ZAP.COM and the 35% minimum common equity position in ZAP.COM afforded to Zapata as the sole holder of our Series A preferred stock. Zapata's voting control may make our common stock unattractive because it makes it more difficult for a third party to acquire us even if a change of control could benefit our stockholders by providing them with a premium over the then current market price of their shares. The 35% minimum equity position may be unattractive because it may in the future cause a greater dilution to the outstanding common stock held by our stockholders other than Zapata. This will occur if the ZAP.COM common stock held by Zapata is diluted below 35% of ZAP.COM's common stock as a result of new common stock issuances by us. As a result, the market value, liquidity of our common stock and our ability to issue additional common stock may be adversely affected.



OUR BRAND MAY NOT ACHIEVE THE BROAD RECOGNITION NECESSARY TO SUCCEED AND BUILDING BRAND IDENTITY IS LIKELY TO BE EXPENSIVE



     We believe that quality recognition and perception of the ZAP.COM brand is vital to our success. Development and continued awareness of our brands will depend largely on our success in establishing and maintaining a position as a leading Internet business that operates a high quality network which is valuable to both potential customers, such as advertisers and e-commerce partners, and Web site publishers who are potential ZAP.COM Network participants. We cannot assure you that we will be able to establish and maintain such a position. In order to promote and maintain our brands, we expect to incur significant expenses. In addition, the development of our brand names depends, to a significant degree, on the protection of our trademarks and trade names, which cannot be assured. Please see "Risk Factors -- Our Intellectual Property Rights May Be Difficult to Protect". If our brand enhancement strategy is unsuccessful, these expenses may never be recovered and we may be unable to realize significant revenue and our ability to succeed will be seriously impeded.



OUR INTELLECTUAL PROPERTY RIGHTS MAY BE DIFFICULT TO PROTECT



     We protect our proprietary rights through a combination of patent, copyright, trade secret and trademark law. A provisional patent application has been filed in the United States Patent and Trademark office that is directed at three different aspects of the business processes we plan to employ in our business. A provisional patent application is a type of application under which a patent will not issue, but which will provide a priority date for a regular patent application that is filed within a one year period following the filing of the provisional patent application. We also currently have pending in the United States Patent and Trademark Office applications for the registration of the "ZAP.COM," "ZAP.COM Network," "ZAP.COM -- THE NEXT NETWORK," and the "UltraBanner" trademarks/service marks. In addition, in the future we intend to file additional applications with the United States Patent and Trademark Office, and where appropriate, in foreign jurisdictions, to attempt to register trademarks/service marks that we adopt. We also generally enter into confidentiality agreements with our employees, consultants and corporate partners to control access to, and distribution of, proprietary information.



     We cannot assure you that a patent will ever be issued on the pending application or that our pending trademark applications will be approved. Further, we can not assure you that if issued or approved, the patent or registered marks will not be successfully challenged by others or invalidated through administrative process or litigation. We also do not know if the pending or future applications will be issued with the scope of the claims sought.



     If a patent is issued on the pending application, it is possible that:



     - if there are variations in the application of the business model claimed in the patent to the products and services we offer in the future, the patent, if issued, may not be effective in preventing one or more third parties from utilizing a copycat business model to offer the same product or service in one or more categories; and



     - a competitor may develop and utilize a business model that appears similar to the system described in the final patent application, but which has sufficient distinctions that it does not fall within the scope of any patent which may arise from such application.



     We plan to collect and utilize data derived from user activity on the ZAP.COM Network and the Web sites participating in our network. We plan to use this data for ad targeting and delivery of other programming on and predicting performance of our network. We cannot assure you that any trade secret, copyright or other protection will be available to protect such information.



     The validity, enforceability and scope of protection of proprietary rights in Internet-related industries is uncertain and still evolving. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as they do in the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors and third parties may infringe or misappropriate our proprietary rights.



     In addition, infringement claims may be asserted against us by third parties. We expect to be subject to claims in the ordinary course of our business, including claims of unfair competition, dilution or alleged infringement of the trademark/service marks and other intellectual property rights of third parties by us, the Web site publishers participating in the ZAP.COM Network or strategic partners. For example, Zapata and an affiliated entity were named in a trademark infringement and dilution action last year for use of the "ZAP" mark. Please see "Business -- Intellectual Property." Further, because patent applications in the United States are not publicly disclosed until the patent is issued, application may have been filed which relate to our proposed services. Infringement claims and any resulting litigation could subject us to significant liability for damages and could result in the invalidation of our proprietary rights. In addition, even if we prevail, such litigation could be time consuming and expensive to defend, and could result in the diversion of our time and attention. Any claims or litigation from third parties may also result in limitations on our ability to use the trademarks/service marks and other intellectual property subject to such claims or litigations unless we enter into arrangements with the third parties responsible for such claims or litigations which may be unavailable on commercially reasonable terms.


     In addition, inasmuch as we expect to license a substantial portion of our content from third parties, our exposure to copyright infringement actions, trademark/service mark infringement actions and dilution actions may increase because we must rely upon such third parties for information as to the origin and ownership of such licensed content. We plan to obtain appropriate representations and indemnities to cover such issues; however, we cannot assure you that the representations will be accurate or the indemnities sufficient to compensate for the breach of any such representations.

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


IT MAY BE DIFFICULT TO PROTECT OUR DOMAIN NAMES AND ASSOCIATED GOODWILL



     Domain names are Internet addresses for accessing Web sites that are registered with Network Solutions, Inc. We are the registered holders of approximately 50 Internet domain names, though sites exist only for five of the domain names. Third parties may submit false registration data to Network Solutions, Inc. attempting to transfer key domain names to their control. Third parties have challenged our rights to use some of our domain names, and we expect that they will continue to do so. We cannot guarantee you that third parties will not be successful in having transferred to them, or challenging our right to use, domain names which we have registered.



     There is also a possibility of the enactment of laws and/or regulations regarding domain names which could have an adverse effect on our registered domain names. Further, regulatory bodies could make changes to the existing registration system for domain names. Therefore, our domain names may lose their value, or we may have to obtain entirely new domain names in addition to or in lieu of our registered domain names if reform efforts result in a restructuring in the current system. Therefore, we could lose our domain names or be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names, trademarks/service marks and other proprietary rights.



WE MAY HAVE DIFFICULTY INTEGRATING BUSINESSES INVOLVING OR GENERATING ACCEPTABLE RETURNS FROM FUTURE ACQUISITIONS OR INVESTMENTS



     We may in the future make selective acquisitions or strategic investments in complementary businesses, products, services or technologies. If we buy a company, we could have difficulty in integrating and assimilating that company's operations, technologies, products and personnel. In addition, the key personnel of the acquired company may decide not to work for us, leaving us without any experience in a new market. These difficulties could disrupt our ongoing business and distract our management and employees. We may not successfully overcome these and other problems encountered in connection with potential acquisitions or strategic investments. In addition, an acquisition could materially impair our operating results by diluting our stockholders' equity, causing us to incur additional debt or requiring us to amortize acquisition expenses and acquired assets.



WE MAY BE UNABLE TO MANAGE OUR GROWTH EFFECTIVELY WHICH COULD CAUSE OUR BUSINESS AND OPERATING RESULTS TO SUFFER



     To meet our growth strategy, our operations must rapidly and significantly expand. This growth will place a substantial strain on our limited management, operational and financial resources and systems. To integrate all Web sites participating in our network and to manage the growth of our operations will require the development and implementation of our operational and financial systems, procedures and controls and training, managing and expansion of our employee base. Our management will also be required to establish and maintain relationships with customers, Web site publishers participating in the ZAP.COM Network and strategic partners and to maintain control over our strategic direction in a rapidly changing environment. We cannot provide any assurance that we will be able to effectively manage the expansion of our operations or that the systems we develop and implement or procedures or controls that we adopt will be adequate to support the rapid execution necessary to fully exploit the market opportunity we have identified. If we do not manage our control effectively, our business and operating results will suffer.



OUR MANAGEMENT DOES NOT HAVE EXPERIENCE IN ACQUIRING, BUILDING OR MANAGING AN INTERNET NETWORK

     Our senior management's only experience in managing an Internet related business has been their oversight of the Zapata's Word and Charged Webzines. They have not had any previous experience managing a network based Internet company. We cannot guarantee you that our management will be able to effectively implement the business model on which our business will be based. To address this, we expect to add key personnel in the near future. Competition for personnel with Internet experience is intense due to the competitive nature of the job market. If we do not succeed in attracting new employees with the appropriate experience and skills or retaining and motivating our current and future employees, our business could suffer significantly. Please see "Management".



INTERNATIONAL EXPANSION MAY IMPOSE ADDITIONAL COSTS ON US THAT WE MAY NOT BE ABLE TO RECOVER


     We may pursue in the future international operations and international sales and marketing efforts. International operations are subject to inherent risks, including:

     - changes in regulatory requirements;

     - reduced protection for intellectual property rights in some countries;

     - potentially adverse tax consequences;

     - general import/export restrictions relating to encryption technology and/or privacy;

     - difficulties and costs of staffing and managing foreign operations;

     - political and economic instability either domestically or internationally;

     - fluctuations in currency exchange rates; and

     - seasonal reductions in business activity during the Summer months in Europe and certain other parts of the world.


Each of these risks may impose additional costs on our business which we may not be able to recover.



MANY OF OUR COMPETITORS HAVE SUBSTANTIALLY GREATER RESOURCES, LONGER OPERATING HISTORIES, ESTABLISHED CUSTOMER BASES AND BROADER PRODUCT OFFERINGS



     Our business is, and we believe will continue to be, intensely competitive. Our initial competitors include DoubleClick, 24/7 Media and other Internet advertising networks and providers of advertising inventory management products and services. Other competitors include such large and established companies as Microsoft, America Online, @Home, Yahoo!, Excite, Disney (which owns the GO Network) and Lycos. We also compete for advertisers with other Internet publishers as well as traditional media such as television, radio, print and outdoor advertising.



     We expect our competition to be intense and to continue to increase because there are no substantial barriers to entry. The level of competition is also likely to increase as current competitors increase the sophistication of their offerings and as new participants enter the market. In the future, as we expand our service offerings, we expect to encounter increased competition in the development and delivery of our services. In addition, new technologies and the expansion of existing technologies may increase competitive pressures on us. Increased competition is likely to put downward pressure on pricing and gross margins. Further, many of our existing and potential competitors have substantially greater financial, technical and marketing resources than we do, longer operating histories, greater name recognition, established customer bases and broader product and service offerings than we do. As a result, we may be unable to secure and grow a customer base which would adversely affect our ability to generate and grow revenues. Please see "Business -- Competition".

OUR COMPUTER SYSTEMS, AND THE SYSTEMS OF OTHERS WE DEPEND ON, MAY NOT OPERATE PROPERLY BECAUSE OF THE YEAR 2000 PROBLEMS


     Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with such Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance issues. Additionally, the Internet could face service disruptions arising from the Year 2000 problem.


     We are taking actions to ensure that external suppliers and service providers who we engage use systems that will be able to support our needs and, where necessary, interoperate with hardware and software infrastructure that we are acquiring in preparation for the Year 2000. We do not anticipate that any such external suppliers or service providers will experience Year 2000 problems which may result in unanticipated material costs to us. In addition, the ZAP.COM Network site participants may also be impacted by Year 2000 complications. Any failure by our network participants to make their sites Year 2000 compliant could disrupt delivery of programming to the participant and the participant's operation of its sites. If a material number of participants in our network experience such trouble, it could effect our ability to deliver programming to our network which could adversely affect our ability to fulfill obligations to customers and to generate revenues. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Year 2000".



     ZAP.COM has not yet developed a contingency plan to address situations that may result if it is unable to achieve Year 2000 compliance. The cost of developing and implementing such a plan, if necessary, could be material. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Year 2000".



IF THE WEB INFRASTRUCTURE WERE TO FAIL, WE WOULD NOT BE ABLE TO DELIVER PROGRAMMING TO OUR NETWORK



     Our future success substantially depends, among other things, upon the continued expansion and maintenance of the Web infrastructure as a reliable network backbone on which we can transmit programming to our network. This requires the necessary speed, capacity and security, and timely development of enabling products such as high speed modems, for providing reliable Web access and services. We can provide no assurance that the Web infrastructure will continue to be able to support the growing demands placed upon it as the Web continues to grow in terms of the number of users, the frequency of users and the increased bandwidth requirements such that the performance or reliability of the Web will not be adversely affected by these demands. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity or due to increased governmental regulation. Changes in, or insufficient availability of, telecommunications services to support the Internet could also result in slower response times and adversely affect usage of the Web and the effectiveness of our network. In fact, the Web has experienced a variety of outages and other delays due to damage to a portion of its Web infrastructure. Any future outages or delays could adversely impact the Web sites participating in the ZAP.COM Network. Any such outages or any other failure of the Internet infrastructure to effectively support the expected growth in the Web, could delay the growth of the Internet and adversely affect our revenues and cause us to incur additional operating expenses.



ON-LINE SECURITY BREACHES COULD HARM OUR REPUTATION, OUR ABILITY TO PURSUE E-COMMERCE OPPORTUNITIES AND EXPOSE US TO LIABILITY

     A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. As we establish e-commerce relationships, we plan to rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information over our network. It is possible that advances in computer capabilities, new discoveries or other developments will result in a compromise or breach of the algorithms that we select for this purpose. This could have a material adverse effect on our business, including our reputation, and our ability to secure and continue e-commerce relationships.



     We may be required to expend significant capital and other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. The public's concern over the security of Internet transactions and the privacy of users may also inhibit the growth of the Web, especially as a means of conducting commercial transactions. To the extent that our activities or those of third party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability. We can provide no assurance that our security measures will prevent security breaches or that failure to prevent such security breaches will not significantly limit our ability to pursue e-commerce opportunities or expose us to third party liability.



IF WE ARE NOT ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE, OUR SERVICE WILL BECOME LESS DESIRABLE



     The Internet industry and its markets for commercial activities are characterized by rapidly changing customer and user requirements, frequent new service or product announcements, introductions and enhancements and evolving industry standards and practices. In addition, these market characteristics are heightened by the apparent need of companies from many industries to offer Internet-based products and services. As a result, our future success will depend on our ability to adopt to rapidly changing technologies, to adapt our service offerings to evolving industry standards and to continually improve the performance, features and reliability of our services in response to competitive service offerings and the evolving demands of the marketplace on a timely and cost-effective basis. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our services or infrastructure. We cannot assure you that we will be successful in using new technologies effectively or adapting the ZAP.COM Network to customers, network site participants or emerging industry standards. If we are unable to adapt in a timely manner in response to changing market conditions or customer requirements, our services may become less desirable, which could adversely affect our ability to generate and grow revenues.



REGULATORY AND LEGAL UNCERTAINTIES COULD INCREASE OUR COSTS AND DECREASE THE DEMAND FOR OUR SERVICES



     Although there are currently few laws or regulations that specifically regulate activity on the Internet, the number of these laws and regulations is increasing. A number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, pricing, taxation and quality of products and services.



     Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. The extent to which existing laws relating to issues such as property ownership, pornography, libel and personal privacy are applicable to the Internet is uncertain. Some foreign governments, such as Germany, have enforced laws and regulations related to content distributed over the Internet that are more strict than those currently in place in the United States. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for ZAP.COM's service, increase ZAP.COM's cost of doing business or otherwise have a material adverse effect on our business and operating results. Please see "Business -- Government Regulation and Legal Uncertainties".



THE EXERCISE OF YOUR RIGHTS IS IRREVOCABLE



     Once you exercise your rights, you may not revoke the exercise. You will not receive interest on your subscription funds delivered to our subscription agent upon the exercise of your rights pending delivery of certificates for your shares and the return of any funds not applied to the purchase of such shares.



THE EXERCISE PRICE FOR THE RIGHTS WAS DETERMINED ON AN ARBITRARY BASIS



     The exercise price for the rights was determined by our board of directors and is not based on an independent valuation of our business or our assets or other recognized criteria of investment value, such as book value, cash flow, earnings or financial condition. The exercise price, therefore, does not indicate that our common stock has a value or can be resold. Further, we cannot assure you that if a trading market develops in our common stock, that the stock will trade at prices in excess of the subscription price at any time after the date of this prospectus. Please see "The Rights Offering -- Determination of Exercise Price."



IT IS DIFFICULT TO PREDICT WHETHER A MARKET FOR OUR STOCK WILL DEVELOP, AND THE MARKET PRICE OF OUR STOCK WILL LIKELY BE VOLATILE



     Prior to the closing of the rights offering and, if applicable, the stock distribution, you could not purchase ZAP.COM common stock publicly. We have applied for quotation of the ZAP.COM common stock on the Nasdaq NM. We cannot assure you, however, that this listing will be obtained. If our common stock is not approved for quotation on the Nasdaq NM following the closing of the rights offering, trading of our common stock will be conducted on an electronic bulletin board established for securities that do not meet the Nasdaq listing requirements or in what is commonly referred to as the "pink sheets." If this occurs, an investor may find it more difficult to dispose of, or obtain accurate quotations as to the price of our common stock.



     We cannot assure you that investors will develop an interest in the rights or our common stock so that a trading market develops or, if a trading market does develop, how active that trading market will be or whether it will be sustained. A number of specific factors that may affect the price and liquidity of our securities, include:


     - actual or anticipated fluctuations in our quarterly operating results;

     - operating results that vary from expectations as to our future financial performance or changes in financial estimates for us by securities analysts and investors;

     - announcements of technological innovations or new services by us or our competitors;


     - announcements by us or our competitors of significant contracts, acquisitions, strategic relationships, joint ventures, capital commitments, the results of the rights offering and the status size of our network;


     - announcements by third parties of significant claims or proceedings against us;

     - future sales or issuances of equity by us;

     - change in the status of our intellectual property rights; and

     - the operating and stock price performance of other comparable companies.

     In addition, our common stock may be followed by few, if any, market analysts and there may be few institutions acting as market makers for our securities. Either of these factors could adversely affect the liquidity and trading price of our stock. Also, the stock market in general has experienced extreme price and volume volatility that has especially affected the market prices of securities of many Internet-related companies. Stock prices for Internet-related companies are often influenced by rapidly changing perceptions about the future of the Internet or the results of other Internet or technology companies, rather than specific developments relating to the issuer of that particular stock. If our stock price is volatile, a securities class action may be brought against us. Class action litigation could result in substantial costs and divert our management's attention and resources.



ZAPATA'S CONTROL AND THE PRESENCE OF INTERLOCKING DIRECTORS AND OFFICERS AFTER THIS OFFERING WILL CREATE POTENTIAL CONFLICTS OF INTEREST AND COULD PREVENT A CHANGE OF CONTROL



     Our Series A preferred stock and common stock generally vote as one class on all matters presented to stockholders for consideration. On each stockholder vote, our common stock is entitled to one vote and each share of Series A preferred stock is entitled to 50,000 votes. Prior to the closing of the rights offering, we will issue all of our authorized Series A preferred stock to Zapata, assuring that Zapata will have voting control of ZAP.COM. As a result, Zapata's directors and officers will be able to control the outcome of substantially all matters submitted to the stockholders for approval, including the election of directors and any proposed merger, liquidation, transfer or encumbrance of a substantial portion of its assets, or amendment to our charter to change our authorized capitalization or otherwise. Based solely on the number of Series A preferred stock shares that will be held by Zapata immediately following the closing the rights offering and without taking into account any common stock which Zapata may hold, Zapata will be entitled to retain its ability to control the vote on almost all stockholder votes until ZAP.COM has more than 500,000,000 shares of its common stock outstanding. This concentration of ownership may also have the effect of delaying or preventing a change in control of ZAP.COM even if it would be beneficial to our stockholders. Please see "Security Ownership of ZAP.COM".



     In addition, our executive officers also are directors, officers or employees of Zapata and, in most cases, either own, or hold an option to purchase, equity securities of Zapata. In addition, Malcolm Glazer, who is the father of our President and Chief Executive Officer, Avram Glazer, controls and beneficially owns approximately 44% of Zapata's outstanding common stock. As a result, these executive officers have inherent conflicts of interest when making decisions related to transactions between us and Zapata. Zapata's ability to control matters listed above together with the potential conflicts of interest of certain of our executive officers and our initial director could adversely affect the trading price and liquidity of our common stock. These factors could limit the price that certain investors might be willing to pay for our common stock in the future.



     In addition, those persons serving as both our officers and key employees and those of Zapata have not committed to devote any specific percentage of his business time to us. The competing claims upon each officer's time and energies could divert his attention from our affairs, placing additional demands on our resources. The efforts of all or any of these individuals may not be sufficient to meet both our needs and those of Zapata. If we were deprived of access to certain key members of our management team, or other personnel, or loss access to such services altogether, our business, prospects, results of operations and financial condition could be materially adversely affected. Please see "Certain Relationships and Related Party Transactions" for more information.



     In contemplation of the rights offering and stock distribution, we will be entering into certain agreements with Zapata, including the distribution agreement, the tax sharing and indemnity agreement, the services agreement and the registration rights agreement for the purpose of defining our on-going relationship with Zapata following the rights offering and, if made, the stock distribution. We cannot assure you that the terms of these agreements, or the related transactions, will be effected on terms at least as favorable to us as could have been obtained from unaffiliated third parties.



WE HAVE LIABILITIES AS A MEMBER OF ZAPATA'S CONSOLIDATED TAX GROUP



     We have been and expect to continue to be following the closing of the rights offering for the foreseeable future, a member of Zapata's consolidated tax group under federal income tax law until the ZAP.COM securities held by Zapata do not constitute either 80% of the voting power or the market value of ZAP.COM's outstanding stock. Each member of a consolidated group for federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Similar rules may apply under state income tax laws. Although we intend to enter into a tax sharing and indemnity agreement with Zapata prior to the consummation of the rights offering, if Zapata or members of its consolidated tax group (other than us and our subsidiaries) fail to pay tax liabilities arising prior to the time that we are no longer a member of Zapata's consolidated tax group, we could be required to make payments in respect of these tax liabilities and such payments could materially adversely affect our financial condition. Please see "Certain Relationships and Related Transactions -- Tax Sharing and Indemnity Agreement."



INVESTORS DO NOT KNOW THE IDENTITY OF A MAJORITY OF THE PERSONS WHO WILL SERVE AS DIRECTORS



     We currently have one director, Avram Glazer, who is also an officer and director of Zapata and the President and Chief Executive Officer of ZAP.COM. Mr. Glazer expects to propose the expansion of the board to five directors and to add additional persons, some of whom will be unaffiliated with Zapata, to fill these new vacancies on the board of directors. Therefore, investors do not know the identity of all the persons who will serve on our board and be responsible for our affairs.



OUR MANAGEMENT HAS BROAD DISCRETION OVER USE OF PROCEEDS FROM THIS OFFERING



     All of the net proceeds of the offering and Zapata's $8,000,000 investment will be available to fund development of the ZAP.COM Network and operating losses and for general corporate purposes. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds to be received upon completion of the rights offering. Accordingly, our management will have broad discretion in the application of the net proceeds. The failure of management to apply such funds effectively could impede our ability to generate and grow our revenues and grow our business. Please see "Use of Proceeds."



BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR COMMON STOCK WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEIR SHARES



     We have paid no dividends on our common stock and we cannot assure you that we will achieve sufficient earnings to pay cash dividends on our common stock in the near future. Further, we intend to retain any future earnings to fund the development and expansion of our operations. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, holders of our common stock will not be able to receive a return on their shares unless they sell them. Please see "Dividends."

THE ANTI-TAKEOVER PROVISIONS IN OUR CORPORATE DOCUMENTS MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK



     If Zapata were ever to lose voting control over us, certain provisions of our charter and by-laws could make it more difficult for a third party to gain control of us. This would be true even if a change in control might be beneficial to our stockholders. This could adversely affect the market price of our common stock. These provisions include:



     - the elimination of the right to act by written consent by stockholders other than Zapata so long as it holds a controlling interest in us;



     - the elimination of the right to call special meetings of the stockholders by stockholders other than Zapata so long as it holds a controlling interest in us;



     - the creation of a staggered board of directors after our board increases to three or more directors; and



     - the ability of the board of directors to designate and issue preferred stock without stockholder consent.



Please see "Description of Securities -- Antitakeover Effects of Nevada Law, Charter and By-Law provisions" for more information.



A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK WILL BE ELIGIBLE FOR SALE INTO THE MARKET IN THE FUTURE, AND THIS COULD DEPRESS OUR STOCK PRICE



     Sales of a substantial number of shares of our common stock after the rights offering and if made, the stock distribution could cause the market price of our common stock to decline. After the rights offering, we will have between 50,000,000 and 63,612,000 shares of our common stock outstanding. In addition, our 1999 Long-Term Incentive Plan and 1999 Non-Employee Directors Plan permit up to 14.5% and 1.5%, respectively, of the aggregate number of shares of common stock outstanding from time to time be reserved for issuance under these plans. Thus, immediately prior to the close of the rights offering we will have reserved 7,250,000 and 750,000 shares, respectively, for issuance under these plans. Future issuances of common stock in the rights offering, in acquisitions or otherwise will result in an increase in the number of awards available to be made under these plans. As of the close of the rights offering, we will also have reserved 2,000,000 common shares for issuance pursuant to a warrant which will be issued to American Internetwork Sports Company, LLC. All of the shares of common stock to be sold in the rights offering or issued in the stock distribution if it is made, will be freely tradable without restriction or further registration under the federal securities laws unless acquired by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933. All of the shares acquired by "affiliates" will be "restricted securities" under the Securities Act subject to restrictions on timing, manner and volume of sales of such shares.



     Following consummation of the rights offering, Zapata will hold between 47,000,000 and 50,000,000 shares of ZAP.COM stock. These shares will be available for resale, subject to compliance with Rule 144 and subject to a contractual restriction on transfer in public sales for one year following the rights offering. In addition, immediately prior to the closing of the rights offering, ZAP.COM will enter into a registration rights agreement with Zapata which will grant to Zapata registration rights with respect to shares of ZAP.COM common stock that its holds. These registration rights will effectively allow Zapata to sell all of its shares of common stock approximately one year after the closing of the rights offering and to participate as a selling stockholder, subject to limitations, in future public offerings by ZAP.COM.



     The Warrant to be issued to American Internetwork Sports generally vests over three years, subject to acceleration upon the occurrence of certain events. See Certain Relationships and Related Party Transactions -- American Internetwork Sports Company, LLC. All of the shares issued to American Internetwork Sports under its warrants, will be available for resale, subject to compliance with Rule 144. Further, immediately prior to the closing of the rights offering, ZAP.COM will enter into a registration rights agreement with American Internetwork Sports which will grant to it registration rights with respect to its shares. These registration rights will effectively allow American Internetwork Sports to sell all of its shares of common stock following the purchase of the shares and to participate as a selling stockholder, subject to limitations, in future public offerings by ZAP.COM.



     In addition, following the consummation of the rights offering, we also intend to file a registration statement on Form S-8 under the Securities Act covering the shares reserved for issuance under the 1999 Incentive Plan and a separate registration statement on Form S-8 covering the shares reserved for issuance under the 1999 Directors Plan. These registration statements will automatically become effective upon filing.



     We are also likely to issue large amounts of additional common stock in the future in connection with payments made to Web site publishers for joining and participating in the ZAP.COM Network or in other acquisitions. These shares will become available for resale at various dates in the future. The availability or sale of these shares could adversely affect the price of our stock. Please see "Shares Eligible for Future Sale" for more detailed information.



INVESTORS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION AND WILL EXPERIENCE FURTHER DILUTION WITH FUTURE STOCK ISSUANCES



     The rights offering price is substantially higher than the pro forma net tangible book value of each outstanding share of common stock. Accordingly, purchasers of common stock in the rights offering will suffer immediate and substantial dilution. After giving effect to the rights offering on a minimum and maximum offering basis, the dilution in the pro forma net tangible book value of the common stock from the rights offering price will be $7.997 per share and $6.39, per share, respectively. Please see "Dilution." Further, if all of the offered shares are sold, then, using the $8.00 per share price, the aggregate market value of the shares of common stock beneficially owned by Zapata immediately following the rights offering will be approximately $400,000,000 and Zapata's aggregate purchase price for these shares and the Series A preferred stock and Series B preferred stock will have been approximately $8,050,000. Please see "Dilution".



     We currently intend to finance a significant amount of the growth in the ZAP.COM Network with shares of our common stock or other securities, cash or a combination of these items. Please see "Business -- Building the ZAP.COM Network". We currently have 1,500,000,000 authorized shares of common stock. Upon the conclusion of the rights offering, we will have between 50,000,000 and 63,612,000 shares of common stock outstanding. In addition, immediately prior to the closing of the rights offering we will initially have 8,000,000 shares of common stock reserved for options awarded or to be awarded under ZAP.COM's 1999 Incentive Plan and 1999 Directors' Stock Plan. Future issuances of common stock in the rights offering will increase the awards available under their plans up to a maximum aggregate amount of 16% of our outstanding common stock. In addition, as of the close of the rights offering, we will have 2,000,000 shares reserved for warrants issued to the American Internetwork Sports. Accordingly, immediately following the closing of the rights offering, we will have between 1,440,000,000 and 1,424,210,080 authorized but unissued and unreserved shares of common stock. Consequently, subject to the rules and regulations of the Nasdaq NM, we will be able to finance our growth or acquisitions by issuing significant amounts of additional shares of common stock without obtaining stockholder approval of such issuances. To the extent we use common stock for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing stockholders, including the purchasers of common stock in the rights offering and the recipients of common stock in the stock distribution if it is made. Please see "Dilution."



     The Series A preferred stock held by Zapata may in the future also result in additional dilution to the common stockholders. If at the time of a common stock dividend the shares of

ZAP.COM common stock owned by Zapata have been diluted below 35% of ZAP.COM's total outstanding shares of common stock as of the record date for the dividend, then so long as all of our Series A preferred stock is owned by Zapata, Zapata will be entitled to receive a dividend amount, which, when added to the dividends to be received by Zapata with respect to its common stock, will equal 35% of the total dividend amount paid to all holders of ZAP.COM Series A preferred stock and common stock. In the event of a liquidation, if the shares of common stock held by Zapata are diluted below 35% of ZAP.COM's total outstanding shares of common stock, then so long as all of our Series A preferred stock is owned by Zapata, Zapata will be entitled to receive liquidating distributions which, when added to the liquidating distribution to be received by Zapata with respect to its common stock, will constitute 35% of the total net assets distributed to all holders of ZAP.COM Series A preferred stock and common stock. If Zapata transfers its Series A preferred stock to a third party it will convert into the number of common shares equal to 35% of ZAP.COM's outstanding common stock. The 35% figure is subject to adjustment if Zapata sells common stock which reduces its ZAP.COM common shareholdings below 35% of ZAP.COM's outstanding common stock. Please see "Description of Securities -- Series A Preferred Stock".

                                  THE OFFERING



     ZAP.COM is distributing rights, at no cost, to holders of outstanding
shares of Zapata common stock on             , 1999. Rights will not be
distributed to Zapata stockholders who did not hold Zapata stock as of
            , 1999. Each Zapata stockholder will receive one right for each
share of Zapata common stock owned on             , 1999. The rights will be
evidenced by subscription certificates.



PURPOSE OF THE OFFERING



     The rights offering is essentially ZAP.COM's initial public offering. The rights offering is different than a traditional offering in that it is initially directed only to Zapata stockholders and thereafter to other persons selected by us for the first 350,000 unsubscribed shares and by our soliciting agent with respect to any additional unsubscribed shares. The primary purpose of the offering is to obtain additional capital, create a public market for our common stock and facilitate future access to public markets. ZAP.COM believes that the rights offering has an advantage over a traditional initial public offering because it gives ZAP.COM the opportunity to offer its common stock to investors who, as Zapata stockholders, already have some interest in an Internet business.


EXPIRATION DATE


     The rights will expire at 5:00 p.m., EST, on             , 1999 unless
extended by us. In no case will we extend the rights past             , 1999.
After expiration, unexercised rights will be null and void and no longer exercisable by the holder. We will not be obligated to honor any purported exercise of rights received by the subscription agent after the expiration time, regardless of when the documents relating to such exercise were sent, except when you have timely transmitted the documents under the guaranteed delivery procedures described below. Notice of any extension of the expiration time will be made through a press release issued by ZAP.COM.


SUBSCRIPTION PRIVILEGES


     Basic Subscription Privilege. Each right grants to you a basic subscription privilege which entitles you to purchase one share of ZAP.COM
common stock for every share of Zapata common stock you held on             ,
1999 for a subscription price of $8.00 per share. We will send you certificates representing shares that you purchase with your basic subscription privilege as soon as practicable after the rights offering closes.



     Over-Subscription Privilege. Subject to the allocation procedures described below, each right also grants you an "over-subscription privilege" to purchase at $8.00 per share such additional shares of ZAP.COM common stock as you may elect from the shares offered in the rights offering and which are not purchased by other Zapata stockholders as of the close of the rights offering. You are entitled to exercise your over-subscription privilege only if you exercise your basic subscription privilege in full.



     If there are not sufficient shares of ZAP.COM common stock to satisfy all subscriptions that are attributable to over-subscription privileges, then shares will be allocated pro rata in proportion to the number of shares of ZAP.COM common stock which rights holders exercising their over-subscription privileges purchased with their basic subscription privilege. If, however, the pro rata allocation results in any rights holder being allocated a greater number of shares than such holder subscribed for under his over-subscription privilege, then those additional shares will be reallocated among all other rights holders exercising their over-subscription privileges. For example, if rights holders exercise their basic subscription privilege for 10,000,000 shares and exercise their over-subscription privilege for 5,000,000 additional shares, then only 3,612,000 shares would be available in the aggregate for the over-subscription privilege. If the rights holders who exercised their over-subscription privilege for 5,000,000 shares held rights under which they exercised basic subscription privileges for 4,000,000 shares, then the 3,612,000 shares would in the first instance be allocated .9030 shares per ZAP.COM share purchased by the rights holders exercising their over-subscription privilege (i.e. 3,612,000 shares divided by 4,000,000), with subsequent reallocations depending on individual circumstances. However, if one of these rights holder has exercised his basic subscription privilege for 200 shares and his over-subscription privilege for 50 shares, he would be allocated 180 shares, but only be obligated to purchase 50 shares. The remaining 130 shares would be reallocated among the rights holders exercising their over-subscription privilege.



     We will send to you certificates representing shares of ZAP.COM common stock you purchase with your over-subscription privilege as soon as practicable after the rights offering closes and all pro-rations and adjustments required by the terms of the rights offering have been effected.



     In connection with the exercise of the over-subscription privilege, banks, brokers and other nominee holders of rights who exercise the basic subscription privilege and the over-subscription privilege on behalf of beneficial owners of rights will be required to certify to the subscription agent and ZAP.COM as to the aggregate number of rights that have been exercised and the number of shares that are being subscribed under the over-subscription privilege by each beneficial owner on whose behalf the nominee holder is acting.



DETERMINATION OF SUBSCRIPTION PRICE



     Prior to the rights offering, there has been no public market for ZAP.COM's common stock. In determining the subscription price, our board did not employ any recognized criteria of investment value or obtain an independent valuation of our business or assets. Rather, our board considered our business potential and prospects and the fact that we are a development stage company. As a result, this price bears no relation to book value, earnings, assets or other generally accepted investment criteria. We believe that any valuation of our business, given its early stage of development, is highly speculative. The actual value or resale value of our common stock may be significantly higher or lower than the exercise price for the rights.


UNSUBSCRIBED SHARES


     We will offer at a price of $8.00 per share to persons selected by us the first 350,000 shares that are not subscribed as of the close of the rights offering. These persons may have a relationship with us or Zapata. In addition, any soliciting agent we engage may offer at a price of $8.00 per share to persons selected by it any remaining shares that are unsubscribed in the rights offering. Such offers may only by made during the rights offering and accepted by us subject to shares being available as of the close of the rights offering. We expect any purchases of these unsubscribed shares to be closed simultaneously with the close of shares subscribed for by rights holders.


EXERCISE OF RIGHTS BY THE GLAZERS


     In order to have our common stock be more widely held, Malcolm Glazer, who controls approximately 44% of Zapata's outstanding common stock, has agreed to only be entitled to receive and exercise 125,000 rights. In addition, our President and Chief Executive Officer, Avram Glazer, has agreed to only be entitled to receive and exercise 10,306 rights. Thus, only 135,306 rights covered by this prospectus will be issued to the Glazers or an entity owned by them. If no Zapata stockholders other than the Glazers (or an entity owned by them) purchase any of the offered shares, we will receive $9,082,448 in gross proceeds from the rights offering and Zapata's investment less estimated offering expenses. In contrast, if all of the shares are purchased, the proceeds net of estimated solicitation fees of $5,390,678 together with Zapata's investment will be $111,505,322. Regardless of the number of shares purchased, expenses for the offering are estimated to be approximately $850,000.



PLAN OF DISTRIBUTION -- SUBSCRIPTION AGENT, SOLICITING AGENT AND INFORMATION
AGENT



     In order to provide a benefit to Zapata's eligible stockholders, ZAP.COM is initially making this rights offering directly to eligible Zapata stockholders. ZAP.COM expects to appoint a soliciting agent for the rights offering prior to the commencement of the rights offering to solicit purchases during the rights offering from rights holders and from other persons it selects for any of the shares remaining unpurchased as of the close of the rights offering. ZAP.COM will negotiate the fees that the soliciting agent will receive but in no event will these fees exceed 5% of the gross proceeds of the offering, other than proceeds received from Zapata or the Glazers or any entity owned by them. ZAP.COM also expects to reimburse the soliciting agent for its accountable expenses up to an agreed upon amount. ZAP.COM may also indemnify such agent against specified liabilities, including liabilities under the Securities Act of 1933, which it may incur in connection with services rendered by it. Where shares are held indirectly through a broker, bank or other institution ZAP.COM will reimburse the institutions' reasonable out-of-pocket costs in distributing this prospectus and other materials to beneficial owners of the stock.



     ZAP.COM has appointed its transfer agent, American Stock Transfer & Trust Company, to assist with the rights offering in the role of subscription agent. You should deliver your subscription certificate, payment of the subscription price and notice of guaranteed delivery, if applicable, to the subscription agent. The address to which these documents and payment should be delivered is:



                    American Stock Transfer & Trust Company


                           40 Wall Street, 46th Floor


                            New York, New York 10005


                           Telephone: (718) 921-8200


                           Facsimile: (718) 234-5001



     The subscription agent will hold all subscriptions and subscription proceeds in escrow until the earlier of the termination or close of the rights offering, and will be responsible for delivering stock certificates and refunds to rights holders. Funds received in payment of the subscription price for shares subscribed for under the over-subscription privilege prior to notification by the subscription agent of the allocation of the shares will be held in escrow by the subscription agent pending issuance of such shares. If you are allocated less than all of the shares of ZAP.COM common stock which you have subscribed for under your over-subscription privilege, the excess funds that you pay to the subscription agent in respect of the subscription price for shares not issued will be returned to you by mail without interest or deduction as soon
as practicable after 5:00 p.m., EST, on             , 1999, or such later date
as the rights offering closes on. ZAP.COM will pay the fees and expenses of the subscription agent in connection with the rights offering and, if made, the stock distribution.



     ZAP.Com has also retained Georgeson & Company Inc. to act as information agent for the rights offering and, if made, the stock distribution. ZAP.COM will pay the information agent a $12,000 fee and reimburse it for its accounting expenses. The address for our information agent is as follows:



                            Georgeson & Company Inc.


                               Wall Street Plaza


                            New York, New York 10005



     If you have questions or need assistance concerning the procedure for exercising the rights or concerning the stock distribution, or if you would like additional copies of this Prospectus, the Instructions or the Notice of Guaranteed Delivery, you should contact our information agent.

EXERCISE OF RIGHTS


     You may exercise your rights by delivering to the subscription agent, at or
prior to 5:00 p.m., EST, on             , 1999, or such later date as to which
ZAP.COM may extend the rights offering:



     - Your properly completed and duly executed subscription certificate and



     - any required signature guarantees or other supplemental documentation;
       and



     - Your payment in full of $8.00 per share of ZAP.COM common stock subscribed for under the basic subscription privilege and the over-subscription privilege.



     ZAP.COM may reject any subscription documents the subscription agent
receives after 5:00 p.m., EST, on             , 1999, regardless of when the
documents were originally mailed.


METHOD OF PAYMENT


     Payments for the shares must be made in U.S. dollars for the full number of shares you have subscribed for either by (a) check or bank draft drawn upon a U.S. bank payable to American Stock Transfer & Trust Company, as subscription agent, or (b) wire transfer of immediately available funds to the subscription agent at The Chase Manhattan Bank, ABA No. 021-000021, for the credit to the account of ZAP.COM Corporation, Account No. 323-053637. Any wire transfer of funds should clearly indicate the identity of the rights holder who is paying the subscription price by the wire transfer. The subscription price will be deemed to have been received by the subscription agent only upon (1) clearance of any uncertified check, (2) receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or (3) receipt of good funds in the subscription agent's account designated above.

--------------------------------------------------------------------------------


     IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID IN THIS MANNER MAY TAKE UP TO FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE DATE ON WHICH THE RIGHTS EXPIRE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARED BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

--------------------------------------------------------------------------------

GUARANTEED DELIVERY PROCEDURES


     If you want to exercise your rights, but time will not permit your subscription certificate to reach the subscription agent on or prior to 5:00
p.m., EST, on             , 1999, you may exercise your rights if you satisfy
the following guaranteed delivery procedures:



     - You send, and the subscription agent receives, payment in full for each share of common stock being purchased through the basic subscription privilege and the over-subscription privilege in the method described above under "The Offering -- Method of Payment," on or prior to 5:00
       p.m., EST, on             , 1999;



     - You send, and the subscription agent receives, on or prior to 5:00 p.m.,
       EST, on             , 1999, a notice of guaranteed delivery,
       substantially in the form provided with the attached instructions, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. The notice of guaranteed delivery must state your name, the number of rights that you hold, the number of shares of common stock that you wish to purchase under the basic subscription privilege and the number of shares, if any, you wish to purchase under the over-subscription privilege. The notice of guaranteed delivery must guarantee the delivery of your subscription certificate to the subscription agent within three business days following the date of the notice of guaranteed delivery; and



     - You send, and the subscription agent receives, your properly completed and duly executed subscription certificate and the related nominee holder certification, if applicable, including any required guarantees, within three business days following the date of your notice of guaranteed delivery. The notice of guaranteed delivery may be delivered to the subscription agent in the same manner as your subscription certificate at the addresses set forth above under "The Offering -- Plan of Distribution -- Subscription Agent, Soliciting Agent and Information Agent" or may be transmitted to the subscription agent by facsimile transmission, to facsimile number (718) 234-5001. You can obtain additional copies of the form of notice of guaranteed delivery by requesting it from the subscription agent at the same address.


SIGNATURE GUARANTEES


     Your signature on each subscription certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, subject to the standards and procedures adopted by the subscription agent. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations.



     Signatures on the subscription certificate do not need to be guaranteed if:



     - the subscription certificate provides that the shares of common stock to be purchased are to be delivered directly to the record owner of such rights; or


     - the subscription certificate is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

SHARES HELD FOR OTHERS


     If you hold shares of Zapata common stock for others on             , 1999,
you should provide a copy of this prospectus to the respective beneficial owners of those shares as soon as possible, ascertain such beneficial owners' intentions and obtain instructions with respect to the rights, as set forth in the instructions we have provided to you for your distribution to the beneficial owners. If the beneficial owner so instructs, you should complete subscription certificates and submit them to the subscription agent with the proper payment. If you hold shares of Zapata common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of Zapata common stock on the record date for the rights offering, provided that, you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" which we will provide to you with your rights offering materials.



     If you are a beneficial owner of Zapata common stock or you will receive your rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your rights, you will need to contact your broker, custodian bank or nominee and request it to effect the transaction in accordance with your instructions. To indicate your decision with respect to your rights, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you. You should be aware that nominee record holders may establish deadlines for receiving instructions from beneficial holders significantly in advance of the expiration date for the rights.


AMBIGUITIES IN EXERCISE OF THE RIGHTS


     If you do not specify the number of rights being exercised on your subscription certificate, or if your payment is not sufficient to pay the total subscription price for all of the shares that you indicate you wish to purchase, you will be deemed to have exercised the maximum number of rights that could be exercised for the amount of the payment that the subscription agent receives from you.



     If your payment exceeds the total subscription price for all of the rights shown on your subscription certificate, your payment will be applied, until depleted, to subscribe for shares of common stock in the following order:



     - to subscribe for the number of shares, if any, that you indicated on the subscription certificate(s) that you wished to purchase through your basic subscription privilege;



     - to subscribe for shares of common stock until your basic subscription privilege has been fully exercised; and



     - to subscribe for additional shares of common stock through your over-subscription privilege, subject to any required pro-ration.



Any excess payment remaining after the foregoing allocation will be returned to you as soon as practicable following the closing of the rights offering by mail, without interest or deduction.



OUR DECISIONS ARE BINDING



     All questions concerning the timeliness, validity, form and eligibility of any exercise of rights will be determined by us and our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We reserve the right, in our sole discretion, to reject any purchases not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful. Neither Zapata, ZAP.COM, the information agent, the soliciting agent nor the subscription agent will be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.



     Any questions or requests for assistance concerning the method of exercising rights or requests for additional copies of this prospectus should be directed to the information agent at (800) 223-2064. Banks and brokers should call collect at (212) 440-9800.



RIGHT TO TERMINATE OR MODIFY RIGHTS OFFERING



     We may withdraw the rights and terminate the rights offering at any time prior to the expiration of the rights, for any reason. If we withdraw the rights and terminate the rights offering, any funds received from rights holders will be promptly refunded by the subscription agent without interest or penalty. The ZAP.COM board of directors, in its sole discretion, may amend the terms and conditions of the rights and the offering at any time prior to the expiration of the rights.

--------------------------------------------------------------------------------


     THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATE SHOULD BE READ CAREFULLY AND FOLLOWED IN DETAIL. DO NOT SEND SUBSCRIPTION CERTIFICATES TO ZAPATA OR TO ZAP.COM. THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT AT
OR PRIOR TO 5:00 P.M., EST, ON             , 1999.

--------------------------------------------------------------------------------


RESTRICTIONS ON TRANSFERABILITY OF RIGHTS



     The subscription rights may be exercised by the persons to whom the rights are granted. You may, however, transfer your rights to immediate family members or to entities beneficially owned or controlled by you. Otherwise, your subscription rights are not transferrable.



PROCEDURES FOR DEPOSITORY TRUST COMPANY PARTICIPANTS



     We expect that you will be able to exercise your basic subscription privilege and your over-subscription privilege through the facilities of the Depository Trust Company. If your rights are held of record through the Depository Trust Company, you may exercise your basic subscription privilege and your over-subscription privilege by instructing the Depository Trust Company to transfer your rights from your account to the account of the subscription agent, together with certification as to the aggregate number of rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your subscription price payment for each share you subscribed for under your basic subscription privilege and over-subscription privilege.



NO MINIMUM SUBSCRIPTION AMOUNT



     We are conducting the rights offering on a best efforts basis. Thus, we cannot guarantee that any of our shares will be sold other than to the Glazers and Zapata as described in this prospectus. The rights offering is not conditioned upon ZAP.COM's receipt of subscriptions for any minimum number of shares of ZAP.COM common stock. However, we may cancel the rights offering at any time prior to its completion, in which case all subscription payments will be returned without interest or penalty.


NO REVOCATION


     Once you exercise your basic subscription privilege or over-subscription privilege, you may not revoke that exercise. Rights not exercised prior to their expiration will be null and void as of and after such time.



NO BOARD RECOMMENDATION



     An investment in ZAP.COM common stock must be made in accordance with each investor's evaluation of his or its best interest. Neither the board of directors of Zapata nor the board of directors of ZAP.COM makes any recommendation regarding whether rights holders should exercise their rights.



THE STOCK DISTRIBUTION



     The board of directors of Zapata has declared a special stock distribution of ZAP.COM common stock to holders of record of Zapata common stock as of the close of business on

  , 1999 which provides for the distribution of between 150,000 shares of ZAP.COM common stock and 3,000,000 shares of ZAP.COM common stock to holders of
Zapata common stock as of             1999. Zapata will only distribute these
shares to you if as of the close of the rights offering, the number of shares or the market value of the shares being issued to non-affiliates as a result of exercised rights or the number of record holders who will receive shares of ZAP.COM common stock as a result of such exercises is insufficient to meet the listing requirements for the Nasdaq NM and the distribution will satisfy these requirements. The aggregate number of shares that will be distributed and the applicable distribution ratio depends upon the number of rights which are exercised in connection with the rights offering. As of the date of this prospectus, Zapata has approximately 7,051 holders of record of its common stock, approximately 21,284 beneficial owners of its common stock and 23,887,078 shares of common stock outstanding.



     For ZAP.COM common stock to be eligible for quotation on the Nasdaq NM, we must have at least 400 holders of our common stock. If the number of holders who elect to exercise their rights prior to the expiration of the rights offering is insufficient to meet the number of record holders required to qualify for listing on the Nasdaq NM, then Zapata will distribute to persons owning Zapata
common stock on             , 1999 no less than 150,000 shares of ZAP.COM common
stock. If 150,000 shares are distributed, you will receive approximately .0063 shares of ZAP.COM common stock for each share of Zapata common stock that you
owned on             , 1999. Zapata, however, will not distribute fractional
shares. In lieu of fractional shares you will receive a cash distribution based on an $8.00 per share price.



     For ZAP.COM's common stock to be eligible for listing on the Nasdaq NM, ZAP.COM must have at least 1,100,000 shares outstanding and held by non-affiliates and such shares must have a market value of $20,000,000 or more. If upon expiration of the rights offering, rights holders other than Zapata and Avram Glazer or an entity owned by Avram Glazer have not exercised rights for the purchase of at least 1,100,000 shares of our common stock or the shares to be issued to such persons has a market value of less than $20,000,000, then we will distribute so many shares of our common stock as will, when distributed together with those shares being issued in connection with the rights offering, result in our common stock meeting the listing eligibility requirements of the Nasdaq NM up to a maximum of 3,000,000 shares. If circumstances require Zapata to make the stock distribution in order to meet non-affiliate outstanding share requirements, Zapata will not distribute less than 150,000 shares of ZAP.COM common stock. For example, if non-affiliates exercise 2,000,000 rights prior to the expiration of the rights offering, then assuming an $8 per share market price, Zapata will distribute 500,000 shares to persons owning Zapata stock on
            , 1999. This would result in you receiving approximately 0.0209 shares of ZAP.COM common stock for each share of Zapata common stock held by you
on             , 1999 less any fractional shares. In lieu of fractional shares, you will receive a cash distribution based on an $8.00 per share price.


MANNER OF EFFECTING THE STOCK DISTRIBUTION


     If a stock distribution is made, shares of ZAP.COM common stock being distributed, at Zapata's request, will be delivered by ZAP.COM to the stock distribution agent for transfer and distribution to eligible Zapata stockholders. In such event, the stock distribution agent will deliver the certificates to eligible Zapata stockholders at about the same time as certificates are issued to stockholders who have exercised their rights. Fractional shares of ZAP.COM common stock will not be issued in the stock distribution and instead a cash payment will be made in lieu of such fractional shares. The amount of the payment will be based on a price of $8.00 per share.


RIGHT TO TERMINATE OR MODIFY THE STOCK DISTRIBUTION


     The stock distribution does not require stockholder approval and the Zapata board of directors may abandon, defer or modify the stock distribution prior to 11:59 p.m., EST, on the day immediately preceding the closing of the rights offering. Zapata's stockholders will not be entitled to appraisal rights in connection with the stock distribution and related transactions described in this prospectus at any time.



     No holder of Zapata common stock will be required to pay any cash, exchange their Zapata shares or tender any other consideration for the shares of ZAP.COM common stock received in the stock distribution. The stock distribution will not affect the number of, or the rights attaching to outstanding shares of Zapata common stock. All shares of ZAP.COM common stock issued in the stock distribution will be fully paid and non-assessable and the holders of those shares will not be entitled to preemptive rights. Please see "Description of Securities -- Common Stock."


STATE AND FOREIGN SECURITIES LAW


     The rights may not be exercised by any person, and neither this prospectus, the subscription certificate nor the stock distribution shall constitute an offer to sell or a solicitation of an offer to purchase any shares of ZAP.COM common stock in any jurisdiction in which such transactions would be unlawful. No action has been taken in any jurisdiction outside the United States to permit offers and sales of the rights or the offer, sale or distribution of the shares of ZAP.COM common stock. Consequently, ZAP.COM may reject subscriptions that relate to the exercise of rights by any holder of rights outside the United States, and ZAP.COM may also reject subscriptions from holders in jurisdictions within the United States and ZAP.COM may refuse to distribute rights and Zapata may refuse to distribute shares of ZAP.COM common stock to any eligible Zapata stockholders if ZAP.COM or Zapata should determine that it may not lawfully issue securities to such holders, even if it could do so by qualifying the shares for sale or by taking other actions in such jurisdictions.

                                USE OF PROCEEDS


     The primary purposes of this offering are to obtain additional capital, create a public market for the common stock and facilitate future access to public markets. The gross proceeds to be received by ZAP.COM from the rights offering depends on the number of shares purchased. There is no minimum number of shares that must be purchased for the rights offering to close. Please see "The Offering -- No Minimum Subscription Amount." Malcolm Glazer, on behalf of an entity owned by him, and Avram Glazer have informed ZAP.COM that they intend to exercise rights for the purchase in the aggregate of 135,306 shares of ZAP.COM common stock. Please see "The Offering -- Exercise of Rights By the Glazers." Accordingly gross proceeds to ZAP.COM from the rights offering and the Zapata investment, ranges from approximately $9,082,448 if no shares are purchased other than by the Glazers to approximately $111,505,322 net of estimated solicitation fees if all of the shares offered are purchased. Except for the rights which the Glazers plan to exercise, no assurance can be given as to the actual number of shares that will be purchased. Regardless of the number of shares purchased, ZAP.COM has estimated that the expenses for the offering and related transactions will be approximately $850,000. In addition, immediately prior to the closing of the rights offering, Zapata will make an $8,000,000 investment in ZAP.COM. Please see "Certain Relationships and Related Party Transactions -- Investment and Distribution Agreement."



     ZAP.COM intends to use the net proceeds that it receives from the offering and Zapata's $8,000,000 equity contribution to fund development of the ZAP.COM Network and anticipated operating losses and for other general corporate purposes. ZAP.COM may also use a portion of these net proceeds to acquire or invest in Web sites or complimentary businesses, although ZAP.COM does not have any specific understanding, agreement, plan or proposal with respect to any such transaction. Thus, at the present time, ZAP.COM has not determined the specific use for the net proceeds of Zapata's investment or the offering. Accordingly, ZAP.COM's management will have broad discretion in the application of the net proceeds. Please see "Risk Factors -- Our Management Has Broad Discretion Over Use of the Proceeds From This Offering."



     Pending use, ZAP.COM intends to invest the net proceeds from the offering and Zapata's investment in government securities.


                                DIVIDEND POLICY


     ZAP.COM has not declared or paid any cash dividends on its common stock since its inception and does not expect to pay any cash dividends on its common stock in the foreseeable future. ZAP.COM currently intends to retain future earnings, if any, to finance the expansion of its business. Pursuant to the terms of the Series B preferred stock, ZAP.COM will be required to pay cumulative dividends to the holders of such stock at the rate of 8% per annum on the liquidation amount of such stock and to repurchase the stock under specified circumstances following the first anniversary of the closing of the rights offering. Please see "Authorized Capital Stock -- Series B Preferred Stock." The dividend and repurchase price may only be paid out of legally available funds and cash dividends will not be required until June 15, 2002. ZAP.COM is restricted from paying dividends on common stock if it is in default with respect to the payment of dividends on or the repurchase of Series B Preferred Stock at any time.

                                    DILUTION


     As of February 28, 1999, ZAP.COM had a negative net tangible book value available to common stockholders of approximately ($149,568), or approximately $(0.003) per share of common stock. Net tangible book value per share of common stock represents the amount of ZAP.COM's tangible assets less total liabilities and preferred stock liquidation value, divided by 50,000,000 shares. After giving effect to the sale of the minimum and maximum number of shares offered hereby at the subscription offering price of $8.00 per share, and the application by ZAP.COM of the estimated net proceeds after deducting estimated soliciting agent and offering expenses, the pro forma net tangible book value as of February 28, 1999 would have been $132,735 and $102,555,744 or $0.003 per share and $1.61 per share, respectively. This represents an immediate increase in net tangible book value of $0.006 and $1.61 per share, respectively, to Zapata as the sole existing stockholder and an immediate dilution of $7.997 to $6.39 per share, respectively, to new investors purchasing shares in the minimum and maximum offering. The following table illustrates the per share dilution in net tangible book value per share to new investors in the minimum and maximum offering.



                                                      MINIMUM OFFERING   MAXIMUM OFFERING
                                                      ----------------   ----------------
Offering price per share............................      $  8.00            $  8.00
  Net tangible book value per common share as of
     February 28, 1999 prior to the offering........      $(0.003)           $(0.003)
                                                          -------            -------
  Increase in net tangible book value per common
     share resulting from the offering..............      $ 0.006            $  1.61
                                                          -------            -------
Pro Forma net tangible book value per common share
  as of February 28, 1999 after the offering........      $ 0.003            $  1.61
                                                          =======            =======
Dilution to new ZAP.COM common stockholders.........      $ 7.997            $  6.39
                                                          =======            =======

                                 CAPITALIZATION


     The following table sets forth the capitalization of ZAP.COM as of February 28, 1999 on a pro forma basis to give effect to Zapata's $8,000,000 investment, and as adjusted to give effect to (1) the purchase of shares only by the Glazers (or an entity owned by them) for a total of 135,306 purchased shares and (2) the maximum purchase of 13,612,000 shares, less estimated solicitation fees of $5,390,678 and, in each case less estimated offering expenses of $850,000. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements and the notes thereto included elsewhere in this prospectus.



                                                              FEBRUARY 28, 1999
                                                   ----------------------------------------
                                                                  PRO FORMA
                                                   ----------------------------------------
                                                               AS ADJUSTED     AS ADJUSTED
                                                    ACTUAL       MINIMUM         MAXIMUM
                                                   ---------   -----------     ------------
Redeemable preferred stock(1)
  Preferred stock, $0.01 par value, 150,000,000
     shares authorized; Series B preferred stock,
     $0.01 par value, 100,000 shares designated;
     no shares issued and outstanding actual;
     70,000 shares issued and outstanding pro
     forma as adjusted minimum and maximum.......  $      --   $ 7,000,000     $  7,000,000
Stockholders' equity (deficit):
  Series A preferred stock, $0.01 par value,
     10,000 shares designated; no shares issued
     and outstanding actual; 10,000 shares issued
     and outstanding pro forma as adjusted
     minimum and maximum.........................         --     1,000,000        1,000,000
  Common stock, $0.001 par value; 1,500,000,000
     shares authorized and 50,000,000 issued and
     outstanding actual; 50,000,000 shares issued
     and outstanding pro forma as adjusted
     minimum and 63,612,000 shares issued and
     outstanding pro forma as adjusted maximum
     (2)(3)......................................         10        50,000           63,612
  Common Stock Warrants(4).......................         --            --               --
  Additional paid-in capital.....................         --       232,313      102,641,710
  Deficit accumulated during the development
     stage.......................................   (149,578)     (149,578)        (149,578)
                                                   ---------   -----------     ------------
  Total stockholders' equity (deficit)...........   (149,578)    1,132,735      103,555,744
                                                   ---------   -----------     ------------
Total capitalization.............................  $(149,568)  $ 8,132,735     $110,555,744
                                                   =========   ===========     ============


---------------

(1) Please see "Description of Securities -- Series B Preferred Stock" for information regarding the terms of this security.



(2) ZAP.COM will have between 50,000,000 and 63,612,000 shares of outstanding common stock upon closing of the Offering. Please see "Certain Relationships and Related Party Transactions -- Investment and Distribution Agreement".



(3) Excludes 8,000,000 shares of common stock, which immediately prior to the close of the rights offering will be reserved for issuance under the 1999 Incentive Plan and the 1999 Directors Plan, of which 755,000 shares will be reserved for options outstanding as of the date of this prospectus under the 1999 Incentive Plan with an exercise price of $5.00 per share. The total number of reserved shares for issuance under these plans will increase with future issuances of shares in the rights offering or other transactions, Please see "Management Stock -- Options" for more information. Also excludes shares of common stock issuable upon Zapata's transfer of its Series A preferred stock which will only occur if at the time of transfer, the ZAP.COM common stock held by Zapata constitutes less than 35% of all outstanding ZAP.COM common stock as a result of dilution. Please see "Description of Securities -- Series A Preferred Stock".



(4) Reflects warrants to purchase up to an aggregate of 2,000,000 shares of common stock at an exercise price of $8.00 per share to be issued to American Internetwork Sports immediately prior to closing of the rights offering. Please see "Certain Relationships and Related Party Transactions -- American Internetwork Sports Company, LLC" for more information.

                            SELECTED FINANCIAL DATA


     The selected financial data set forth below for the period from April 2, 1998 (date of inception) through February 28, 1999 are derived from our audited financial statements. The audited balance sheet as of February 28, 1999 and the related statements of operations, stockholder's deficit and cash flows and the related notes thereto are included elsewhere in this prospectus. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.



                                                                PERIOD FROM APRIL 2, 1998
                                                                   (DATE OF INCEPTION)
                                                                         THROUGH
                                                                    FEBRUARY 28, 1999
                                                                -------------------------
Revenues....................................................                   --
Expenses:
  General and administrative................................            $ 149,578
                                                                        ---------
Loss before income taxes....................................              149,578
                                                                        ---------
Benefit from income taxes...................................                   --
                                                                        ---------
Net loss....................................................            $(149,578)
                                                                        =========
Per share data (basic):
  Net loss per share........................................            $ (149.58)
                                                                        =========
Average common shares and common share equivalents
  outstanding...............................................                1,000
                                                                        =========



                                                                 AS OF FEBRUARY 28, 1999
                                                                -------------------------
Balance sheet data:
  Property and equipment....................................            $  39,588
  Total liabilities.........................................              189,156
  Total stockholder's deficit...............................             (149,568)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

OVERVIEW AND RESULTS OF OPERATIONS


     From inception on April 8, 1998 through February 28, 1999, ZAP.COM has operated as a wholly-owned subsidiary of Zapata. During this period, ZAP.COM's operations have consisted of organizational activities, research and analysis with respect to the Internet industry, efforts to refine the business model which ZAP.COM plans to employ, and the exploration of certain strategic relationships. During this period, ZAP.COM generated no revenues and has incurred expenses and an operating loss of approximately $150,000, consisting primarily of payroll, legal and consulting fees. Since its inception, Zapata has provided ZAP.COM with all of the administrative personnel and services which it has required.



     ZAP.COM intends to develop an Internet network of banners through which it will distribute advertising and e-commerce opportunities. ZAP.COM does not presently have any source of revenue. ZAP.COM's ability to generate revenue will depend on its ability to contract with Web sites to participate in the ZAP.COM Network. ZAP.COM cannot predict whether Web site publishers will want to join the ZAP.COM Network. If ZAP.COM is unable to attract a sufficient number of Web site publishers to its network, it will not be able to commence sales or generate revenues or sufficient revenues to become profitable. Please see "Risk Factors -- We Have No Present Source of Revenues; To Generate Revenues, We Will Need to Grow Our Network and We Cannot Guarantee That This Will Occur" for more information.



     ZAP.COM expects that following the rights offering and, if made, the stock distribution it will significantly increase the levels of its expenditures to develop a supporting infrastructure and the network. Further, during this period, ZAP.COM also anticipates that it will have significant charges against earnings from the consideration to be paid Web site publishers who join the ZAP.COM Network, although it does not currently have any agreement, understanding or arrangement with any Web site publishers to join the network. Please see "Risk Factors -- We Expect to Incur Significant Expenses For Compensation Paid to Web Site Publishers For Participating In Our Network."



     In April and June, 1999, ZAP.COM granted options to purchase 755,000 shares of ZAP.COM common stock at $5.00 per share to executives and key employees, and entered into an agreement to grant warrants for the purchase of up to 2,000,000 shares of ZAP.COM common stock at $8.00 per share exercise price, respectively. To the extent that the fair value of ZAP.COM's common stock exceeds the exercise prices for these securities, ZAP.COM will incur non-cash charges to net income during 1999. Because of the predominately factual nature of determining the fair value of these shares, it is difficult for management to express opinions as to their fair value at the time of issuance. We plan to finalize the fair value of these shares based on an appraisal of an independent third party and will recognize appropriate charges based on this appraisal.



     Until ZAP.COM begins to recognize significant revenue from operations, it will be considered in the development stage. ZAP.COM anticipates that, for the foreseeable future, it will incur substantial operating losses as it executes its business model and acquires and integrates the necessary technology, systems and supporting infrastructure, increases the number of Web sites participating in its network and develops its brand name. As a result, to achieve and maintain profitability, ZAP.COM will need to generate significant revenues which cannot be assured. Please see "Risk Factors -- We Anticipate Incurring Significant Losses for the Foreseeable Future".



     We believe that our revenue will be subject to seasonal fluctuations because advertisers, who initially compose most of our customers, generally place fewer advertisements during the first and third calendar quarters of each year. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. In addition, our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. Please see "We May Fail to Meet Market Expectations Because of Fluctuation In Our Quarterly Operating Results, Which Could Cause Our Stock Price to Decline".


LIQUIDITY AND CAPITAL RESOURCES


     As of February 28, 1999, ZAP.COM had no cash or cash equivalents. Further, ZAP.COM does not presently have a source of revenues and it does not expect to begin recognizing revenues until the ZAP.COM Network has grown to a size which makes sales commercially feasible. We cannot predict when ZAP.COM will commence sales or begin to recognize revenues. Please see "Risk Factors -- We Have No Present Source of Revenue; To Generate Revenues We Will Need to Grow Our Network and We Cannot Guarantee That This Will Occur."



     Simultaneously with the closing of the rights offering, Zapata will contribute to ZAP.COM in cash $8,000,000 for 10,000 shares of Series A preferred stock and 70,000 shares of Series B preferred stock. ZAP.COM estimates that it will receive proceeds from the rights offering of between approximately $1,082,448 and $103,505,322 net of estimated solicitation fees depending on the number of shares purchased, in each case less estimated offering expenses of $850,000. ZAP.COM expects to use the funds that it receives from Zapata's investment and the rights offering to fund development of the ZAP.COM Network and anticipated operating losses and for general corporate purposes. Please see "Use of Proceeds".



     Depending on the amount of funds ZAP.COM receives in the rights offering, it may have to delay, scale back or eliminate some or a substantial amount of its planned activities. Nevertheless, ZAP.COM expects to incur significant negative cash flow from operations for at least the next 12 months. ZAP.COM, however, expects that the proceeds from the Zapata investment and the rights offering if only the Glazers exercise their 135,306 rights will be sufficient to support its growth and operations during at least this 12 month period.



     At any time following the first year after the rights offering closing, Zapata may require ZAP.COM to redeem the Series B preferred stock if ZAP.COM maintains a cash balance of $15,000,000 or more, has cash flow of $5,000,000 or more for any four quarters, has market capitalization in excess of $100,000,000 for any 30 day period or conducts a secondary offering which raises gross proceeds of more than $20,000,000. Please see "Description of Securities -- Series B Preferred Stock". The repurchase price will equal the liquidation value of the shares being redeemed plus all accrued and unpaid cash dividends. If Zapata requires ZAP.COM to repurchase the Series B preferred stock, it will adversely affect its liquidity. Depending upon ZAP.COM's financial condition at the time of repurchase, ZAP.COM may be unable to repurchase the stock. If these circumstances arise, it may adversely affect ZAP.COM's ability to raise additional capital. Please see "Risk Factors -- If We are Unable to Raise the Necessary Capital in the Future, We May Be Unable to Meet Our Future Capital Needs".



     As part of its business strategy, ZAP.COM plans to make payments of cash, common stock or combination of cash and common stock to Web site publishers who join the ZAP.COM Network. Please see "Business -- Building The ZAP.COM Network". If Web site publishers are unwilling to accept ZAP.COM common stock or ZAP.COM does not raise sufficient funds from Zapata's investment and the rights offering to fund these payments, ZAP.COM may need to raise additional funds. ZAP.COM cannot guarantee that ZAP.COM will be able to do so, particularly given the terms of the ZAP.COM Series A preferred stock, or, if it can, that it will be able to do so on terms that it deems acceptable. In particular, potential investors may be unwilling to invest in ZAP.COM due to Zapata's voting control over ZAP.COM and the 35% minimum common equity position in ZAP.COM afforded to Zapata as the sole holder of ZAP.COM's Series A preferred stock. Zapata's voting control may be unattractive because it makes it more difficult for a third party to acquire us even if a change of control could benefit our stockholders by providing them with a premium over the then current market price for their shares. The 35% minimum equity position may make our common stock unattractive because it may in the future cause a greater dilution to the outstanding common stock held by our stockholders other than Zapata if the ZAP.COM common stock held by Zapata is diluted below 35% of ZAP.COM's common stock as a result of new common stock issuances. Please see "Risk Factors -- If We Are Unable To Raise the Necessary Capital in the Future, We May be Unable to Meet our Future Capital Needs" and "-- Investors Will Experience Immediate and Substantial Dilution and Will Experience Further Dilution with Future Stock Issuances" for more information. Failure of ZAP.COM to raise funds required to support its operations would have a material adverse effect on ZAP.COM's business and its ability to generate and grow revenues and could result in a complete loss in the value of the ZAP.COM common stock issued in the rights offering or stock distribution.


YEAR 2000

     Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities.


     State of Readiness. The only software and hardware currently employed by ZAP.COM consist of a financial accounting package and two servers, all of which are Year 2000 compliant. ZAP.COM plans to assess the Year 2000 readiness of the information technology ("IT") systems that it will be acquiring or that will be employed by third party service providers, including the hardware and software that enable delivery of data and programming to the ZAP.COM Network, and its non-IT systems. Prior to purchasing any hardware or software or engaging a third party, ZAP.COM will assess, with the help of consultants, whether components which it proposes to purchase or which are to be employed by third party service providers will properly recognize dates beyond December 31, 1999. ZAP.COM does not anticipate that any hardware or software that it will purchase or license will have material problems in this regard as it will only purchase or license current versions of hardware and software provided by major vendors. Moreover, ZAP.COM plans to secure appropriate contractual assurances from its software and hardware vendors and third party service providers that their software and hardware solutions are Year 2000 compliant.



     In addition, the ZAP.COM Network site participants may also be impacted by Year 2000 complications. Any failure by our network participants to make their sites Year 2000 compliant could result in an inability to deliver programming to the participant's sites. If a material number of network participants experience such trouble, it could have a material adverse effect on ZAP.COM's business and operations.



     Costs. To date, ZAP.COM has not incurred any expenditures in connection with identifying or evaluating Year 2000 compliance issues. ZAP.COM, however, expects to incur less than $10,000 in operating costs associated with time spent by employees in the IT system evaluation process and Year 2000 compliance matters generally. ZAP.COM does not expect these future expenses to be material.



     Risks. ZAP.COM is not currently aware of any Year 2000 compliance problems relating to the IT or non-IT systems which it or third party service providers plan to employ that would have a material adverse effect on its business, prospects, results of operations and financial condition. We cannot guarantee that ZAP.COM will not discover Year 2000 compliance problems in hardware or software that it acquires or that is used by third party service providers which will require substantial revisions or replacements, all of which could be time consuming and expensive. The failure of ZAP.COM to fix or replace third party software, hardware or services on a timely basis could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition. Moreover, the failure to adequately address Year 2000 compliance issues in its IT and non-IT systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time consuming to defend.

     In addition, there can be no assurance that governmental agencies, utility companies, Internet access companies, third party service providers and others outside ZAP.COM's control will be Year 2000 compliant. The failure by such entities to be Year 2000 compliant could result in a systemic failure beyond the control of ZAP.COM, such as a prolonged Internet, telecommunications or electrical failure, which could also prevent ZAP.COM from delivering its services to its customers, decrease the use of the Internet or prevent users from accessing the Web sites of its Web publisher customers, which could have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition.

     Contingency Plan. ZAP.COM has not yet developed any Year 2000 contingency plans. The results of ZAP.COM's Year 2000 simulation testing and the responses received from third party vendors and service providers will be taken into account in determining the nature and extent of any contingency plans which it develops.

                                    BUSINESS


     Zapata founded our company, ZAP.COM Corporation, in April 1998 to create and operate a leading Internet network with global market reach. ZAP.COM plans to pursue this goal by building the ZAP.COM Network, which will be a network of ZAP.COM banners displayed throughout Web sites owned and operated by third parties. Our goal is to develop the ZAP.COM Network into a leading advertiser and e-commerce platform.



     To date, our operations have consisted exclusively of organizational activities, research and analysis with respect to Internet industry opportunities, and the exploration of certain strategic relationships. As of the date of this prospectus, we do not have any significant assets or a network in place and we have not formally entered into any strategic relationships or generated any revenues. Therefore, to a significant extent, the description of our business in this prospectus is based on a business model and relates mostly to activities in the planning and early execution stages.


INDUSTRY


     The Internet's rapid growth since its first commercialization in the late 1980's, is expected to continue for the foreseeable future. The Company believes that the number of Web users will grow from 78 million in the United States and over 159 million Web users world wide in March 1999 to over 132 million in the United States and over 325 million world wide by the end of 2000. In addition, due in part to the Web's open nature, the number of Web sites has been proliferating at a rapid pace. ZAP.COM believes that as of December 1998, the number of Internet domains (.com, .net, .edu and .org) had grown to approximately 4.5 million.


     With the explosion in the number of users and Web sites, the Internet has emerged as a significant communications medium. This has resulted in more and more businesses using the Internet as a sales and distribution channel for commercial activities and as an information resource. To date, commercial applications on the Internet have involved mostly commerce, advertising and direct marketing.


     E-commerce has grown both as a result of the increase in the traffic and the types of products and service being distributed over the Internet. Consumers now trade securities, pay bills and purchase airline tickets and consumer goods over the Internet. ZAP.COM believes that this growth will continue with a projected increase in e-commerce sales from an estimated $3.7 billion in 1998 to $10.0 billion in 2000.



     Dissemination of content, such as newspapers, magazines and journals, through the Web has also experienced significant growth because of both the growing popularity of the medium and the attractiveness of Web-based advertising to the customers of content publishers. Web-based advertising provides advertisers with the ability to target their messages to select audiences with specific interests and characteristics and to quickly modify a program's cost effectively in response to information received from dialogue with customers. The Web also allows the measurement of the effectiveness and response rates of advertisements and the tracking of the demographic characteristics of Web users, which tend to have attractive profiles. These valuable tools have not been lost on traditional advertisers, such as consumer products companies and automobile manufacturers, who are beginning to use online advertising.



     Internet-based direct marketing has experienced rapid growth. The Internet allows point-of-sale promotions to be targeted to consumers and better evaluated based on the response rate of consumers (e.g., number of leads, number of sales or transactions as a percentage of promotions viewed, etc.). Direct marketers have the opportunity through the Internet to increase consumer response rates and decrease costs-per-transaction by high impact targeting and delivering of their campaigns. This can be much more cost efficient to the direct marketer than traditional mediums. These unique capabilities are expected to continue the growth in Internet advertising. ZAP.COM believes that the dollar value of Internet advertising in the United States will increase from an estimated $2.1 billion in 1998 to $7.1 billion in 2002. This compares to the approximately $163 billion which ZAP.COM believes was spent on direct marketing initiatives in the United States in 1998.



     While the Web offers numerous opportunities, potential advertisers and e-commerce companies face a number of significant challenges to realizing the potential of the Internet for their use. These challenges arise from the fact that there are millions of Web sites (only a fraction of which are of significant size), the breadth of content available on the Web and the costs of transacting individually with a number of smaller, but desirable sites in order to reach a larger on-line audience. In addition, small Web sites do not typically maintain the special analytical tools that are necessary to evaluate and optimize the effectiveness of information delivery and to target appropriate users. Many of these Web sites also lack the technology to deliver information to a broad reach of Internet users. Potential advertisers and e-commerce companies seek to overcome these challenges by outsourcing their Web site placement needs to media representative firms whose business is to coordinate the sale of the on-line inventory of a number of related or unrelated Web sites.



     Web site publishers face equally daunting challenges in capitalizing on the economic opportunities presented by the Web. Typically, Web site publishers attempt to support, or profit from, their Web sites by selling Internet advertising or other commercial uses of their inventory of Web site space. Many Web site publishers who are too small or lack brand name value to justify an internal sales force or to attract the attention of a media representative firm, however, find this difficult because they do not have the resources necessary to employ, train and manage a sales force or to compete for experienced personnel in this highly competitive environment. Further, many Web site publishers cannot afford, or do not have the ability to operate and maintain, the servers and technology necessary for targeted information delivery. Many Web site publishers are unable to secure advertising from, or to service those persons who purchase on-line inventory. As a result, many Web site publishers seek to outsource sales of their on-line inventory.



     Several business models have evolved to address the challenges faced by both Internet advertisers and e-commerce companies and Web site publishers. These models generally focus on centralizing the point of sale to the Web sites in one entity, which creates synergies for, and streamlines distribution and marketing operations of, participating Web sites and provides for more effective placement of advertising or e-commerce opportunities.



     One business model involves organizations that act as advertising representatives for sites. These firms coordinate and facilitate the distribution of a customer's advertising banner over a large network of third party sites with high brand value, including premium Web sites. Some Internet search and navigational sites as well as Web site publishers who offer a significant amount of content through their sites employ a model, which involves the distribution of advertising banners over a family of Web sites owned by them. Also, Web advertising companies are available which focus on technologies or services that allow companies to track and manage their own advertising campaigns or inventory. Another model which has developed is the "associate program" in which any Web publisher receive a referral fee for purchases originating from the publisher's Web site from a button that hyperlinks to the Web publisher's e-commerce site.


THE ZAP.COM SOLUTION


     ZAP.COM plans to employ a business model that it believes addresses both the challenges faced by advertisers and e-commerce companies who desire to use the Internet and Web site publishers in a unique and effective manner. This model is similar to existing business models in that it involves the creation of a network. It differs in that ZAP.COM will own and have exclusive rights to space on a third party Web site, while the site's publisher will retain the rights to all other aspects of its Web site.


     ZAP.COM believes that its network structure will provide it with a significant competitive advantage by combining the benefits of a potentially large and wide reaching company-owned network with the individual creative talents of the participating Web site publishers. ZAP.COM further believes that this unique network structure will be attractive to Web site publishers because, among other things, of their ability to receive a direct economic benefit while retaining ownership and control of all aspects of their Web site not involving the ZAP.COM banner and the potential to enhance their traffic as a result of belonging to the network.



BUSINESS STRATEGY



     To implement the business model which will be the basis for our business, ZAP.COM plans to pursue the following key elements:



          Build ZAP.COM Network. In order to reach a substantial audience, ZAP.COM will seek to aggregate a significant number of Web sites for its network. ZAP.COM intends to pursue Web sites that have appealing and diverse content, have a minimum number of unique users and meet other criteria.



          Build Multiple Revenue Streams. ZAP.COM intends to seek revenue from multiple sources, including advertising, commerce and other commercial activities. ZAP.COM intends to achieve its revenue objectives by: (1) generating advertising revenues through the establishment and expansion of a customer base, establishing the ability to target advertisements to demographically distinct groups, creating a large number of page views on its network by adding to the network a large number of Web sites which have minimum levels of traffic and securing advertising customers; (2) creating revenue-sharing commerce relationships; and (3) entering into relationships with third-party content providers that pay ZAP.COM for access to its network.



          Establish and Build Brand Loyalty. ZAP.COM intends to promote and advertise ZAP.COM and the ZAP.COM Network brand names, products and services in order to create and increase the awareness of potential customers. ZAP.COM plans to pursue this strategy through a variety of marketing and promotional techniques, which may include advertising on-line and through traditional media, conducting an on-going public relations campaign and developing business alliances and relationships.



          Develop Strategic Relationships. ZAP.COM intends to develop strategic relationships with third parties that will facilitate the execution of its business plan, such as a sales organization, a banner space management company, Web site developers, Web site hosts, content providers, e-commerce and traditional businesses and other organizations. While ZAP.COM may develop the ability to render some of these services internally, it also intends to continue developing strategic relationships to assure itself of adequate access to such services for the foreseeable future.



          Create a Superior Economic Model. ZAP.COM believes that the business model which it plans to use has inherent economic advantages over other Web-based networks. The banner rights structure reduces the risk of network participant turnover, maximizes the flexibility of banner use for promotional and commercial activities and creates a potentially favorable cash flow model due to ZAP.COM's right to retain all network generated fees and commissions less a sales commission while alleviating it of the expenses and organizational complexities of operating and supporting a network of participating Web sites. ZAP.COM believes that this strategy will result in a highly scalable business platform, from which it can generate revenues from multiple sources, including advertising, commerce and other commercial activities.

BUILDING THE ZAP.COM NETWORK



     ZAP.COM's goal is to assemble a large network of Web site banners that will become part of the ZAP.COM Network. ZAP.COM will seek to attract these sites to its network through the payment of cash, the issuance of equity or a combination of cash and equity.



     ZAP.COM's ability to pay Web site publishers for joining the ZAP.COM Network will largely depend upon the amount of proceeds raised in the rights offering and the development of an orderly trading market in ZAP.COM's common stock. If ZAP.COM does not raise proceeds from the rights offering, then it will have limited cash to pay Web site publishers for joining the ZAP.COM Network. If an orderly trading market does not develop in ZAP.COM's common stock, then Web site publishers may be reluctant to accept stock as payment for joining the ZAP.COM Network. ZAP.COM cannot guarantee that it will raise any, or a significant amount, of cash in the offering or that an orderly trading market will develop. Please see "The Offering -- No Minimum Subscription Amount" and "Risk Factors -- It is Difficult to Predict Whether a Market for Our Stock Will Develop, and the Market Price of Our Securities Will Likely Be Volatile." If either of these events occur, ZAP.COM may be unable to acquire banner rights from Web site publishers and to commence operations. If and when ZAP.COM issues stock in connection with these transactions, the percentage of common stock owned by existing stockholders will experience dilution. Please see "Risk Factors -- Investors will Experience Immediate and Substantial Dilution and Will Experience Further Dilution with Future Stock Issuances." These acquisitions will also negatively impact net income due to non-cash charges which ZAP.COM must record against earnings over a three year period following issuance. Please see "Risk Factors -- We Expect to Incur Significant Expenses For Compensation Paid to Web Site Publishers For Participating in Our Network."



WEB SITE PUBLISHER RECRUITING



     ZAP.COM believes there are a number of Web sites which are viable candidates for the ZAP.COM Network. ZAP.COM believes that as of December 1998, over 4.5 million internet domains existed. Although some highly desirable sites have already entered into network arrangements with third parties which commits their on-line inventory, ZAP.COM believes that many of these arrangements are non-exclusive or are terminable by Web site publishers, making these sites candidates for the ZAP.COM Network.


     ZAP.COM anticipates that the ZAP.COM Network will be attractive to Web site publishers because it may, among other things, allow them to:


     - recognize direct value for their audience without giving up ownership or editorial control of their Web sites other than the space occupied by the ZAP.COM banner.



     - increase the value of their Web sites to potential customers and acquirers as a result of increased traffic through cross-promoting and cross-linking with the ZAP.COM Network; and



     - have the opportunity to participate in ZAP.COM's potential future appreciation if they receive ZAP.COM common stock as part of the consideration for joining the ZAP.COM Network.



     ZAP.COM also believes that its network should be attractive to Web site publishers because many small and medium-size Web sites do not have, or have limited, internal sales, billing, tracking and reporting capabilities. By joining the ZAP.COM Network, Web site publishers will also avoid the start-up and fixed costs associated with establishing, maintaining, upgrading and operating the necessary servers to deliver advertising or otherwise make their Web sites available for commercial purposes.

     ZAP.COM does not initially intend to recruit or limit participation in its network to any particular type of Web site. In order to be eligible for participation in the ZAP.COM Network, an applicant must, among other things, own and maintain Web sites, which meet minimum unique viewer requirements and do not, in ZAP.COM's opinion, display objectionable content.



     ZAP.COM expects a significant number of Web site publishers to apply for participation in the ZAP.COM Network. ZAP.COM, however, has been unable to confirm this due to limitations imposed by the confidential nature of this business concept prior to the filing of its initial registration statement. ZAP.COM cannot guarantee you that any Web sites will want to participate in the ZAP.COM Network or that if any do, that a sufficient number would join the ZAP.COM Network so that ZAP.COM can generate revenues, or do so at a level necessary to become profitable or generate a positive cash flow.


PRODUCTS AND SERVICES


     ZAP.COM maintains a home page, which will provide access to ZAP.COM's Web properties and the ZAP.COM Network. The ZAP.COM home page offers or is expected to offer content on topics of general interest such as news, sports, entertainment, weather, politics, finance, current events and travel, community, such as bulletin boards and chat sessions, and search capabilities. ZAP.COM anticipates entering into standard content provider agreements to support its home page content and functionality.



     As the ZAP.COM Network grows, ZAP.COM plans to divide the participating Web sites into channels that segregate sites according to topic or audience groups. ZAP.COM will also seek to design its network so that customers can benefit from the dynamic matching, targeting and delivering functionality available on the technology which will serve its network. If successful, customers should be able to customize their delivery on the ZAP.COM Network within specific categories of interest, on specific Web sites, or by targeting based on a variety of factors, including user interest, organization type, keyword choice and user geographical location.



     ZAP.COM's main product will initially be its banner, which will be displayed on Web sites participating in the ZAP.COM Network. ZAP.COM plans to display a variety of content on these banners. The content on ZAP.COM's banner is expected to be available in various forms of media, including graphics, animations, sound, text and user prompted interactions and, through box drop-down technology, will offer search capabilities, channel-based content and community features, such as chat rooms and e-mail, etc. and display advertisement, e-commerce and other commercial opportunities. The ZAP.COM banner is expected to permit users to click back to the ZAP.COM home page or to another ZAP.COM site or other available services. This will provide numerous access points to the ZAP.COM Network which should enhance the traffic of participating Web sites. The ZAP.COM banner is currently being developed, although a functional prototype has been created. We cannot predict when the final banner will be available or whether we will encounter difficulties in completing final development of the banner. Please see "Risk Factors -- We are in the Process of Designing the Unique Banner We Plan to Use, and It May Be Difficult to Finalize the Banner."



     ZAP.COM will be responsible for of all network banners, including displayed content. Thus, ZAP.COM will have the responsibility for programming and sales and marketing of the banners. Ownership of and responsibility for all other aspects of Web sites participating in the network will continue with the Web site publishers.

DOMAIN NAME


     Domain names are the user's Internet "addresses." ZAP.COM is currently the registered holder of over 50 Internet domain names, including the following names:


BUYBID.COM
PIXELTIME.COM

ZAPATACORP.COM



EXTREMELEISURE.COM
ZAPINTERNET.COM
CHARGED.COM
WORD.COM
DRLOVELADY.COM
PARANOID.COM
JUNKRADIO.COM
CAFETECH.COM
INSTANTWINNER.COM
ZAPTV.COM
ZAPBIZ.COM
WEBSURFCAFE.COM
ZAPCARS.COM
ZAPSPORTS.COM
THEPHANTOMMENACENEWS.COM
PHANTOMMENACENET.COM
TRADEFEDERATION.COM
GALACTICREPUBLIC.COM
ZAPWEATHER.COM
CYBERNETCAFE.COM
CYBERSURFCAFE.COM
EATFOOD.COM
ZAPHOME.COM

ZAP.COM

ZAPGAMES.COM

ZAPNEWS.COM



ZAPSTORE.COM
ZAPLINK.COM
NEWS99.COM
NEWS00.COM
ZAPATANET.COM
BETAZONE.COM
INSTANTNETNAMES.COM
BETACENTER.COM
VIDEOCAFE.COM
GOODAFTERNOON.COM
PHANTOMMENNACENEWS.COM
THEPHANTOMMENACENET.COM
THETRADEFEDERATION.COM
WEBARBARIAN.COM
INTERNETLINKS.COM
CAFESURF.COM
ZAPBUSINESS.COM
INTERNETCOMPANIES.COM
NEWS03.COM
NEWS02.COM
NEWS97.COM
NEWS04.COM
NEWS05.COM
NEWS01.COM
APTSEARCH.COM

1NEWS.COM

MISTERBIG.COM
BETAWORLD.COM
INTERNETNAMES.COM
WWWNAMES.COM
NEWS98.COM
ZAPMARKET.COM
ZAPAUCTION.COM
THEGALACTICREPUBLIC.COM
WEBBARBARIAN.COM


     Third parties have in the past and ZAP.COM expects that third parties will in the future challenge ZAP.COM's right to domain names registered in its name. ZAP.COM cannot guarantee that it will succeed on these claims.



     The allocation and governance of domain names is generally regulated by Internet regulatory bodies such as Network Solutions, Inc. These Internet regulatory bodies promulgate rules and regulations regarding domain names, which are subject to change from time to time. The relationship between Internet regulatory bodies, the allocation and governance of domain names and laws protecting trademarks/service marks and similar proprietary rights is unclear and is in flux. The current system for registering, allocating and managing domain names has been the subject of much litigation, including trademark/service mark litigation, unfair competition and dilution litigation. Therefore, we cannot guarantee that ZAP.COM's domain names will not lose their value, or that ZAP.COM will not have to obtain entirely new domain names in addition to or in lieu of its current domain names if reform efforts result in a restructuring in the current system. Therefore, ZAP.COM could lose its domain names or be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names, trademarks/service marks and other proprietary rights.


OPERATING INFRASTRUCTURE AND TECHNOLOGY PLATFORM


     ZAP.COM's business will be supported by a systems platform that is provided and maintained by third parties. As ZAP.COM's technology platform, we have chosen NetGravity's software solution. This platform will enable ZAP.COM to manage its banner space, track page impressions and report on programming performance to network customers. ZAP.COM's banners will be dynamically served by NetGravity through the use of its software which will rotate, change or target existing messages or increase the amount of programming delivered in a given space. We are currently negotiating a contract with NetGravity and expect to enter into the agreement shortly after the registration statement becomes effective, although there can be no assurance that this will occur. In such event, we will need to locate a new technology platform and partner to manage our banner space and negotiate an acceptable arrangement.



     ZAP.COM currently owns two servers which are currently hosted by Qwest Communications International Corporation. We are in the process of evaluating the acquisition of additional components for our operating infrastructure. We intend to acquire an infrastructure which provides timely and efficient delivery of programming to the ZAP.COM Network. We anticipate that the acquired services will use Compaq hardware, Microsoft Windows NT, Microsoft's Internet Index Server and Netscape's Enterprise Web server software.



     We expect to enter into a facilities management and hardware support agreement with Qwest Communications. Under the arrangement, Qwest will provide comprehensive facilities management services, including human and technical monitoring of all production servers 24 hours per day, seven days per week. Qwest will also provide the means of connectivity for ZAP.COM's two servers to the Internet. The facility has two independent uninterruptible power supplies, which are battery-powered, as well as two independent diesel generators designed to provide power to these systems within seconds of a power outage. The diesel generators can supply the data center's power for nine days before refueling is required. Qwest does not guarantee that ZAP.COMs Internet access will be uninterrupted, error-free or secure. ZAP.COM's operations will be dependent on Qwest's ability to protect both Qwest's and ZAP.COM's systems against damage from fire, power loss, water damage, telecommunications failures, vandalism and other malicious acts, and similar unexpected adverse events. Any disruption of Internet access provided by Qwest could prevent ZAP.COM from operating or serving its network and could cause ZAP.COM not to honor customer obligations and would harm ZAP.COM's reputation. This would have a significantly adverse affect on prospects, revenues and operating results. We are currently negotiating a contract with Qwest and expect to enter into the agreement shortly after the closing of our rights offering, although there can be no assurance that this will occur. In such event, we will need to locate another party to provide facilities management and hardware support and negotiate an acceptable arrangement.



     Our success will depend on the continuing and uninterrupted performance of our systems and those of third parties performing services for our systems. Customers may become dissatisfied by any system failures that interrupt our ability to deliver programming, including any failure to provide content, advertisements, e-commerce opportunities, etc. accurately to the targeted audience and without significant delay to the viewer. Sustained or repeated system failure would reduce the attractiveness of our network to potential customers and Web site publishers who are potential Network participants. Slower response time or system failures may also result from straining the capacity of software deployed for our network by NetGravity or our then technology partner or hardware supporting our network due to an increase in the volume of programming delivered to our network through its servers. To the extent that we do not effectively address any capacity constraints or system failures, our prospects revenues and operating results would be materially and adversely affected.



     Under the proposed agreement with Qwest, all of ZAP.COM's production data will be copied to backup tapes each night and these backup tapes will be rotated to a third-party facility for off-site storage. ZAP.COM plans to maintain all of its production servers in a manner that does not allow any outside access to any administrative functions. Also, strict password management and physical security measures will be followed through a Class A data center.



     The ZAP.COM Network depends on Internet service providers, online service providers and the operators of ZAP.COM Network participating Web sites for points of access to the network. Internet service providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to ZAP.COM's systems. Moreover, the Internet infrastructure may not be able to support continued growth in its use. Any of these problems could prevent ZAP.COM from operating its network which would have a significant affect on its prospects, revenues and operating results.

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SALES, MARKETING AND CUSTOMER SERVICE



     ZAP.COM plans to conduct a marketing program that is aimed at attracting and retaining customers who use its network for advertising, e-commerce and other commercial activities. ZAP.COM plans to use on-line and traditional print media in conducting these programs. ZAP.COM will also explore co-marketing agreements, where links to the ZAP.COM home page will be featured on Web sites which are not a part of the ZAP.COM Network.



     ZAP.COM plans to use a third party service provider to solicit potential advertising customers. We have selected CKG Media.Com, Inc. d/b/a Phase2Media to act as our exclusive sales agent in the solicitation of advertising sales for the ZAP.COM Network. We are currently negotiating a contract with Phase2Media and expects to enter into the agreement shortly after the rights offering closes, although we cannot guarantee that this will occur. In such event, ZAP.COM will be required to locate a new sales agency and negotiate an acceptable arrangement.



     ZAP.COM believes that its ability to establish and maintain long-term relationships with its customers and to encourage repeat use of its network by customers will depend, in part, on the strength of its support and service operations and staff. Furthermore, ZAP.COM believes that frequent communication with and feedback from its customers and participating Web site publishers will allow it to continually improve its network and services. ZAP.COM plans to offer an e-mail address to enable its constituents to request information and to encourage feedback and suggestions.


STRATEGIC PARTNERSHIPS & RELATIONSHIPS


     ZAP.COM anticipates entering into a number of strategic relationships and partnerships with third parties. ZAP.COM has already developed a number of informal strategic relationships with advertisement agencies, Web site developers, Web site content managers, site hosts and other persons whose services are necessary to develop and implement its business strategy. As of the date of this prospectus, none of these relationships has resulted in a legal binding relationship. While ZAP.COM may develop the ability to render these services internally, ZAP.COM intends to continue developing strategic relationships and partnerships so that ZAP.COM can have adequate access to such services for the foreseeable future. ZAP.COM may, although we cannot guarantee that it will, ultimately acquire some of the firms with which it establishes strategic relationships and partnerships.


EMPLOYEES


     Effective upon the closing of the rights offering, Zapata's 21 employees who operated the Word and Charged webzines will become employees of ZAP.COM. These include 5 technical employees, 13 creative development employees and 3 administrative employees. We expect to make many of these employees available to Zapata so that it can continue to operate Zapata's Word and Charged webzines. Two additional employees, Avram Glazer, our President and CEO, and Leonard DiSalvo, VP-Finance and Chief Financial Officer, currently devote a portion of their business time and attention to Zapata and a portion to ZAP.COM. This arrangement will also continue after the closing of the rights offering. Following the closing of the rights offering, we expect to hire additional employees to assist in the operation of our business. Although the competition for skilled employees in the Internet industry is intense, ZAP.COM does not now foresee problems in hiring qualified employees to meet its needs.



     Our senior management does not possess experience in acquiring or managing an Internet network business. Therefore, ZAP.COM has relied, and expects to continue to rely, on consultants, service organizations and other professionals with Internet expertise and experience to assist it in executing its business model. ZAP.COM will compensate such consultants, service organizations and other professionals at competitive rates and presently there is no way to estimate the term of such service.

INTELLECTUAL PROPERTY


     ZAP.COM regards its service marks, trademarks, trade dress, trade secrets and other intellectual property as critical to its success, and will rely on trademark law, patent law, trade secret protection and confidentiality and/or license agreements with its employees, customers, participating Web site publishers and others to protect its proprietary rights. A provisional patent application has been filed with the United States Patent and Trademark Office for a business process patent which is directed to a unique Internet-based commerce method and system underlying the business model which ZAP.COM plans to use. A provisional patent application is a type of application under which a patent will not issue, but which provides a priority date for a regular patent application that is filed within a one year period following the filing of the provisional patent application. ZAP.COM has also filed applications seeking registration of its trademarks and service marks in the United States, including ZAP.COM, ZAP.COM Network, ZAP.COM -- The Next Network, and UltraBanner. ZAP.COM plans to file additional trademark and service marks applications in the future as it adopts and uses additional marks.



     ZAP.COM cannot guarantee that any patent applications or trademark registrations will be approved. Even if they are approved, these patents or trademarks might be successfully challenged or invalidated by others. ZAP.COM also does not know if its current or future applications will be issued with the scope of claims it seeks. If a patent is issued on our pending application, it is possible that:



     - if there are variations in the application of the business model claimed in the patent to the products and services we offer in the future, the patent, if issued, may not be effective in preventing one or more third parties from utilizing a copycat business model to offer the same product or service in one or more categories; and



     - a competitor may develop and utilize a business model that appears similar to the system described in our patent application, but which has sufficient distinctions that it does not fall within the scope of any patent which may arise from such application.



     In the future we intend to file applications in appropriate foreign jurisdictions for trademarks/ service marks that we adopt. Effective trademark, service mark, and trade secret protection may not be available in every country in which ZAP.COM's products and services are made available electronically.



     We also generally enter into confidentiality agreements with our employees, consultants and corporate partners to control access to and distribution of proprietary information. We cannot guarantee that any of these persons will observe their confidentiality obligations or will not attempt to disclose, obtain or misappropriate ZAP.COM solutions or technologies.



     ZAP.COM may license to third parties in the future some of its proprietary rights, such as trademarks/service marks. While ZAP.COM will attempt to ensure that the quality of its brands are maintained by such licensees, licensees may take actions that materially adversely affect the value of ZAP.COM's proprietary rights or reputation. We cannot guarantee you that the steps taken by ZAP.COM to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate ZAP.COM's trademarks, trade dress and other proprietary rights.



     Each contract that ZAP.COM will have with Web site publishers who participate in the ZAP.COM Network will entitle ZAP.COM to receive data derived from user activity on the publisher's Web sites. This information will be collected and analyzed for targeting advertising, e-commerce and direct marketing programs and predicting performance of these programs. Although ZAP.COM believes it has rights to use this information in its database, trade secret, copyright or other protections may not be available for this information.

     On August 17, 1998, LFG, Inc. d/b/a Zap Futures commenced an action against Zapata and another of its wholly-owned subsidiaries, Zap Corporation, in the United States District Court for the Northern District of Illinois. LFG alleged that Zapata and Zap were guilty of trademark infringement, trademark dilution and unfair competition under the federal Lanham Act and various Illinois statutes. The action arose out of the use by Zapata and Zap of the Zap trade name and the Internet domain name "ZAP.COM" for its Internet Web site and its linking of that Web site to other Web sites owned by LFG competitors. LFG uses the domain name "zapfutures. com" for its Web site. LFG sought injunctive relief, unspecified compensatory damages, punitive damages and an award of attorneys' fees. The parties reached settlement of this action on April 9, 1999. Under the settlement, Zapata is obligated to provide two years of advertising and listing to ZAP Futures on any Web pages within its proprietary Web sites which lists financial information sources or futures traders. ZAP.COM plans to make any propriety Web page meeting these requirements and which it establishes available to the plaintiff to fulfill this obligation on behalf of Zapata and Zap Corporation. In addition, LFG has agreed not to sue or otherwise oppose the use by Zapata or its subsidiaries and successors and assigns of the use of the Zap mark in connection with specified activities, including the use of the Zap mark in connection with our network.



     ZAP.COM may be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by ZAP.COM and its licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. Even if ZAP.COM prevails, this litigation could materially and adversely affect its operating results and financial condition. Any claims of litigation from third parties may also result in limitations on ZAP.COM's ability to use the intellectual property subject to these claims or litigation unless ZAP.COM enters into arrangements with third parties responsible for these claims or litigation, which may be unavailable on commercially reasonable terms.


COMPETITION


     The market for Internet advertising, e-commerce opportunities and other commercial uses of the Internet as well as the market for Web site publishers who are candidates for network opportunities are new and rapidly evolving, and competition is expected to increase significantly in these markets. Barriers to entry are relatively insubstantial. Competition may also increase as a result of industry consolidation. ZAP.COM believes that the principal competitive factors for companies seeking to create a network on the Internet are critical mass, functionality, brand name, Web site participation in the network, loyalty, broad demographic profile and strategic relationships.



     ZAP.COM believes that its ability to compete depends on many factors both within and beyond its control, including the following:



     - the timing and market acceptance of the business model that ZAP.COM plans to use;


     - the ability to recruit high quality Web sites with required levels of traffic to the ZAP.COM Network;


     - the effectiveness of the ZAP.COM Network in terms of viewer traffic and reach and targeting and measuring programming to the network;



     - the number and types of strategic relationships established by ZAP.COM, including e-commerce partnerships;



     - sales and marketing efforts;



     - customer service and support efforts;


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


     - the ease of use, performance, price and reliability of solutions developed by ZAP.COM or its competitions



     ZAP.COM will compete with current and future suppliers of Internet navigational and information services, high-traffic Web sites and Internet service providers. These competitors include free information, search and content sites or services, such as America Online, Inc., CNET, Inc., CNN/Time Warner, Inc., Excite, Inc., Infoseek Corporation, Lycos, Inc., Netscape Communications Corporation , Microsoft Corporation and Yahoo! Inc. ZAP.COM will also compete with traditional forms of media such as newspapers, magazines, radio and television, for advertisers and advertising revenues. Several companies offer competitive products or services through Web advertising networks, including DoubleClick, 24/7 Media and Flycast Communications Corporation. ZAP.COM's business may also encounter competition from providers of advertising inventory management products and related services, including NetGravity, Accipiter and Adforce.



     ZAP.COM believes that this competition could have a significant and adverse impact on prices and terms of e-commerce relationships. The nature and number of ZAP.COM's competitors is expected to increase and change as ZAP.COM expands the scope of its services and product offerings. These competitors may have advantages in expertise, brand recognition and other factors.



     Many of ZAP.COM's potential competitors, including Web directories and search engines and large traditional media companies, have operating histories in the Web industry, established brand names and customer relationships and significantly greater financial, technical and marketing resources than ZAP.COM. Such competitors are able to adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, commerce companies, advertisers, third-party content providers and Web site publishers. They may also be able to respond more quickly than ZAP.COM can to new or emerging technologies or changes in customer requirements. We cannot guarantee you that potential ZAP.COM Network customers will not view our competitors as being more desirable for the distribution of their information over the Web. In addition, ZAP.COM's potential customers and strategic partners may have established collaborative relationships with certain of ZAP.COM's competitors or potential competitors, and high-traffic Web sites. Accordingly, we cannot guarantee you that ZAP.COM will be able to grow its network, traffic levels and customer base, or that competitors will not experience greater growth in traffic than ZAP.COM as a result of such relationships which could have the effect of making their networks and Web sites more attractive to advertisers, or that ZAP.COM's future strategic partners will not sever or will elect not to renew their agreements with ZAP.COM. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share. We do not know whether ZAP.COM will be able to compete successfully and competitive pressures may have a material adverse effect on ZAP.COM's prospects and revenues.


GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES


     There is an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and quality of products and services. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for ZAP.COM's service, increase ZAP.COM's cost of doing business or otherwise have a material adverse effect on ZAP.COM's prospects and revenues.

     Liability For Information Retrieved From ZAP.COM Participating Web Sites and From Other Internet Sites. Content may be accessed on Web sites participating in the ZAP.COM Network or on other Internet sites that are linked to the ZAP.COM Network. This content may be downloaded by users and subsequently transmitted to others over the Internet. By providing such links, ZAP.COM is exposed to claims that it is liable for wrongful actions by the owners of these sites. Claims of this nature have been brought, sometimes successfully, against providers of Internet services. ZAP.COM could also be exposed to liability with respect to third-party content that may be posted by users in chat rooms or bulletin boards which may be offered by Web site participants in the ZAP.COM Network or which are otherwise linked to the ZAP.COM Network. Also, ZAP.COM may be subject to claims alleging that, by directly or indirectly providing links to other web sites, ZAP.COM is liable for copyright or trademark infringement or the wrongful actions of third parties through their respective web sites.



     ZAP.COM's general liability insurance may not cover all potential claims to which ZAP.COM is exposed and may not be adequate to indemnify ZAP.COM for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could result in significant expense and cash demands which would adversely affect operating results and financial condition. Even to the extent that these claims do not result in liability to ZAP.COM, ZAP.COM could incur significant costs in investigating and defending against these claims which would also adversely affect operating results and financial condition.



     Online Content Regulations. Several federal and state statutes prohibit the transmission of indecent, obscene or offensive content over the Internet to particular groups of persons. In addition, pending legislation seeks to ban Internet gambling and federal and state officials have taken action against businesses that operate Internet gambling activities. The enforcement of these statutes and initiatives, and any future enforcement activities, statutes and initiatives, may result in limitations on the type of content and advertisements available on Web sites that participate in the ZAP.COM Network. To the extent that one or more network participants is adversely affected by such legislation and regulations, this could have a material adverse effect on ZAP.COM's attractiveness to customers and could adversely affect revenues and operating results. Further, legislation regulating online content could dampen the growth in use of the Internet generally and decrease the acceptance of the Internet as an advertising and electronic commerce medium, which could adversely affect and impede the growth of our revenues.


     Privacy Concerns. The Federal Trade Commission is considering adopting regulations regarding the collection and use of personal identifying information obtained from individuals when accessing web sites.


     Further, the FTC has begun investigations into the privacy practices of companies that collect information on the Internet. One investigation resulted in a consent decree in which an Internet company agreed to establish programs to implement the principles contemplated in the FTC regulations that are under consideration. Web site publishers participating in the ZAP.COM Network or ZAP.COM may become subject to a similar investigation, or the FTC's regulatory and enforcement efforts may adversely affect the ability of Web sites participating in the ZAP.COM Network from collecting and providing us with demographic and personal information from users. This could have an adverse effect on ZAP.COM's ability to provide highly targeted opportunities to our customers. Any of these developments would have a material adverse effect on ZAP.COM's revenues and growth prospects.



     It is also possible that cookies, or information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, possibly without the user's knowledge, which are used to track demographic information and to target advertising, may become subject to laws limiting or prohibiting their use. The passage of laws limiting or abolishing the use of cookies has been advocated by a number of authorities in the United States and other countries. Limitations on or elimination of the use of cookies by Web site publishers participating in the

ZAP.COM Network or ZAP.COM could limit the effectiveness of ZAP.COM's targeting of advertising and other programming delivered to its network. This could have a material adverse effect on ZAP.COM's revenues and growth prospects.



     The European Union recently enacted its own privacy regulations that may result in limits on the collection and use of certain user information. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. ZAP.COM cannot be certain that violations of local laws or new laws will not be alleged by certain applicable governments, ZAP.COM will not violate such laws or laws will not be modified or ones enacted in the future. Any of these events could materially adversely effect our revenues and growth prospects.



     Internet Taxation. A number of legislative proposals have been made at the federal, state and local level, and by various foreign governments, that would impose additional taxes on the sale of goods and services over the Internet and some states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. This legislation, or other attempts at regulating commerce over the Internet, may substantially impede the growth of commerce on the Internet and, as a result, adversely affect ZAP.COM's opportunity to derive financial benefit from those activities.



     Jurisdictions. It is possible that, although transmissions by ZAP.COM over the Internet originate primarily in New York, the governments of other states and foreign countries might attempt to regulate ZAP.COM's transmissions or prosecute ZAP.COM for violations of their laws. These laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on ZAP.COM's prospects, operating results and financial condition. In addition, as ZAP.COM expects its service to be available over the Internet in multiple states and foreign countries, these jurisdictions may claim that ZAP.COM is required to qualify to do business as a foreign corporation in each of these states or foreign countries. As of the date of this prospectus, ZAP.COM is not qualified to do business in any state other than New York, and failure by ZAP.COM to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject ZAP.COM to taxes and penalties and could result in the inability of ZAP.COM to enforce contracts in these jurisdictions. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to ZAP.COM's business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on ZAP.COM's prospects, operating results and financial condition.


LEGAL PROCEEDINGS


     Since the date of its organization through the date of this Prospectus, ZAP.COM has not been involved in any legal proceedings. Zapata and another of its wholly-owned subsidiaries, Zap Corporation, however have been sued for use of the Zap tradename and the ZAP.COM domain in connection with Web sites providing financial information. This suit has been settled. Please see "Business -- Intellectual Property." We cannot guarantee you that ZAP.COM will not in the future be involved in litigation incidental to the conduct of its business.


FACILITIES


     ZAP.COM's headquarters are currently located in Rochester, New York, in space subleased to it by Zapata. Under the sublease arrangement, annual rental payments are allocated on a cost basis. ZAP.COM also leases office space in New York City under a lease arrangement that expires in April 2000. ZAP.COM expects to expand its facilities as its operations grow. ZAP.COM believes that additional space will be available on commercially acceptable terms.

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


                                   MANAGEMENT




EXECUTIVE OFFICERS AND DIRECTORS


     The following table sets forth certain information concerning each executive officer of ZAP.COM immediately following the consummation of the rights offering:



NAME                                   AGE                           POSITION
----                                   ---                           --------
Avram A. Glazer......................  38    President, Chief Executive Officer and Director
Leonard DiSalvo......................  41    Vice President -- Finance and Chief Financial Officer
Marisa Bowe..........................  40    Vice President -- Network Content
Gordon E. Forth......................  38    Secretary



     Avram A. Glazer, age 38, has served as the sole director and President and Chief Executive Officer of ZAP.COM since its formation in April 1998. Mr. Glazer also serves as Zapata's President and Chief Executive Officer. He has held these positions since 1995. For more than five years prior to becoming Zapata's President and Chief Executive Officer, Mr. Glazer was employed by, and worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer. He also serves as a director of Zapata, Specialty Equipment Companies, Inc. (a food equipment manufacturer) and Viskase Corporation (f/k/a Envirodyne Corporation) (a food packaging company) and is chairman of the board and a director of Omega Protein Corporation (a marine protein company). He is 38 years of age.



     Leonard DiSalvo, age 41, has served as ZAP.COM's Vice President-Finance and Chief Financial Officer since April 1999. Mr. DiSalvo also serves as Zapata's Vice President-Finance and Chief Financial Officer, a position he has held since joining Zapata in September 1998. Mr. DiSalvo has 18 years of experience in the areas of finance and accounting. For the past two years, Mr. DiSalvo served as a finance manager for Canandaigua Brands, Inc., a national manufacturer and distributor of wine, spirits and beer. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo received his B.S. from St. John Fisher College and is a Certified Public Accountant.



     Marisa Bowe, age 40, has served as ZAP.COM's Vice President-Network Content since April 1999. Ms. Bowe is the founding Editor-in-Chief and Publisher of Word, which is Zapata's Web-based magazine, where she has been employed since February 1995. Before becoming Editor of Word, Ms. Bowe was Conference Manager of the Echo virtual community in New York City for approximately one year. Prior to joining the Echo virtual community, Ms. Bowe was a freelance writer and television producer for three years. Ms. Bowe is a member of the Advisory Committee of the Web Development Fund and a member of the Silicon Alley Reporter's "Silicon Alley 100" list.



     Gordon E. Forth, age 38, will become ZAP.COM's Corporate Secretary effective immediately following the closing of the offering. Mr. Forth has served as Zapata's corporate secretary since December 1998. Mr. Forth is a partner of Woods, Oviatt, Gilman, Sturman & Clarke LLP, a Rochester, New York based law firm which provides legal services to both Zapata and ZAP.COM. Mr. Forth has practiced law at the Woods, Oviatt firm since 1987. Mr. Forth received his B.A. from Hope College and his law degree and M.B.A. from Vanderbilt University.


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

KEY EMPLOYEES


     The following table sets forth the names and positions of ZAP.COM's key employees:



NAME                                     AGE              POSITION
----                                     ---              --------
Gaetano Guglielmino....................  29    Director of Marketing and Sales
Yoshi Sedeoka..........................  31    Art Director
Ranjit Bhatnager.......................  30    Technology Director
Jason Mohr.............................  27    Senior Designer



     Gaetano Guglielmino, age 29, has served as ZAP.COM's Director of Marketing and Sales since June 1999. From January 1998 until joining ZAP.COM, Mr. Guglielmino was employed by Bausch & Lomb Incorporated, where he was the Strategy Manager -- Disposable Contact Lenses for the Vision Care Division. From 1994 until 1998, Mr. Guglielmino served as the Business Manager for Bausch & Lomb's Thin Film Technology Division. Mr. Guglielmino received his B.S. and M.B.A. from Rochester Institute of Technology.



     Yoshi Sodeoka, age 31, has served as ZAP.COM's Art Director since April 1999. He is the founding Art Director of Word, where he has been employed since May 1998. Prior to joining Word, Mr. Sodeoka was employed for three years by Viacom's New Media department, where he worked on experimental interactive music projects for MTV. Prior to that position, Mr. Sodeoka was a Senior Designer at Nicholson from October 1993 to March 1995. Mr. Sodeoka received his computer graphics degree from Brooklyn's Pratt Institute. He has artistic training in his native Japan, and experience in CD-ROM design.



     Ranjit Bhatnager, age 30, has served as ZAP.COM's Technology Designer since April 1999. Mr. Bhatnager has served as Word's Technology Director since August 1998. Mr. Bhatnager worked for Philadelphia Online, Philadelphia Inquirer and Philadelphia Daily News as a programmer from September 1995 to August 1998. Prior to that position, Mr. Bhatnager was a programmer for approximately three years at the University of Pennsylvania, Philadelphia. Mr. Bhatnager has created interactive news for the Philadelphia Inquirer's Web site, educational multimedia for the University of Pennsylvania and occasions installations for the Franklin Institute Science Museum.



     Jason Mohr, age 27, has served as ZAP.COM's Senior Designer since April 1999. Mr. Mohr has most recently served as Word's Senior Designer since June 1996. He started with Word in July 1996 as a Senior Designer. Prior to that position, Mr. Mohr was a freelance designer. Mr. Mohr has also designed for National Geographic On-Line. Mr. Mohr earned a Bachelor of Fine Arts in Graphic and Packaging Design, with an emphasis on interactive media, from Pasadena Art Center in California.


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

                             EXECUTIVE COMPENSATION


     ZAP.COM has only recently incorporated and has not paid any compensation to any person associated with ZAP.COM, and presently has no employment agreements with its officers or other key employees. Upon completion of the rights offering, the compensation of ZAP.COM's executives who are also employed by Zapata will be paid by Zapata and a portion of that cost will be allocated to ZAP.COM under the services agreement to be entered into by Zapata and ZAP.COM. ZAP.COM will then reimburse Zapata for those costs. The costs will be based upon an estimate of the amount of time devoted by such employees to the operation and affairs of each corporation.


BOARD COMMITTEES


     The authorized number of directors of ZAP.COM is presently fixed at one. Avram Glazer is the sole director. Mr. Glazer anticipates expanding the board to five directors following the rights offering.



     Upon expansion of the size of the board to three or more directors, the by-laws require that two standing committees of the board of directors be activated: the audit committee and the compensation committee, each comprised of two or more directors. In addition, the board is expected to appoint a Conflicts Committee. The members of these committees will be appointed following the expansion of the board to three or more directors.



     The primary purpose of the audit committee will be to (1) select the firm of independent accountants that will audit ZAP.COM's financial statements, (2) discuss the scope and the results of the audit with the accountants and (3) review ZAP.COM's financial accounting and reporting principles. The audit committee will also examine and discuss the adequacy of ZAP.COM's financial controls with the independent accountants and with management.



     The functions of the compensation committee will be to review, approve and recommend to the board of directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer ZAP.COM's 1999 Incentive Plan.



     The conflicts committee will be charged with reviewing all proposed transactions between ZAP.COM and Zapata to evaluate the fairness of the transaction to ZAP.COM. In addition, the conflicts committee will administer on behalf of ZAP.COM, the agreements to be entered into by ZAP.COM and Zapata in connection with the rights offering, including the distribution agreement, the administrative services agreement, the tax sharing and indemnity agreement and the registration rights agreement. The conflicts committee will also have authority to review specific matters as to which ZAP.COM's board of directors believes there may be a conflict of interest with Zapata in order to determine if the resolution of such conflict proposed by management is fair and reasonable. The conflicts committee will consist solely of disinterested directors with respect to the financial interests of Zapata.


DIRECTOR COMPENSATION


     Each director who is not an employee of ZAP.COM will be compensated a set dollar amount for serving as a director. In addition, under the 1999 Directors Plan, each new non-employee director will, upon joining the board, be granted options to purchase shares of ZAP.COM common stock at the fair market value for the shares. These options will vest ratably over three years from the date of the grant. Please see "Stock Option Plans -- 1999 Non-Employee Director Plan" for more information. There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other persons under which such person was selected to serve as a director or officer.

STOCK OPTION PLANS

  1999 Long-Term Incentive Plan


     The 1999 Long-Term Incentive Plan, which was approved by ZAP.COM's board and Zapata as ZAP.COM's sole stockholder in April 1999, is intended to retain key executives and other selected employees, reward them for making major contributions to ZAP.COM's success and provide them with a proprietary interest in the growth and performance of ZAP.COM and its subsidiaries.



     Employees who participate in the 1999 Incentive Plan will be selected by ZAP.COM's board, or upon formation, the compensation committee, to make recommendations for grants under the 1999 Incentive Plan from among those employees who hold positions of responsibility and whose performance, in the judgment of the committee, has a significant effect on ZAP.COM's success.



     The total number of shares of ZAP.COM common stock that may be issued under the 1999 Incentive Plan will not exceed at any time 14.5% of ZAP.COM's outstanding shares of common stock. Thus, immediately prior to the closing of the rights offering, ZAP.COM will have reserved 7,250,000 shares for awards to be granted under the plan. This figure will increase based on the number of shares issued in the offering and in other transactions.



     The 1999 Incentive Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards and cash awards. Stock options may be incentive stock options that comply with Section 422 of the Code. The allocation of awards under the 1999 Incentive Plan is not currently determinable as such allocation is dependent upon future decisions to be made by the committee in its sole discretion, subject to the applicable provisions of the 1999 Incentive Plan.



     The exercise price of any stock option may, at the discretion of the committee, be paid in cash or by surrendering shares or another award under the 1999 Incentive Plan, valued at fair market value on the date of exercise or any combination of cash or stock. Vesting conditions for a stock option will be specified by the committee and set forth in the applicable option agreement. Vesting conditions may include, without limitation, provision for acceleration in the case of a change-in-control of ZAP.COM or for stock appreciation rights exercisable for cash, in lieu of the option, in the case of such a change-in-control of ZAP.COM.



     Stock appreciation rights are rights to receive, without payment to ZAP.COM, cash or shares of ZAP.COM common stock with a value determined by reference to the difference between the exercise or strike price of the stock appreciation rights and the fair market value or other specified valuation of the shares at the time of exercise. Stock appreciation rights may be granted in tandem with stock options or separately.



     Stock awards may consist of shares of ZAP.COM common stock or be denominated in units of shares of common stock. Stock awards may be subject to conditions established by the committee, including service, vesting conditions and performance conditions, including, without limitation, performance conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth measures or rates. A stock award may provide for voting rights and dividend equivalent rights.



     Cash awards may be subject to conditions specified by the committee, including service conditions and performance conditions.



     Payment of awards may be made in cash or shares or combinations of the two, as determined by the committee. An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award.

     An award may provide for a tax gross-up payment to a participant if a change in control of ZAP.COM results in the participant owing an excise tax or other tax above the rate ordinarily applicable, due to the parachute tax provisions of Section 280G of the Code or otherwise. The gross-up payment would be in an amount such that the net amount received by the participant, after paying the increased tax and any additional taxes on the additional amount, would be equal to that receivable by the participant if the increased tax were not applicable.



     Under the 1999 Incentive Plan, in April, 1999, ZAP.COM granted options to purchase shares at an exercise price of $5.00 per share to the following persons for the indicated number of shares: Mr. A. Glazer -- 365,000; Mr.
DiSalvo -- 100,000; Ms. Bowe -- 60,000; and Mr. Forth -- 10,000. These options generally vest ratably over the three year period following the date of grant.


  Non-Management Director Stock Option Plan


     The Non-Management Directors Option Plan, which was approved by ZAP.COM's board and Zapata as ZAP.COM's sole stockholder in April 1999, is intended to provide incentives to the directors of ZAP.COM who are not employees by providing them with options to purchase shares of ZAP.COM's common stock. Options for up to a maximum of 1.5% of ZAP.COM's outstanding shares of common stock may be issued under the Directors Option Plan. Thus, immediately prior to the closing of the rights offering, ZAP.COM will have reserved 750,000 shares of common stock for awards to be made under this plan. This figure will increase based on the number of shares issued in the offering.



     The Directors Option Plan provides that each ZAP.COM non-employee director will be granted options to purchase shares at a price determined by ZAP.COM's board. All options granted under the Directors Option Plan generally vest ratably over three years after the date of grant. Upon the occurrence of certain events such as stock dividends and stock splits, consolidations or mergers, an optionee's rights with respect to options granted are to be adjusted as provided in the Directors Option Plan. As of the date of this prospectus, no options have been awarded under the Directors Option Plan.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


  Zapata Corporation



     Prior to the rights offering, Zapata provided ZAP.COM with certain administrative and management services, including payroll, consulting and legal, which were billed on cost basis to ZAP.COM. These services totaled approximately $150,000 from inception through February 28, 1999. The costs of these services were directly charged and/or allocated using methods that ZAP.COM's management believe were reasonable.



     Prior to the consummation of the rights offering, Zapata and ZAP.COM intend to enter into a number of agreements for the purpose of defining their continuing relationship. These agreements will be negotiated in the context of a parent-subsidiary relationship and, therefore, will not be the result of negotiations between independent parties. It is the intention of Zapata and ZAP.COM that such agreements and the related transactions, taken as a whole, should accommodate the parties' interests in a manner that is fair to both parties, while continuing certain mutually beneficial arrangements. We cannot guarantee you that each of these agreements or the related transactions, will be effected on terms at least as favorable to ZAP.COM as could have been obtained from unaffiliated third parties. The following is a summary of the agreements which Zapata and ZAP.COM will enter into and which will become effective upon completion of the rights offering and if made, the stock distribution:



     Investment and Distribution Agreement. Under the investment and distribution agreement, Zapata will contribute to ZAP.COM $8,000,000 in cash in exchange for 10,000 shares of Series A preferred stock and 70,000 shares of Series B preferred stock. The agreement also contemplates that Zapata will assign to ZAP.COM all of its rights to Pixeltime, a java-based proprietary drawing system, and a related agreement licensing with Dr. Pepper/7Up, Inc. Zapata will also agree that its Word and Charged webzines and any other Web sites it acquires will join the ZAP.COM Network. The investment and distribution agreement also requires Zapata, if necessary, to make the stock distribution. ZAP.COM is required under the agreement to reserve from its authorized and unissued shares of common stock the number of shares of common stock into which the Series A preferred stock is convertible from time to time.



     The investment and distribution agreement provides that Zapata and ZAP.COM will indemnify each other with respect to any future losses that might arise from the rights offering or if made, the stock distribution, as a result of any untrue statement or alleged untrue statement in any rights offering or stock distribution document or the omission or alleged omission to state a material fact in any rights offering or stock distribution document (1) in ZAP.COM's case except to the extent such statement was based on information provided by Zapata and (2) in Zapata's case, only to the extent such loss relates to information supplied by Zapata.



     Services Agreement. The services agreement provides that Zapata will provide to ZAP.COM management and administrative services, as well as the use of designated office space and facilities. The administrative services to be provided by Zapata, through its employees, include financial reporting, accounting, auditing, tax, office services, payroll and human resources as well as the management consulting services. The services agreement further provides that ZAP.COM will provide Zapata with technical, creative and Webzine administrative support for its Word and Charged webzines and any other Web sites it may acquire in the future. Each party will pay the other party for these services at the estimated cost of providing such services. The services agreement shall continue until terminated by either party upon 120 days' notice.



     Tax Sharing and Indemnity Agreement. The tax sharing and indemnity agreement defines the parties' rights and obligations with respect to the filing of returns, payments, deficiencies and refunds of federal, state and other income, franchise or certain other taxes relating to

ZAP.COM's business for periods prior to and including the date on which ZAP.COM ceases to be a member of Zapata's consolidated tax group and with respect to certain tax attributes of ZAP.COM after is no longer a member of Zapata's consolidated tax group. With respect to periods ending on or before the last day of the taxable year in which ZAP.COM ceases to be a part of Zapata's consolidated tax group, Zapata is responsible for (i) filing both consolidated federal tax returns for the Zapata affiliated group and combined or consolidated state tax returns for any group that includes a member of the Zapata affiliated group, including, in each case, ZAP.COM for the relevant periods of time that ZAP.COM was a member of the applicable group, and (ii) paying the taxes relating to such returns (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities). ZAP.COM is responsible for reimbursing Zapata for its share of such taxes, if any. ZAP.COM is also responsible for filing returns and paying taxes relating to it for periods that begin before and end after ZAP.COM ceases to be a part of Zapata's consolidated tax group. This agreement is intended to allocate the tax liability between Zapata and ZAP.COM as if they were separate taxable entities. Zapata and ZAP.COM have also agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters.



     Registration Rights Agreement. The registration rights agreement which ZAP.COM and Zapata will enter into prior to the consummation of the rights offering will provide for ZAP.COM's grant of rights to Zapata with respect to the registration under the Securities Act of the shares of ZAP.COM common stock owned by Zapata at the closing of the rights offering. The registration rights agreement will entitle Zapata to demand ZAP.COM, not more than once in any 365 day period commencing on the first anniversary of the closing of the rights offering and on not more than three occasions after Zapata no longer owns a majority of the voting power of the outstanding capital stock of ZAP.COM, to file a registration statement under the Securities Act covering the registration of ZAP.COM common stock held by Zapata, including in connection with an offering by Zapata of its securities that are exchangeable for its common stock. Zapata's demand registration rights are subject to certain limitations, including that any such registration cover a number of shares of ZAP.COM common stock held by Zapata having a fair market value of at least $25.0 million at the time of the request for registration and that ZAP.COM may be able to temporarily defer a demand registration to the extent it conflicts with another public offering of securities by ZAP.COM or would require ZAP.COM to disclose certain material non-public information. Zapata will also be able to require ZAP.COM to include ZAP.COM common stock held by Zapata in a registration by ZAP.COM of its securities, subject to conditions, including the ability of the underwriters for the offering to limit or exclude ZAP.COM common stock held by Zapata from the offering.



     ZAP.COM and Zapata will share equally the out-of-pocket fees and expenses of a demand registration and Zapata will pay its pro rata share of underwriting discounts, commissions and related selling expenses. ZAP.COM will pay all expenses associated with a piggyback registration, except that Zapata will pay its pro rata share of the selling expenses. The registration rights agreement contains indemnification and contribution provisions (1) by Zapata for the benefit of ZAP.COM and related persons, as well as any potential underwriter and
(2) by ZAP.COM for the benefit of Zapata and related persons, as well as any potential underwriter. Zapata's demand registration rights will terminate on the date that Zapata owns, on a fully converted or exercised basis with respect to such securities held by Zapata, common stock representing less than 10% of the then issued and outstanding voting stock of ZAP.COM. Zapata's piggyback registration rights will terminate at such time as it is able to sell all of its common stock, including all common stock available upon exercise of all conversion and subscription privileges under Rule 144 within a three month period. Zapata also may transfer its registration rights to any transferee from it of common stock that represent, on a fully converted or exercised basis, at least 20% of the then issued and outstanding voting stock of ZAP.COM at the time of transfer; provided, however, that any such transferee will be limited to (i) two demand registrations if the transfer conveys less than a majority but more than 30% and
(ii) one demand registration if the transfer conveys 30% or less of the then issued and outstanding voting stock of ZAP.COM.



  American Internetwork Sports Company, LLC



     Immediately prior to the closing of the rights offering, ZAP.COM will enter into a Consulting Agreement with American Internetwork Sports Company, LLC to provide ZAP.COM with corporate, business and marketing advice on sports related aspects of ZAP.COM's business, involving sports related content, e-commerce opportunities, strategic alliances and Web sites who are candidates for the ZAP.COM Network and with respect to sports related marketing and promotional activities. American Internetwork Sports is owned and controlled by Avram Glazer's siblings Kevin Glazer, Bryan Glazer, Joel Glazer, Darcie Glazer and Edward Glazer. Bryan Glazer, Joel Glazer and Edward Glazer all serve as Executive Vice Presidents of the Tampa Bay Buccaneers, which is a member of the NFL.



     In exchange for these services, ZAP.COM will issue to American Internetwork Sports a Warrant Agreement which provides for warrants to purchase in the aggregate up to 2,000,000 shares of ZAP.COM common stock at an exercise price of $8.00 per share. These warrants will become exercisable on a cumulative basis in equal one-third amounts on each of the first three anniversary dates of the closing of the rights offering, subject to acceleration in certain events. In particular, the warrants will become immediately exercisable upon the occurrence of any of the following events:



     - ZAP.COM's market capitalization reaches $750 million for five consecutive trading days,



     - ZAP.COM has pre-tax operating income of $30 million or more for any 12 month period during any four consecutive quarters, or



     - Change in Control (as defined in the Warrant Agreement) of ZAP.COM occurs.



     Immediately prior to the closing of the rights offering, ZAP.COM will also enter into a registration rights agreement with American Internetwork Sports granting it the right to request the registration under the Securities Act all of the shares of ZAP.COM common stock that it owns. The registration rights agreement will entitle American Internetwork Sports to demand that ZAP.COM, not more than once after the first 365 days following the closing of the rights offering to register its shares for resale. This demand registration right is subject to limitations, including that ZAP.COM may be able to temporarily defer a demand for registration to the extent it conflicts with another public offering of securities by ZAP.COM or would require ZAP.COM to disclose certain material non-public information. American Internetwork Sports will also be able to require ZAP.COM to include ZAP.COM common stock in a registration by ZAP.COM of its securities, subject to conditions, including the ability of the underwriters for the offering to limit or exclude such shares from the offering. ZAP.COM and American Internetwork Sports will share equally the out-of-pocket fees and expenses of the demand registration and American Internetwork Sports will pay its pro rata share of underwriting discounts, commissions and related selling expenses. ZAP.COM will pay all expenses associated with a piggyback registration, except that American Internetwork Sports will pay its pro rata share of the selling expenses.



     The registration rights agreement will contain indemnification and contribution provisions (1) by American Internetwork Sports for the benefit of ZAP.COM and related persons, as well as any potential underwriter and (2) by ZAP.COM for the benefit of American Internetwork Sports and related persons, as well as any potential underwriter. American Internetwork Sports' piggyback registration rights will terminate at such time as it is able to sell all of its common stock, including all common stock available upon exercise of all conversion and subscription privileges, under Rule 144 under the Securities Act within a three month period. American Internetwork Sports may transfer its registration rights to any transferee of all of its common stock.



  Other



     Gordon E. Forth, who will become corporate secretary upon the closing of the rights offering, is a partner at Woods, Oviatt, Gilman, Sturman & Clarke, which has acted as counsel ZAP.COM and Zapata in connection with the rights offering and stock distribution.

                         SECURITY OWNERSHIP OF ZAP.COM


     The following table sets forth certain information known to ZAP.COM regarding beneficial ownership of ZAP.COM common stock as of May 30, 1999, and as adjusted to reflect the sale of common stock at a minimum and maximum number of shares for (1) each executive officer and director of ZAP.COM who beneficially owns shares; (2) each stockholder known to ZAP.COM to beneficially own 5% or more of ZAP.COM's outstanding securities; and (3) all executive officers and directors as a group. ZAP.COM believes that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.



                                              AMOUNT AND
                                              NATURE OF                    AFTER          AFTER
                                              BENEFICIAL     BEFORE       MINIMUM        MAXIMUM
          NAME OF BENEFICIAL OWNER            OWNERSHIP     OFFERING    OFFERING(2)    OFFERING(3)
          ------------------------            ----------    --------    -----------    -----------
Zapata Corporation(1).......................  50,000,000       100%          94%          78.6%
All executive officers and..................
  directors as a group......................          --        --           --             --


---------------

(1) Zapata's address is 100 Meridian Centre, Suite 350, Rochester, New York 14618. As a result of this ownership and the Series A preferred stock owned by Zapata, Zapata controls ZAP.COM. Malcolm Glazer, through an entity he owns and controls, owns beneficially and of record approximately 45% of Zapata's outstanding common stock and, by virtue of such ownership, Malcolm Glazer may be deemed to control Zapata and, therefore, beneficially own the ZAP.COM securities held by Zapata. Mr. Glazer disclaims any beneficial ownership of ZAP.COM's common stock beneficially owned by Zapata.



(2) After giving effect to the issuance of 135,306 common shares to the Glazers or an entity owned by them and an assumed distribution of 3,000,000 common shares by Zapata to its stockholders.



(3) After giving effect to the issuance of 13,612,000 common shares upon the closing of the rights offering.

                           DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL STOCK


     Immediately following the consummation of the rights offering, ZAP.COM's authorized capital stock will consist of (1) 1,500,000,000 shares of ZAP.COM common stock, par value $.001 per share and (2) 150,000,000 shares of preferred stock, par value $.01 per share, of which 10,000 shares are designated as Series A preferred stock, 100,000 shares are designated as Series B preferred stock and 149,890,000 shares are undesignated. Upon closing of the rights offering, ZAP.COM will have outstanding 10,000 shares of Series A preferred stock, 70,000 shares of Series B preferred stock and between 50,000,000 and 63,612,000 shares of common stock. The following summary description of ZAP.COM's capital stock and other securities is qualified in its entirety by reference to ZAP.COM's Restated Articles of Incorporation and Amended and Restated By-Laws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part and to the applicable provisions of the Nevada Corporate Law.


  Common Stock


     The holders of the outstanding common stock are entitled to receive and share ratably dividends if, as and when declared by the board of directors out of funds legally available therefor with respect to ZAP.COM's outstanding common stock. Please see "Dividend Policy." In addition, in the event of a liquidation, dissolution or winding-up of ZAP.COM, the holders of common stock are entitled to share equally and ratably in the net assets of ZAP.COM, if any, remaining after paying all debts and liabilities of ZAP.COM and payment of all liquidation preferences of any outstanding shares of preferred stock, including the Series A preferred stock and Series B preferred stock. In specified circumstances, as described below, the holders of common stock may be required to share dividend's or distribution of net assets on dissolution, liquidation or winding-up of ZAP.COM with Zapata as the holder of the Series A preferred stock. Please see "Description of Securities -- Authorized Capital Stock -- Series A Preferred Stock."



     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock vote together with the holders of the Series A preferred stock as a single class on almost all matters presented to stockholders for a vote. Please see "Description of Securities -- Authorized Capital Stock -- Series A Preferred Stock."



     Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of the rights offering and, if applicable, the stock distribution, will be, fully paid and nonassessable. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by the rights of holders of ZAP.COM's Series A preferred stock, and Series B preferred stock and shares of any class or series of preferred stock which ZAP.COM may designate and issue in the future.


  Preferred Stock


     The ZAP.COM board has the authority to issue up to 150,000,000 shares of preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the ZAP.COM stockholders. The issuance of preferred stock by the ZAP.COM board could adversely affect the rights of holders of common stock. As of the date of this prospectus, except for the Series A preferred stock and Series B preferred stock, there are no shares of preferred stock designated or outstanding.

     The potential issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of ZAP.COM and may discourage bids for ZAP.COM common stock at a premium over its market price and may adversely affect the market price of, and the voting and other rights of the holders of, the ZAP.COM common stock. ZAP.COM has no current plans to issue any shares of preferred stock other than the Series A preferred stock and the Series B preferred stock.


  Series A Preferred Stock


     The ZAP.COM board of directors designated 10,000 shares as Series A preferred stock, $0.01 par value per share. The following is a summary of the terms of the Series A preferred stock.



     The Series A preferred stock ranks junior to the Series B preferred stock with respect to dividend rights and rights upon dissolution, liquidation or winding up of ZAP.COM. Upon the occurrence of such event, proceeds remaining after the satisfaction of all liabilities and payment of the Series B preferred stock preference amount and all other preferred stock preference amounts superior to the Series A preferred stock, Zapata, as the holder of Series A preferred stock, shall be entitled to the original issue price of $100 per share prior to any distribution of net assets to the holders of common stock or other equity securities ranking junior to the Series A preferred stock.



     Zapata, as the holder of the Series A preferred stock, shall not be entitled to any dividends or additional distributions, whether upon dissolution, liquidation or winding up of ZAP.COM, unless at the time the dividend or distribution is declared, the percentage of the outstanding ZAP.COM common stock held by Zapata ("Zapata Actual Percentage") is less than 35% ("Zapata Minimum Percentage") of ZAP.COM's total outstanding shares of common stock as a result of dilution. If the Zapata Actual Percentage is below the Zapata Minimum Percentage, then Zapata, as the holder of Series A preferred stock, shall be entitled to receive a percentage of the dividend or distribution amount declared which is equal to the difference between the Zapata Minimum Percentage and the Zapata Actual Percentage as of the applicable record date and the holders of the common stock (including Zapata with respect to its common stock) shall be entitled to receive the balance of the dividend or distribution amount. The holders of the Series A preferred stock and the common stock shall be entitled to receive such amounts on an equal priority basis. For example, if on the date of ZAP.COM's liquidation, Zapata's ZAP.COM common stock holdings have been diluted to 20% of the outstanding common stock, and $20,000,000 is available for distribution after the satisfaction of all liabilities and payment of all liquidation preferences of any outstanding shares of preferred stock, including the Series A preferred stock and the Series B preferred stock, then ZAP.COM would distribute $3,000,000 with respect to the Series A preferred stock and $17,000,000 with respect to the common stock. The $3,000,000 distributed with respect to the Series A preferred stock represents 15% of the amount distributed or the difference between the Zapata Minimum Percentage (i.e., 35%) and the Zapata Actual Percentage (i.e., 20%).



     If at any time after the ZAP.COM common stock held by Zapata constitutes less than the Zapata Minimum Percentage and Zapata transfers or otherwise disposes of any common stock, then the Zapata Minimum Percentage shall be reduced to the percentage that Zapata's remaining ZAP.COM common stock constitutes all of ZAP.COM's outstanding common stock.



     If at any time Zapata transfers the Series A preferred stock to a third party and immediately prior to the transfer, the Zapata Actual Percentage is less than the Zapata Minimum Percentage, then upon transfer, the Series A preferred stock will automatically convert into common stock. The number of shares of common stock into which the Series A preferred stock converts will equal that number of shares which will constitute upon issuance a percentage of ZAP.COM's outstanding common stock that equals the difference between the Zapata Minimum Percentage and the Zapata Actual Percentage immediately prior to transfer. If the Zapata Actual Percentage is equal to or greater than the Zapata Minimum Percentage at the time the Series A preferred stock is transferred, then the Series A preferred stock will not convert and the right of the Series A preferred stock to receive dividends and distributions above and beyond the $8,000,000 liquidation preference amount and all conversion and voting rights will automatically terminate.



     In almost all matters presented to stockholders for a vote (including the election of directors or any merger, liquidation, sale of assets or charter amendment proposals), the holders of the Series A preferred stock and the common stock vote as a single class. Each share of Series A preferred stock is entitled to 50,000 votes. Cumulative voting for the election of directors is not provided for in ZAP.COM's Restated Articles of Incorporation, which means that the holders of the Series A preferred stock will control all stockholders votes. Each share of common stock is entitled to one vote in all matters presented to stockholders. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption.



  Series B Preferred Stock



     The ZAP.COM board of directors designated 100,000 shares of Series B preferred stock, $.01 par value per share. The following is a summary of the terms of the Series B preferred stock.



     The Series B preferred stock ranks senior to the Series A preferred stock with respect to dividend rights and rights upon dissolution, liquidation or winding-up of ZAP.COM. Upon the occurrence of such an event, the proceeds remaining after the satisfaction of all liabilities and payment of and all other preferred stock preference amounts superior to the Series B preferred stock, the holders of the Series B preferred stock, shall be entitled to the original issue price of $100 per share together with accretions as discussed below and all accumulated and unpaid dividends prior to any distribution of net assets to the holders of any equity securities ranking junior to the Series B Preferred Stock, including Series A preferred stock and common stock.



     The Series B preferred stock will accrue dividends on the liquidation amount of the stock at the rate of 8% per annum. The dividends are cumulative, but shall not be payable unless and until declared by the board of directors. The dividends are payable through accretion of the liquidation preference or additional shares of Series B Preferred Stock until June 15, 2002 at which time dividends will be payable in cash. Securities that rank junior or on parity with the Series B preferred stock may not be repurchased and no dividends may be declared with respect to such securities if ZAP.COM is in default with respect to the Series B preferred dividends or the repurchase of Series B preferred stock.



     Following the first anniversary of the closing date of the rights offering, ZAP.COM may be required to mandatorily redeem all or a portion of the Series B preferred stock upon the following terms at the election of the holders of the Series B preferred stock within 180 days after the occurrence of any of the following events:



     - as of the end of any fiscal quarter, ZAP.COM has cash and cash equivalent balances of $15,000,000 or more, in which case the Series B preferred stock will be repurchased in four equal quarterly payments and interest shall accrue on the deferred payment at the rate of prime plus 3%;



     - as of the end of any fiscal quarter, ZAP.COM's earnings before interest, taxes and depreciation exceeds $5,000,000 for the four quarters ended as of such date, in which case the Series B preferred stock will be repurchased in four equal quarterly payments and interest shall accrue on the deferred payment at the rate of prime plus 3%;



     - as of any date, ZAP.COM shall have had average market capitalization of $100,000,000 or more for any 30 day period, in which case the Series B preferred stock may be repurchased and paid for in full on the date of purchase, which must occur during the 180 days following the holder's election to redeem the shares; and



     - ZAP.COM closes an underwritten public offering which results in gross proceeds to ZAP.COM of $20,000,000 or more, in which case the Series B preferred stock will be repurchased and payable in full simultaneously with the closing of such offering.



     The redemption price will equal the liquidation value of the shares being redeemed plus all accrued and unpaid cash dividends.


  Rights


     ZAP.COM is granting on the date hereof rights to holders of Zapata common
stock on             , 1999. The rights are each exercisable for one share of
ZAP.COM common stock at an exercise price of $8.00 per share. Rights may not be transferred, in whole or in part, except to immediate family members of, or entities owned or controlled by the rights holder. Unless extended, the rights
expire on             , 1999. For more information about the rights and the
rights offering see "The Offering."



ANTI-TAKEOVER EFFECTS OF NEVADA LAW AND CHARTER


  Board of Directors


     ZAP.COM's Restated Articles of Incorporation provide that, except as otherwise fixed by the provisions of a certificate of designation setting forth the rights of the holders of any class or series of preferred stock, the number of the directors of ZAP.COM will be fixed from time to time exclusively through a resolution adopted by a majority of the total number of directors which ZAP.COM would have if there were no vacancies. After the size of the board is expanded to three or more directors, the directors, other than those who may be elected by the holders of preferred stock, will be automatically classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. In such event, the terms of the directors elected first to the ZAP.COM board will expire at the next annual meeting of stockholders, after which the classified board becomes effective and the remaining directors will be designated by the directors first elected to the board to one of the other two classes, which terms will expire at the second and third annual stockholders' meeting occurring after the classified board becomes effective. Commencing with the first annual meeting of stockholders occurring after the classified board becomes effective, directors elected to succeed directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor is duly elected and qualified.



     The Articles provide that except as otherwise provided for or fixed by a certificate of designation setting forth the rights of the holders of any class or series of preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the ZAP.COM board resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of ZAP.COM's board, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the ZAP.COM board will shorten the term of any incumbent director. Subject to the rights of holders of preferred stock, any director may be removed from office only for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all voting stock then outstanding, voting together as a single class.

     Once the classified board is effective, these provisions will preclude a third party from removing incumbent directors and simultaneously gaining control of the ZAP.COM board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the ZAP.COM board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of ZAP.COM.


  Special Meetings of Stockholders


     ZAP.COM's Articles provide that special meetings of the stockholders of ZAP.COM can be called only by the chairman of the board of directors, or a majority of the members of the board of directors. A special meeting may also be called by Zapata so long as it continues to hold 50% or more of the voting power of all classes of outstanding capital stock of ZAP.COM.


  Written Consent


     Under ZAP.COM's Articles, the stockholders of ZAP.COM may not take action in writing without a meeting of the stockholders after the date on which Zapata no longer beneficially owns at least 50% of the voting power of all classes of outstanding capital stock.


  Advance Notice Requirements for Stockholder Proposals and Director Nominations


     ZAP.COM's by-laws require that timely notice in writing be provided by stockholders seeking to bring business before, or to nominate candidates for election as directors at, the annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of ZAP.COM not less than 120 days nor more than 150 days prior to the first anniversary of the date of ZAP.COM's notice of annual meeting provided with respect to the previous year's annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 days earlier than or 60 days after that anniversary, notice will be timely if received no more than 90 days later than the later of (1) 60 days prior to the annual meeting of stockholders or (2) the close of business on the 10th day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever first occurs. ZAP.COM's by-laws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from timely bringing matters before, or from nominations for directors at, an annual meeting of stockholders.


  Amendments


     The Articles provide that the affirmative vote of the holders of at least 66 2/3% of ZAP.COM's voting stock, voting together as a single class, is required to amend provisions of the Articles relating to stockholder action without a meeting; the calling of special meetings; the number, election and term of the ZAP.COM directors; the filling of vacancies; and the removal of directors. The Articles further provide that the related by-laws described above (including the stockholder notice procedure) may be amended only by the ZAP.COM board or by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of voting stock, voting together as a single class.


NEVADA ANTI-TAKEOVER LAWS AND CERTAIN CHARTER PROVISIONS


     The Nevada Code contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the Nevada Code, except under specified circumstances, business combinations with interested stockholders are not permitted for a period of three years following the date such stockholder becomes an interested stockholder. The Nevada Code defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of a Nevada corporation. As permitted under Nevada law, ZAP.COM has "opted out" of the application of the business combination statute by inserting a provision doing so in its Articles. The Articles can be amended at any time to subject ZAP.COM to the effect of the business combinations statutes. Under Nevada law, the Articles may be amended with a resolution adopted by the ZAP.COM board and ratified by a vote of a majority of the voting power of ZAP.COM's outstanding voting stock.



     In addition to the business combination statute, the Nevada Code generally disallows the exercise of voting rights with respect to "control shares" of an "issuing corporation" held by an "acquiring person," unless such voting rights are conferred by a majority vote of the disinterested stockholders. "Control shares" are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (1) acquire or offer to acquire in an acquisition of a controlling interest and (2) acquire within ninety days immediately preceding the date when the acquiring person became an acquiring person. An "issuing corporation" is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. While ZAP.COM does not currently exceed the control share statute thresholds, it may do so in the future. Further, ZAP.COM does not "do business" in Nevada within the meaning of the control share acquisition statute and it does not plan to do so. Therefore, the control share acquisition statute does not currently apply to ZAP.COM.



     If the business combination statute and/or the control share acquisition statute becomes applicable to ZAP.COM in the future, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control of ZAP.COM and to make changes in management more difficult.



     The Nevada Code permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation. As a result, ZAP.COM's board of directors may have considerable discretion in considering and responding to unsolicited offers to purchase a controlling interest in ZAP.COM.


LIABILITY OF DIRECTORS; INDEMNIFICATION


     ZAP.COM believes that certain provisions of its Articles and by-laws will be useful to attract and retain qualified persons as directors and officers. The Articles limit the liability of directors to the fullest extent permitted by Nevada law. This is intended to relieve ZAP.COM's officers and directors from monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including:


     - acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or

     - the willful or grossly negligent payment of unlawful distributions.


     ZAP.COM's Articles and by-laws generally require ZAP.COM to indemnify, its directors and officers to the fullest extent permitted by Nevada law. The Articles and ZAP.COM's by-laws also require ZAP.COM to advance expenses, to its directors and its officers to the fullest extent permitted by Nevada law upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that they are not entitled to indemnification by ZAP.COM.

     Prior to the consummation of the rights offering and, if made, the stock distribution, ZAP.COM intends to enter into agreements with its officers and directors which provides for the indemnification and advancement of expenses by ZAP.COM. ZAP.COM also intends to obtain, prior to the completion of the rights offering and, if made, the stock distribution, officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.


     At present there is no pending litigation or proceeding involving a director, officer, associate or other agent of ZAP.COM for which indemnification is being sought. ZAP.COM is also not aware of any threatened litigation that may result in claims for indemnification.

TRANSFER AGENT & REGISTRAR


     The transfer agent and registrar for ZAP.COM common stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Prior to the rights offering and, if made, the stock distribution, there has been no market for the ZAP.COM common stock, and there can be no assurance that a significant public market for the ZAP.COM common stock will develop or be sustained after this offering. Future sales of substantial amounts of ZAP.COM common stock, including shares issued to Web site publishers in consideration for joining the ZAP.COM Network and upon exercise of outstanding options and warrants, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair ZAP.COM's ability to raise capital through the sale of its equity securities.



     Upon completion of the rights offering and if made, the stock distribution, ZAP.COM will have outstanding 10,000 shares of Series A preferred stock, 70,000 shares of Series B preferred stock and between 50,000,000 and 63,612,000 shares of common stock. ZAP.COM will have reserved 2,000,000 shares for shares purchasable under warrants held by American Internetwork Sports Company, LLC for purchase at a price of $8.00 per share. Immediately prior to the closing of the rights offering ZAP.COM will also have reserved 7,250,000 shares and 750,000 shares for options awarded or to be awarded under the 1999 Incentive Plan and the 1999 directors Plan, respectively. Because the number of shares reserved for issuance upon the exercise of awards made or to be made under the 1999 Incentive Plan and the 1999 Directors Plan is 16% of the aggregate number of shares of outstanding stock from time to time, future issuances of common stock, in the rights offering, in acquisitions or otherwise, will result in an increase in the number of awards available to be made under these plans. Please see
"Management -- Stock Option Plans."



     The shares of common stock issued in the rights offering and if made, the stock distribution will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by an "affiliate" of ZAP.COM, as that term is defined in Rule 144, may generally be sold only in compliance with Rule 144, as described below. All of the outstanding shares of common stock owned by Zapata and Avram Glazer and any entity controlled by them will be "restricted securities" as that term is defined in Rule 144, and may be sold only if registered under the Securities Act or in accordance with an applicable exemption from such registration, such as Rule 144. Malcolm Glazer may also be considered an affiliate of Zapata, though he disclaims any control of Zapata and the ZAP.COM shares which he holds and controls.



     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a stockholder who has beneficially owned for at least one year shares privately acquired directly or indirectly from ZAP.COM or from an affiliate of ZAP.COM, and persons who are affiliates of ZAP.COM who have acquired the shares in registered transactions, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of:
(1) 1% of the number of outstanding shares of common stock (or approximately between 500,000 and 636,120 shares immediately after completion of the rights offering); or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain requirements relating to the manner and notice of sale and the availability of current public information about ZAP.COM. Under Rule 144(k), a person who is not deemed to have been an affiliate of ZAP.COM at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner except an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.



     ZAP.COM intends to enter into a registration rights agreement with Zapata under which Zapata will have demand and piggyback registration rights. Please see "Certain Relationships and Related Party Transactions -- Registration Rights Agreement." Zapata can exercise these privileges any time one year after the closing of the rights offering to sell all of the common stock it holds until its beneficial ownership falls below 10% of ZAP.COM's outstanding common stock. ZAP.COM also intends to enter into a registration rights agreement with American Internetwork Sports Company, LLC. See "Certain Relationships and Related Party Transactions -- American Internetwork Sports Company, LLC." American Internetwork Sports Company, LLC can also exercise those privileges to sell all of the common stock its has purchased under its warrants.



     ZAP.COM also anticipates that following the closing of the rights offering it will file registration statements on Form S-8 covering the common stock that may be issued upon the exercise of options granted under the 1999 Incentive Plan and 1999 Directors Plan will be filed and that shares of common stock that are so acquired and offered under these registration statements generally may be resold in the public market without restriction or limitation, except in the case of affiliates of ZAP.COM, whom generally may only resell such shares in accordance with each provision of Rule 144, other than the holding period requirement.



     We are also likely to issue large amounts of additional common stock in the future in connection with payments made to Website publishers for joining and participating in the ZAP.COM Network or in other acquisitions. These shares will become available for resale at various dates in the future. The availability of these shares could adversely affect the price of our stock.



                        FEDERAL INCOME TAX CONSEQUENCES



     The following describes the material federal income tax consequences affecting holders of Zapata common shares receiving rights in this offering and shares of ZAP.COM common stock in the stock distribution if it is made. Because of the complexity of the provisions of the Internal Revenue Code of 1986 referred to below and because tax consequences may vary depending upon the particular facts relating to each holder of Zapata common shares, such holders should consult their own tax advisors concerning their individual tax situations and the tax consequences of this offering.



     Neither Zapata nor ZAP.COM has obtained a private letter ruling from the Internal Revenue Service nor an opinion of tax counsel with respect to possible federal income tax consequences of the rights offering or the stock distribution. ZAP.COM, however, is generally aware of the taxability of a corporate distribution of property to stockholders. ZAP.COM believes that, under current interpretations of case law, the Code and applicable regulations, the federal income tax consequences applicable to holders of Zapata common stock receiving rights and shares in the stock distribution, if made, are as described below. No assurance can be given that positions contrary to those described below will not be taken by the Internal Revenue Service or any court of law.



RIGHTS OFFERING


  Distribution of Rights to Holders of Zapata Shares


     The rights, can be considered as constituting "property" within the meaning of Section 317(a) of the Code. The federal income tax consequences of a distribution of the rights by ZAP.COM to holders of Zapata common stock, as determined under the Code and the applicable regulations, are as follows: Each holder of Zapata common stock will be deemed to have received a distribution from Zapata, generally taxable as ordinary dividend income, in an amount equal to the fair market value (if any) of the rights, as of the date of distribution, but only to the extent that Zapata has current or accumulated earnings and profit, in its taxable year of distribution. That portion, if any, by which the fair market value of the rights exceed Zapata's current or accumulated earnings and profits would be treated as a return of capital to the extent of the holder's tax basis in his Zapata common stock and, then, as gain from the sale of such stock to the extent of any remaining excess. Each corporate holder of Zapata common stock (other than foreign corporations and S corporations) receiving rights and recognizing dividend income would be entitled to the dividends-received deduction for corporations (generally 70%, but 80% under certain circumstances) with respect to such dividends. However, the 70% dividends-received deduction would not be available with respect to stock unless, among other requirements, certain holding period requirements were satisfied.



     In addition, under Section 1059 of the Code, a corporate stockholder whose holding period, as determined using rules similar to those contained in Section 246(c) of the Code, is two years or less (as of the distribution announcement date) would be required to reduce the tax basis of such Zapata common stock (but not below zero) by that portion of any "extraordinary dividend," as defined in the Code, that is not taxed because of the dividends-received deduction. If the portion exceeded the corporate stockholder's tax basis for its Zapata common stock, any such excess would be treated as gain on the subsequent sale or disposition of the stock for the taxable year in which the extraordinary dividend is received.



     Since the fair market value of the rights will determine the amount of taxable income, returned capital or capital gain deemed received by the holders of Zapata common stock, the determination of the fair market value of each right as of the date of distribution is critical. Because of the predominantly factual nature of determining the fair market value, if any, of the rights, it is difficult for management to express an opinion with respect to the fair market value of the rights.


  Exercise of Rights


     Holders of rights, whether corporate or non-corporate, will recognize neither gain nor loss upon the exercise of the rights. A holder of rights who receives shares of ZAP.COM common stock upon the exercise of the rights will acquire a tax basis in such shares equal to the sum of the exercise price paid under this rights offering and the tax basis (if any) of the rights.



  Lapses of Rights



     The federal income tax treatment applicable to holders of rights who fail to exercise or transfer their rights prior to the expiration date is set forth in Section 1234 of the Code. Holders of rights who allow their rights to lapse are deemed under the Code to have sold their rights on the date on which the rights expire. A holder who sells a right will recognize gain or loss equal to the difference between the holder's basis in the right and the amount received in exchange for the right. The tax basis of the rights in the hands of each holder (whether corporate or non-corporate) of Zapata common stock will be equal to the fair market value (if any) of the rights as of the date of distribution. Further, each rights holder who receives rights will have a holding period for his rights that begins on the date of receipt of the rights. Gain or loss from the sale of the right will be a capital gain or loss if the common stock into which the right is convertible would have been a capital asset in the hands of the holder.



     Since upon lapse of a right no consideration will be received by a holder of rights, and since the rights will have been held for less than 12 months, a short-term capital loss equal to the tax basis (if any) in the rights will be sustained by the holder on such lapse, provided that ZAP.COM common stock subject to the rights would have been a capital asset in the hands of the holder had it been acquired by him. Short-term capital losses incurred by non-corporate taxpayers may be used to offset short-term or long-term capital gains realized, plus up to $3,000 ($1,500 in the case of a married individual filing a separate return). Non-corporate taxpayers may carry forward indefinitely, but may not carry back, unused net capital losses. When carried forward by non-corporate taxpayers, short-term capital losses retain their short-term character and are treated as sustained in the taxable year to which they are carried forward. Short-term capital losses incurred by corporations may be used only to offset short-term or long-term capital gains. Unused capital losses, however, generally may be carried back by corporate taxpayers to the three taxable years preceding the loss year and carried forward to the five succeeding taxable years. When carried back or carried forward, short-term capital losses retain their character as short-term and are treated as sustained in the taxable year to which they are carried. Accordingly, certain rights holders who allow their rights to lapse may recognize ordinary income upon receipt of the rights and a potentially deferred or non-deductible capital loss upon the lapse of such rights.


STOCK DISTRIBUTION


  Distribution of Common Stock



     Each Zapata stockholder will be considered to have received a distribution in an amount equal to the fair market value, when distributed, of the shares of ZAP.COM common stock received by the stockholder plus the amount of any cash received in lieu of fractional shares of ZAP.COM common stock. Such a distribution would be taxed to the stockholder in the same manner as is the distribution of the rights as described under "Federal Income Tax
Consequences -- Rights Offering -- Distribution of Rights to Holders of Zapata Shares."


  Basis


     A Zapata stockholder's tax basis in the shares of ZAP.COM common stock received in the stock distribution would equal the fair market value of the ZAP.COM common stock on the date of the stock distribution, and the stockholder's holding period for the shares of ZAP.COM common stock would begin the day after that date. A Zapata stockholder's tax basis in the Zapata common stock would not be affected by the stock distribution, unless the amount of the stock distribution exceeded the current and accumulated earnings and profits of Zapata attributable to the stockholder and was treated as a non-taxable reduction in tax basis to the extent of the returned capital. Upon a subsequent sale of the shares of ZAP.COM common stock, a stockholder would recognize gain or loss measured by the difference between the amount realized on the sale and the stockholder's tax basis in the shares of ZAP.COM common stock sold.


GENERAL


     The material federal income tax consequences set forth above may not be applicable to stockholders who received their shares of Zapata common stock through the exercise of an option or otherwise as compensation, who are not citizens or residents of the U.S. or who are otherwise subject to special treatment under the Code. Holders of Zapata common stock should consult their own tax advisors concerning their individual tax situations and the tax consequences of the rights offering and stock distribution.


                                    EXPERTS


     The financial statements as of February 28, 1999 and for the period April 2, 1998 to February 28, 1999 included in this prospectus have been so included in reliance on the report (which contains an emphasis paragraph relating to Zapata Corporation's commitment for an equity contribution to ZAP.COM Corporation) of PricewaterhouseCoopers LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

     The validity of the ZAP.COM common stock offered hereby will be passed upon by, Woods, Oviatt, Gilman, Sturman & Clarke LLP.

                             AVAILABLE INFORMATION


     ZAP.COM has filed with the Securities and Exchange Commission a registration statement, which includes certain exhibits, under the Securities Act of 1933 for the securities offered by this prospectus. This prospectus contains general information about the contents of contracts and other documents filed as exhibits to the registration statement. However, this prospectus does not contain all of the information set forth in the registration statement and the exhibits filed with the registration statement. You should read the registration statement and the exhibits for further information about ZAP.COM, the rights offering and the stock distribution.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................   F-2
Balance Sheet...............................................   F-3
Statement of Operations.....................................   F-4
Statement of Cash Flows.....................................   F-5
Statement of Changes in Stockholder's Deficit...............   F-6
Note to Financial Statements................................   F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of ZAP.COM Corporation

     In our opinion, the accompanying balance sheet and related statements of operations, stockholder's deficit and cash flows present fairly, in all material respects, the financial position of ZAP.COM Corporation (a Development Stage Company, the "Company") at February 28, 1999 and the results of its operations and its cash flows for the period from April 2, 1998 (date of inception) through February 28, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 3, Zapata Corporation, the shareholder of the Company, has committed to an equity contribution of $8,000,000 to the Company.

PricewaterhouseCoopers LLP

New Orleans, Louisiana

April 9, 1999, except as


to the last paragraph of


Note 7 which is as


of April 12, 1999

                         PART I.  FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS AND NOTES

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                                 BALANCE SHEET


                                                              FEBRUARY 28,
                                                                  1999
                                                              ------------
                                  ASSETS
ASSETS:
  Property and equipment....................................   $  39,588
                                                               ---------
          Total assets......................................   $  39,588
                                                               =========
                  LIABILITIES AND STOCKHOLDER'S DEFICIT
LIABILITIES:
  Due to related party......................................   $  39,588
  Payable to stockholder....................................      62,260
  Accrued liabilities.......................................      87,308
                                                               ---------
          Total liabilities.................................     189,156
                                                               ---------
COMMITMENTS & CONTINGENCIES
STOCKHOLDER'S DEFICIT:
  Common stock, no par value, 25,000 shares authorized,
     1,000 shares issued and outstanding....................          10
  Deficit accumulated during the development stage..........    (149,578)
                                                               ---------
          Total stockholder's deficit.......................    (149,568)
                                                               ---------
          Total liabilities and stockholder's deficit.......   $  39,588
                                                               =========


   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                            STATEMENT OF OPERATIONS

                                                              FROM APRIL 2, 1998 (DATE OF INCEPTION)
                                                                    THROUGH FEBRUARY 28, 1999
                                                              --------------------------------------
Revenues....................................................                $      --
Expenses:
  General and administrative................................                  149,578
                                                                            ---------
                                                                              149,578
                                                                            ---------
Loss before income taxes....................................                 (149,578)
                                                                            ---------
Benefit from income taxes (Note 5)..........................                       --
                                                                            ---------
Net loss....................................................                $(149,578)
                                                                            =========

   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                            STATEMENT OF CASH FLOWS

                                                              FROM (DATE OF INCEPTION)
                                                                    APRIL 2, 1998
                                                              THROUGH FEBRUARY 28, 1999
                                                              -------------------------
Cash flows used in operating activities:
  Net loss..................................................          $(149,578)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Changes in assets and liabilities
       Accounts payable and accrued liabilities.............             87,308
       Due to stockholder...................................             62,260
                                                                      ---------
          Total adjustments.................................            149,568
                                                                      =========
       Net cash used in operating activities................                (10)
                                                                      ---------
Cash flows provided by financing activities
  Issuance of common stock..................................                 10
                                                                      ---------
  Net cash flows provided by financing activities...........                 10
                                                                      ---------
Net change in cash and cash equivalents.....................                 --
Cash and cash equivalents at beginning of period............                 --
                                                                      ---------
Cash and cash equivalents at end of period..................          $      --
                                                                      =========
Supplemental schedule of noncash investing activities
  Transfer of equipment from related party..................          $  39,588
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                 STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT


                                                                       DEFICIT
                                                                     ACCUMULATED
                                                   COMMON STOCK      DURING THE         TOTAL
                                                 ----------------    DEVELOPMENT    STOCKHOLDER'S
                                                 SHARES    AMOUNT       STAGE          DEFICIT
                                                 ------    ------    -----------    -------------
Balance, April 2, 1998.........................     --      $--       $      --       $      --
Issuance of 1,000 shares common stock on April
  2, 1998 at no par value......................  1,000       10              --              10
Net loss for the period ended February 28,
  1999.........................................     --       --        (149,578)       (149,578)
                                                 -----      ---       ---------       ---------
Balance, February 28, 1999.....................  1,000      $10       $(149,578)      $(149,568)
                                                 =====      ===       =========       =========


   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.  BUSINESS AND ORGANIZATION


     ZAP.COM Corporation (formerly known as Zap Internetworks, Inc), a Nevada corporation (the "Company", "ZAP.COM") was incorporated in April 1998 and is a wholly-owned subsidiary of Zapata Corporation ("Zapata"). ZAP.COM is a development stage company which was formed to engage in an Internet-related business through the development of a branded network of linked banners. The Company has not yet commenced significant operations, and its only activity to date has been research and investigation of Internet related opportunities, the development of the Company's business model. In order to successfully execute its business model, the Company must acquire and integrate technology systems and infrastructure, contract with Web sites to participate in the Company's network, and complete the public registration and sale of a portion of its equity. The business model to be employed by the Company and its potential for profit is unproven. Through the rights offering, the Company may not raise the necessary capital to fund the investment needs of its business, thereby adversely effecting the Company's ability to grow its network unless additional capital is obtained through debt or equity financing. The Company anticipates incurring significant operating losses and capital expenditures for the foreseeable future. The Company has adopted a fiscal year-end of December 31.


NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying financial statements are presented as if the Company had existed as a corporation separate from Zapata Corporation for the periods presented and include the historical assets, liabilities, revenues and expenses that are directly related to the business that will comprise the Company's operations.

     General and administrative expenses reflected in the financial statements include allocations of certain corporate expenses from Zapata for which took into consideration personnel, space, estimates of time spent to provide services, or other appropriate bases. Management believes the foregoing allocation of these costs were made on a reasonable basis; however, they do not necessarily equal the costs which would have been or will be incurred by the Company prospectively.

     The financial information included herein may not necessarily reflect the financial position and results of operations of the Company in the future or what the financial position and results of operations of the Company would have been had it been a separate, stand-alone company during the periods covered.

  Property, equipment and depreciation

     Property and equipment are stated at cost, less accumulated depreciation provided on a straight-line method over the estimated useful lives of the respective assets. The Company periodically evaluates its long-lived assets for impairment if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

  Start-up Costs

     In accordance with AICPA Statement of Position 98-5 -- Reporting on the Costs of Start-up Activities, the Company expenses all start-up activities, including organization costs, as they are incurred.

  Income Taxes

     The Company utilizes the liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes. The Company is included in Zapata's consolidated U.S. federal income tax return and its income tax effects are allocated to the Company in proportion to its contribution to consolidated taxable income.

     A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. Primary factors considered by management to determine the size of the allowance include the estimated taxable income level for future years and the limitations on the use of such carryforwards and expiration dates.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  STOCKHOLDER'S DEFICIT

     The Company was incorporated in April 2, 1998 as a wholly-owned subsidiary of Zapata, through the issuance of 1,000 shares of no par value common stock. As of February 28, 1999, the Company has accumulated a deficit during its development stage of $149,578. The Company will continue to incur a development stage deficit until it begins its planned operations, at which point, the Company will accumulate its operating results in retained earnings.


     The Company anticipates amending and restating its Articles of Incorporation to revise its capital structure. Subsequent to the amendment, ZAP.COM's authorized capital stock will be (1) 1,500,000,000 shares of ZAP.COM common stock, par value $.001 per share and (2) 150,000,000 shares of preferred stock, par value $.01 per share, of which 10,000 shares will be designated as Series A preferred stock, 100,000 shares will be designated Series B preferred stock and 149,890,000 shares will be undesignated. The Company also anticipates a 50,000 for one stock split prior to a rights offering.



     Zapata has agreed to contribute $8,000,000 to the Company in exchange for 10,000 shares of Series A preferred stock and 70,000 shares of Series B preferred stock and $50,000 to meet the stated capital requirements of Nevada Law to effectuate the anticipated stock split. If the rights offering is terminated or withdrawn, Zapata has agreed not to pursue ZAP.COM for any expenses which it has paid or will pay on behalf of the Company.


NOTE 4.  PROPERTY AND EQUIPMENT

     Property and equipment consists of server and network equipment which was transferred from a wholly owned subsidiary of Zapata. The equipment transfer was recorded at the cost basis of the assets to the transferor on the transfer date of February 28, 1999. ZAP.COM depreciates these assets over their remaining useful life of approximately 5 years. At February 28, 1999, these assets had a net cost balance of approximately $39,600. No depreciation expense was recorded during the period as the assets were not received until the last day of the period.

NOTE 5.  INCOME TAXES

     For Federal income tax purposes, organizational costs are not deductible until a corporation is liquidated and start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of $52,352.

NOTE 6.  RELATED PARTY TRANSACTIONS

     The Company has utilized the services of the management and staff of its sole shareholder, Zapata, during its start-up period. The actual payroll and related fringe benefit costs for these employees of approximately $62,000 was allocated to the Company using a percentage of time analysis.

     The Company also received server and network equipment from a related entity to operate its Webspace, the ZAP.COM Network and related projects. The Company recorded the assets at the cost to the transferor of approximately $39,600. No gain or loss was recognized on the transaction.


     During 1998, LFG, Inc. commenced a legal action against Zapata and Zap Corp. (a wholly-owned subsidiary of Zapata and an affiliate of the Company). The action alleged that Zapata and Zap Corp. were guilty of trademark infringement and other federal and state statutes because of their use of Zap trade name and the Internet domain name "Zap.com." In April 1999, Zapata and Zap Corp. reached an agreement in principal with LFG that secured a general release from the action in exchange for a cash payment and the furnishing of limited advertising for LFP on Zap Corp.'s Web site for a two year period. Additionally, LFG agreed not to sue or otherwise oppose the use by Zapata or its subsidiaries and successors and assigns for the use of the "Zap" mark in connection with specified activities including the use of the "Zap"mark in connection with the Company's network.



     Subsequent to February 28, 1999, all of the Company's accrued liabilities were satisfied by Zapata.



NOTE 7.  SUBSEQUENT EVENT



     During April 1999, the Company's Board of Directors and sole stockholder approved the Company's 1999 Long-Term Incentive Plan and Non-Employee's Directors Plan. The 1999 Incentive Plan provides that awards may be made thereunder of stock options, restricted stock grants, stock appreciation rights and cash awards. At no time may the stock or stock based awards under the Plan exceed 14.5% of the Company's issued and outstanding shares of common stock. The 1999 Directors Plan provides for the grant of stock options to directors of the Company who are not employees at an exercise price that is not less than fair market value. The plan provides that awards made under the Plan may not exceed 1.5% of the Company's issued and outstanding shares of common stock.



     On April 12, 1999, the Company granted to its executives, key employees and others, options for the purchase of up to 755,000 shares of common stock at an exercise price of $5.00 per share. The options generally vest ratably over a three year period following the date of grant.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              13,612,000 SHARES OF

                                  COMMON STOCK


                  (13,612,000 RIGHTS TO PURCHASE COMMON STOCK)



                              3,000,000 SHARES OF


                                  COMMON STOCK

                              ZAP.COM CORPORATION

                                     [LOGO]


     Until             , 1999, all dealers that buy or sell or trade in our
securities, whether or not participating in this offering, may be required to deliver a prospectus.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered hereby are itemized below.


Securities and Exchange Commission registration fee.........  $ 30,275
Nasdaq Listing fee..........................................    95,000
Accounting fees and expenses................................   175,000
Legal fees and expenses.....................................   325,000
Printing and engraving expenses.............................    75,000
Subscription Agent, Transfer Agent and Registrar fees and
  expenses..................................................   100,000
Information Agent Miscellaneous.............................    49,725
                                                              --------
          Total.............................................  $850,000
                                                              ========


---------------
* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS


     ZAP.COM's Restated Articles of Incorporation and Amended and Restated By-Laws limit the liability of directors to the fullest extent permitted by Nevada law. This is intended to eliminate the potential liabilities of ZAP.COM's officers and directors for breach of their fiduciary duties as directors, except under certain circumstances, including (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the willful or grossly negligent payment of unlawful distributions.



     The Nevada Corporation Law and ZAP.COM's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws authorize indemnification of a director, officer, employee or agent of ZAP.COM against expenses incurred by him or her in connection with any action, suit or proceeding to which such person is named a party by reason of having acted or served in such capacity, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of ZAP.COM and, with respect to any criminal proceeding had no reasonable cause to believe his conduct was unlawful. With respect to judgments or settlement obtained against a director, officer, employee or agent of ZAP.COM resulting from lawsuits filed by ZAP.COM or derivative suits filed on behalf of ZAP.COM, such a person cannot be indemnified for such expenses unless and only to the extent that a court determines that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling ZAP.COM pursuant to the foregoing provisions, ZAP.COM has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.


     In April 1998, ZAP.COM issued 1,000 shares of common stock to Zapata. Prior to the closing of the rights offering, ZAP.COM will effect a 50,000-for-one share stock split and in connection with such split, Zapata contributed $50,000 to the Company's capital. No underwriters, brokers or other agents were involved in these transactions. These securities were issued pursuant to an exemption provided by Section 4(2) of the Securities Act.



     Prior to the closing of the rights offering and if made, the stock distribution, ZAP.COM will issue to Zapata 10,000 shares of Series A preferred stock and 70,000 shares of its Series B Preferred Stock. No underwriters, brokers or other agents will be involved in this transaction. These securities will be issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.



ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS


     (a) Exhibits:


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   3.1    Form of Restated Articles of Incorporation of ZAP.COM
   3.2    Form of Amended and Restated By-laws of ZAP.COM*
   4.1    Form of Specimen Stock Certificate**
   4.2    Form of Subscription Certificate for the Rights**
   4.3    Form of Warrant to be issued to American Internetwork Sports
            Company, LLC**
   4.5    ZAP.COM 1999 Long-Term Incentive Plan**
   4.6    ZAP.COM 1999 Non-Employees Directors Plan**
   5.1    Opinion of Woods, Oviatt, Gilman, Sturman & Clarke LLP**
  10.1    Form of Investment and Distribution Agreement between
            ZAP.COM and Zapata
  10.2    Form of Services Agreement between ZAP.COM and Zapata*
  10.3    Form of Tax Sharing and Indemnity Agreement between ZAP.COM and Zapata
  10.4    Form of Registration Rights Agreement between ZAP.COM and
            Zapata
  10.5    Form of Consulting Agreement between ZAP.Com and American
            Internetwork Sports Company, LLC**
  10.6    Form of Registration Rights Agreement between ZAP.COM and
            American Internetwork Sports Company, LLC**
  23.1    Consent of PricewaterhouseCoopers LLP
  23.2    Consent of Woods, Oviatt, Gilman, Sturman & Clarke LLP
            (contained in Exhibit 5)**
  27      Financial Data Schedule**


---------------
**  To be filed by amendment.


 *  Previously filed.



     (b) No Financial Statements Schedules are filed a part of this registration statement.

ITEM 17.  UNDERTAKINGS.


     The undersigned registrant hereby undertakes:



     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in 'Calculation of Registration Fee' table in the effective registration statement;



        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and



        (iv)  To reflect the results of this offering.



     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     If the registrant relies on Rule 430A under the Securities Act, the registrant will:

          (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

          (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered therein and that offering of such securities at that time as the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on July 2, 1999.


                                          ZAP.COM CORPORATION

                                          By:       /s/ AVRAM GLAZER
                                            ------------------------------------
                                              Name: Avram Glazer
                                              Title:  Chief Executive Officer
                                              and President


     In accordance with the requirements of the Securities Act, this Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in their capacities and on the date signed.



                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----
                 /s/ AVRAM GLAZER                    Chairman of the Board of             July 2, 1999
---------------------------------------------------    Directors, Director, Chief
                  (Avram Glazer)                       Executive Officer and President

                /s/ LEONARD DISALVO                  Vice President Finance, Chief        July 2, 1999
---------------------------------------------------    Financial Officer and Principal
                 (Leonard DiSalvo)                     Accounting Officer

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   3.1    Form of Restated Articles of Incorporation of ZAP.COM
   3.2    Form of Amended and Restated By-laws of ZAP.COM*
   4.1    Form of Specimen Stock Certificate**
   4.2    Form of Subscription Certificate for the Rights**
   4.3    Form of Warrant to be issued to American Internetwork Sports
            Company, LLC**
   4.5    ZAP.COM 1999 Long-Term Incentive Plan**
   4.6    ZAP.COM 1999 Non-Employees Directors Plan**
   5.1    Opinion of Woods, Oviatt, Gilman, Sturman & Clarke LLP**
  10.1    Form of Investment and Distribution Agreement between
            ZAP.COM and Zapata
  10.2    Form of Services Agreement between ZAP.COM and Zapata*
  10.3    Form of Tax Sharing and Indemnity Agreement between ZAP.COM and Zapata
  10.4    Form of Registration Rights Agreement between ZAP.COM and
            Zapata
  10.5    Form of Consulting Agreement between ZAP.Com and American
            Internetwork Sports Company, LLC**
  10.6    Form of Registration Rights Agreement between ZAP.COM and
            American Internetwork Sports Company, LLC**
  23.1    Consent of PricewaterhouseCoopers LLP
  23.2    Consent of Woods, Oviatt, Gilman, Sturman & Clarke LLP
            (contained in Exhibit 5)**
  27      Financial Data Schedule**


---------------

**  To be filed by amendment.



 *  Previously filed.